As filed with the Securities and Exchange Commission on February 8, 2017

Registration No. 333- 214049

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	45-4484428
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2800 Woodlawn Drive, Suite 129

Honolulu, Hawaii 96822

(808) 457-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David G. Watumull

President and Chief Executive Officer

Cardax, Inc.

2800 Woodlawn Drive, Suite 129

Honolulu, Hawaii 96822

(808) 457-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard M. Morris, Esq.

Herrick, Feinstein LLP

2 Park Avenue

New York, New York 10016

(212) 592-1400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Stock, $0.001 par value per share, issuable pursuant to the Equity Purchase Agreement	8,820,509	$0.205	$1,808,204.35	$209.57

(1)	We are registering an aggregate of 8,820,509 shares of our common stock, which is comprised of (i) 7,320,509 shares of our common stock (the “Put Shares”) that we may put to Southridge Partners II LP (“Southridge” or the “Selling Stockholder”) pursuant to a private equity purchase agreement (the “Equity Purchase Agreement”) between the Selling Stockholder and the registrant entered into on July 13, 2016, and (ii) 1,500,000 shares of our common stock (the “Initial Shares”) that we issued to Southridge upon execution of the Equity Purchase Agreement. In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Equity Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, computed based upon the average of the closing bid and ask price price per share of the registrant’s common stock on February 6, 2017 on the OTCQB.

(3)	This amount represents the maximum aggregate value of the shares of our common stock covered by this prospectus.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder named herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated February 8, 2017

P R O S P E C T U S

Focusing on the source of inflammationTM

8,820,509 Shares of Common Stock

This prospectus relates to the sale, transfer or other disposition from time to time of up to an aggregate of 8,820,509 shares of our common stock, par value $0.001 per share, by Southridge Partners II LP (“Southridge” or “Selling Stockholder”), which is comprised of (i) 7,320,509 shares of our common stock (the “Put Shares”) that we may put to Southridge pursuant to a private equity purchase agreement (the “Equity Purchase Agreement”) between the Selling Stockholder and the registrant entered into on July 13, 2016, and (ii) 1,500,000 shares of our common stock (the “Initial Shares”) that we issued to Southridge upon execution of the Equity Purchase Agreement.

The Equity Purchase Agreement provides that Southridge is committed to purchase up to $5 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Purchase Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC. For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay us 88% of the lowest closing bid price of our common stock reported by Bloomberg Finance LP during a ten trading day period commencing the date a put notice is delivered, subject to a pre-designated floor.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Stockholder. However, we will receive proceeds from the sale of our Put Shares to Southridge under the Equity Purchase Agreement. The proceeds will be used for product development, commercialization, and general corporate purposes. We will bear all costs associated with this registration. See “Use of Proceeds” for additional information.

The Selling Stockholder identified in this prospectus may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

Our common stock is traded on the OTCQB under the symbol CDXI. On February 6, 2017 , the last reported sale price for our common stock was $0. 19 per share.

These are speculative securities. Please read the “Risk Factors” section beginning on page 6 of this prospectus before making a decision to invest in our common stock.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 201 7

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We are responsible for the information contained in this prospectus. We have not, and the Selling Stockholder has not, authorized anyone to give you any other information, and neither we nor the Selling Stockholder take any responsibility for any other information that others may give you. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

BASIS OF PRESENTATION

Unless otherwise noted, references in this prospectus to “Cardax,” the “Company,” “we,” “our,” or “us” means Cardax, Inc., the registrant, and, unless the context otherwise requires, together with its wholly-owned subsidiary, Cardax Pharma, Inc., a Delaware corporation (“Pharma”), and Pharma’s predecessor, Cardax Pharmaceuticals, Inc., a Delaware corporation (“Holdings”), which merged with and into Cardax, Inc. on December 30, 2015.

FORWARD-LOOKING STATEMENTS

There are statements in this prospectus that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “positioned,” “project,” “propose,” “should,” “strategy,” “will,” or any similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire prospectus carefully, especially the risks discussed under the section entitled “Risk Factors.” Although we believe that our assumptions underlying such forward-looking statements are reasonable, we do not guarantee our future performance, and our actual results may differ materially from those contemplated by these forward-looking statements. Our assumptions used for the purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances, including the development, acceptance and sales of our products and our ability to raise additional funding sufficient to implement our strategy. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. In light of these numerous risks and uncertainties, we cannot provide any assurance that the results and events contemplated by our forward-looking statements contained in this prospectus will in fact transpire. These forward-looking statements are not guarantees of future performance. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, except as required by law.

CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management estimates. Such estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

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RECENT DEVELOPMENTS

Appointment of New Director

On January 4, 2017, our Board of Directors elected Michele Galen to serve as an independent director until our next annual meeting of stockholders. Ms. Galen will receive quarterly equity compensation of $12,500 in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of our common stock under the Cardax, Inc. 2014 Equity Compensation Plan based on the higher of the then current market price or $0.15 per share. Such compensation is subject to adjustment commensurate with any adjustment of compensation for our other independent directors. Additional information regarding Ms. Galen is presented in the “Management” section of this prospectus beginning on page 50.

Our Consumer Health Program

On August 24, 2016, we launched our first commercial product, ZanthoSyn™. On January 25, 2017, we began selling ZanthoSyn™ to GNC stores in Hawaii on a wholesale basis.

ZanthoSyn™ is marketed as a novel astaxanthin dietary supplement with superior absorption and purity. We are using e-commerce and wholesale as our primary sales channel s for ZanthoSyn™.

Astaxanthin is a clinically studied ingredient with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, and liver health. The form of astaxanthin utilized by the Company in ZanthoSyn™ has demonstrated excellent safety in peer-reviewed published studies and is designated as GRAS (Generally Recognized as Safe) according to FDA regulations.

Our ZanthoSyn™ product manufacturing process relies on certain third-party suppliers and this dependence creates several risks, including limited control over pricing, availability, quality, and delivery schedules. In addition, any supply interruption could materially harm our ability to manufacture ZanthoSyn™ until a new source of supply is obtained on acceptable terms. We may be unable to find such other sources in a reasonable time period or on commercially reasonable terms, if at all, which would have an adverse effect on our business, financial condition and results of operations.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read the entire prospectus carefully together with our financial statements and the related notes appearing elsewhere in this prospectus before you decide to invest in our common stock. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed under the heading “Risk Factors” and other sections of this prospectus.

Our Business and Strategy

The Company.

We are a life sciences company devoting substantially all of our efforts to developing safe anti-inflammatory dietary supplements and drugs. We are initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory without the side effects of currently marketed anti-inflammatories. The safety and efficacy of our products has not been directly evaluated in clinical trials or confirmed by the FDA.

Astaxanthin.

Astaxanthin is a powerful and safe naturally occurring anti-inflammatory and anti-oxidant without the side effects typical of anti-inflammatories, such as steroids or NSAIDs, including immune system suppression, liver damage, cardiovascular disease risk, and gastrointestinal bleeding.

Several commercially available astaxanthin consumer health products are designated as Generally Recognized as Safe (“GRAS”) at certain doses, significant clinical and non-clinical research has been conducted with commercially available astaxanthin products, non-clinical research has been conducted with our synthetic astaxanthin product candidates, and a related form of synthetic astaxanthin is approved by the FDA as a color additive for aquaculture use. We therefore believe that nature-identical synthetic astaxanthin products will be safe and effective, even though the safety and efficacy of our product candidates have not been directly evaluated in clinical trials or confirmed by the FDA.

Many anti-inflammatories have significant safety risks and side effects that limit their chronic use. Our ability to develop and commercialize astaxanthin and related products should provide us with a competitive advantage through a novel approach that combines robust efficacy with safety, oral bioavailability, and tissue selectivity.

We believe nature-identical synthetic astaxanthin products with high purity, batch-to-batch consistency, and reliable large-volume supply will increase astaxanthin market acceptance among consumers and suppliers. To date, we believe manufacturing limitations have slowed the broader adoption of astaxanthin. Today’s astaxanthin consumer health market is primarily served by a small number of suppliers that grow or harvest astaxanthin using agricultural methods.

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Strategic Alliances.

We have a Joint Development and Supply Agreement with BASF SE, a German corporation (“BASF”), for the development of a proprietary and scalable synthetic process to cost-effectively manufacture a competitively differentiated, pharmaceutical-grade astaxanthin with a defined molecular structure (“ASTX-1”) in the same isomeric form most prevalent in nature, or “nature-identical,” which will provide an efficient and economical path to mass markets not available to low-volume agricultural astaxanthin producers. BASF has exclusively licensed rights from us to develop and commercialize nature-identical astaxanthin in human consumer health or “nutraceutical” products, and will pay us royalties on future net sales of such products. While we are not currently developing any products with BASF, we may pursue development and commercialization with BASF under this Joint Development and Supply Agreement in the future.

We have a Collaboration Agreement with Capsugel to jointly develop nature-identical synthetic astaxanthin products for the consumer health market that are formulated with Capsugel’s proprietary formulation technology. Under our agreement, Capsugel and we will jointly identify at least one mutually acceptable third-party marketer who will further develop, market and distribute consumer health, nature-identical synthetic astaxanthin products developed under our collaboration. Capsugel will share revenues with us based on net sales of the products we develop in collaboration with Capsugel. In January 2016, we suspended development of a Capsugel Astaxanthin Product, ASTX-1F, based on certain technical issues which, together with other business and regulatory issues, materially impeded the formulation of ASTX-1F as a commercially viable product for the consumer health market.

Our Marketing Strategy.

Awareness of astaxanthin has significantly increased in recent years as the broader scientific community discovered the health benefits of its use. We intend to continue to promote the awareness of the health benefits of astaxanthin through several strategies, including:

●	educating physicians and other healthcare professionals on the benefits of astaxanthin;

●	s ponsoring relevant scientific and medical conferences and presenting or facilitating the presentation of scientific data to physicians, key opinion leaders, and patient groups ;

●	a dvancing a direct-to-consumer internet and social media marketing strategy ;

●	c ontinuing to support scientific research and publication of peer-reviewed papers. To date, we have collaborated on more than fifty such papers, including ten papers published in The American Journal of Cardiology ;

●	c onvening scientific advisory board meetings to review existing and planned scientific research ; and

●	c onducting human clinical trials.

We will also continue to assess and summarize other publications of astaxanthin. In the United States National Library of Medicine’s online repository, PubMed.gov, there are more than 1, 4 00 peer-reviewed journal articles that reference astaxanthin in the title or abstract, over 300 of which were published in the last three years, with the vast majority published by organizations and researchers that are not affiliated with us.

Our Planned Clinical Development.

We plan to raise additional capital or enter into a strategic collaboration to pursue clinical development of our astaxanthin technologies as an over-the-counter drug (“OTC”) and/or prescription drug (“Rx”) after products using our astaxanthin technologies obtain all applicable regulatory approvals or designations necessary for marketing as a consumer health product. We also plan to continue to pursue our other proprietary anti-inflammatory programs based on our zeaxanthin and lycophyll technologies.

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Our Planned Pharmaceutical Program.

We believe that a pharmaceutical program will increase our revenue opportunities. A pharmaceutical product would enable the delivery of astaxanthin with an FDA approved OTC label for disease treatment at consumer-appropriate doses and/or an FDA approved Rx label for disease treatment at physician-recommended doses, and should support increased market penetration. We have patents covering pharmaceutical compositions of astaxanthin esters, allowing us to transition an astaxanthin consumer health product into a pharmaceutical product following requisite clinical trials and FDA approval. We may undertake Phase I and between three to five Phase II human clinical trials, with a range of doses in areas of major consumer health and/or unmet medical need after products using our astaxanthin technologies obtain all applicable regulatory approvals or designations necessary for marketing as a consumer health product. To the extent we commercialize our technologies for pharmaceutical products, we will be subject to regulation by the FDA and other food and drug regulatory authorities. The extent of regulations applicable to our products, and the regulatory designations applicable to our products, will depend upon the nature of the products we ultimately commercialize.

Corporate Information

Our common stock is traded on the OTCQB under the trading symbol “CDXI”. We are a Delaware corporation that acquired our life science business through a merger with Cardax Pharma, Inc., a Delaware corporation, on February 7, 2014.

Our executive offices are located at 2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822; our telephone number is (808) 457-1400. Our website is located at http://www.cardaxpharma.com. The information on our website is not part of this prospectus.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, common referred to as the “JOBS Act.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined I Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act (we will also not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company,” which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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Summary of Risk Factors

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following:

●	We have a history of operating losses and have received a going concern opinion from our auditors.

●	We have limited experience as a commercial company.

●	We are dependent upon the success of our lead astaxanthin technologies, which may not be successfully commercialized.

●	We operate in highly competitive industries, and our failure to compete effectively could adversely affect our market share, financial condition and growth prospects. If competitors are better able to develop and market products that are more effective, or gain greater acceptance in the marketplace than our products, our commercial opportunities may be reduced or eliminated.

●	If we fail to comply with FDA regulations our business could suffer.

●	We may rely on third-party distributors for sales, marketing and distribution activities.

●	We may be subject to product liability claims. Our insurance may not be sufficient to cover these claims, or we may be required to recall our products.

●	If we are unable to obtain and maintain protection of our intellectual property, the value of our products may be adversely affected.

●	Our operating results may fluctuate, which may result in volatility of our share price.

●	If we are unable to manage our expected growth, our future revenue and operating results may be adversely affected.

●	We are highly dependent on our senior management, and if we are not able to retain them or to recruit and retain additional qualified personnel, our business will suffer.

●	Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

●	Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

●	Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

●	We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

●	We are registering an aggregate of 8,820,509 shares of common stock issued or to be issued under the Equity Purchase Agreement. The sale of such shares could depress the market price of our common stock.

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The Offering

Common stock offered by the Selling Stockholder	8,820,509 shares of common stock.

Common Stock outstanding before the offering	86,156,209 shares of common stock as of February 7, 2017 .

Common stock to be outstanding after the offering	93,476,718 shares of common stock, assuming the issuance of all Put Shares under the Equity Purchase Agreement.

Use of proceeds	The Selling Stockholder is selling all of the shares of our common stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our common stock. However, we will receive proceeds from any sale of the common stock to Southridge under the Equity Purchase Agreement. We intend to use the net proceeds received for product development, commercialization, and general corporate purposes. See “Use of Proceeds” on page 23 of this prospectus for more information.

Risk factors	See “Risk Factors” on page 6 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

OTCQB Symbol	CDXI

This offering relates to the resale of up to an aggregate of 8,820,509 shares of our common stock, par value $0.001 per share, by the Selling Stockholder, which is comprised of (i) 7,320,509 shares of our common stock (the “Put Shares”) that we may put to Southridge pursuant to the Equity Purchase Agreement, and (ii) 1,500,000 shares of our common stock (the “Initial Shares”) that we issued to Southridge upon execution of the Equity Purchase Agreement. Assuming the resale of all of the shares being registered in this Registration Statement, such shares would constitute approximately 9.44% of our outstanding common stock.

On July 13, 2016, we entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Southridge and a related registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Equity Purchase Agreement, we have the right (the “Put Right”), but not the obligation, to sell shares of our common stock to Southridge for a period that expires twenty-four (24) months after the effective date of the Equity Purchase Agreement on the terms specified in the Equity Purchase Agreement. The price that we may specify in any exercise of a Put Right (a “Put”) will be determined by calculating a 12% discount to the lowest closing bid price—subject to a pre-designated floor—during a ten trading day period following delivery of a notice (a “Put Notice”) for such Put by us to Southridge (the “Valuation Period”). If Southridge holds Put Shares associated with a particular Put at the end of the Valuation Period related to such Put (“Remainder Shares”), then Southridge agrees to sell such Remainder Shares in an amount not to exceed the greater of (a) twenty percent (20%) of the daily volume the Company’s common stock or (b) $10,000.00 in value during any trading day following the end of such Valuation Period. There are no other trading volume requirements in connection with any Put other than the limitation on the beneficial ownership of our common stock by Southridge. Under certain conditions regarding the market and the shares then held by Southridge, this limitation can significantly reduce the amount of cash that is available to us under the Equity Purchase Agreement.

Upon execution of the Equity Purchase Agreement, we issued 1,500,000 shares of our common stock (the “Initial Shares”) to Southridge, which are not subject to any vesting provisions. These shares will be subject to the registration rights described below. From and after the effective date of the registration statement regarding the Initial Shares and such other shares of common stock that may be issued and sold under the Equity Purchase Agreement, Southridge has the right to sell up to 200,000 of the Initial Shares in any calendar month and we have the right to repurchase up to 200,000 shares of common stock held by Southridge at a price per share equal to $0.067, subject to adjustment for stock splits and similar events.

Pursuant to the terms of the Registration Rights Agreement, we were obligated to file, within 120 days, a registration statement with the SEC covering the Initial Shares and the other shares that may be issued under the Equity Purchase Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 5 business days after the notification from the SEC that the registration statement may be declared effective.

The foregoing summary of the Equity Purchase Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which were filed with our Current Report on Form 8-K on July 13, 2016.

The shares of our common stock issued to Southridge pursuant to the Equity Purchase Agreement will be issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder. The transaction does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about our Company and its investment.

At the assumed offering price of $0.205 per share, we would be able to receive up to $1,500,704 in gross proceeds, assuming the sale of the entire 7,320,509 Put Shares being registered hereunder pursuant to the Equity Purchase Agreement. We would be required to register additional shares to obtain the balance of $5,000,000 under the Equity Purchase Agreement if the market price of the stock remains stable or falls below the assumed offering price of $0.205 . Neither the Equity Purchase Agreement nor any rights or obligations of the parties under the Equity Purchase Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

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Risk Factors

An investment in our common stock, any warrants to purchase our common stock, or any other security that may be issued by us involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Related to Our Business, Industry and Financial Condition

We have a history of operating losses and have received a going concern opinion from our auditors.

We have incurred substantial net losses since our inception and may continue to incur losses for the foreseeable future, as we continue our product development activities. As a result of our limited operating history, we have limited historical financial data that can be used in evaluating our business and our prospects and in projecting our future operating results. Through September 30, 2016, we have accumulated a total deficit of $55,538,083 .

Additionally, we have received a “going concern” opinion from our independent registered public accounting firm. As reflected in the consolidated financial statements that are filed with this prospectus, we have been pre-revenue company with no material amount of earned revenue since our inception and just recently launched our first commercial product on August 24, 2016. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and implement our business plan. If we are unable to achieve or sustain profitability or to secure additional financing on acceptable terms, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our common stock holders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms. Our consolidated financial statements contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern.

We have limited experience as a commercial company.

On August 24, 2016, we launched our first commercial product, ZanthoSyn™ and we have limited sales to date. As such, we have limited historical financial data upon which to base our projected revenue, planned operating expenses or upon which to evaluate our company and our commercial prospects. Based on our limited experience in developing and marketing new products, we may not be able to effectively:

●	drive adoption of our current and future products, including ZanthoSyn™;

●	attract and retain customers for our products;

●	provide appropriate levels of customer support for our products;

●	implement an effective marketing strategy to promote awareness of our products;

●	develop, manufacture and commercialize new products or achieve an acceptable return on our research and development efforts and expenses;

●	comply with regulatory requirements applicable to our products;

●	anticipate and adapt to changes in our market;

●	maintain and develop strategic relationships with vendors and manufacturers to acquire necessary materials for the production of our existing or future products;

●	scale our manufacturing activities to meet potential demand at a reasonable cost;

●	avoid infringement and misappropriation of third-party intellectual property;

●	obtain any necessary licenses to third-party intellectual property on commercially reasonable terms;

●	obtain valid and enforceable patents that give us a competitive advantage;

●	protect our proprietary technology; and

●	attract, retain and motivate qualified personnel.

In addition, a high percentage of our expenses is and will continue to be fixed. Accordingly, if we do not generate revenue as and when anticipated, our losses may be greater than expected and our operating results will suffer

We are dependent upon the success of our lead astaxanthin technologies, which may not be successfully commercialized.

While the FDA does not require clinical trials for consumer health products such as dietary ingredients/supplements and food additives, we plan to conduct clinical trials to demonstrate the safety and efficacy of our product(s) in humans. A failure of any clinical trial can occur at any stage of testing. The results of initial clinical testing of this product may not necessarily indicate the results that will be obtained from later or more extensive testing. Additionally, any observations made with respect to blinded clinical data are inherently uncertain as we cannot know which set of data come from patients treated with an active drug versus the placebo vehicle. Investors are cautioned not to rely on observations coming from blinded data and not to rely on initial clinical trial results as necessarily indicative of results that will be obtained in subsequent clinical trials.

Additionally, our products will be subject to a variety of FDA and other food and drug regulatory regimes. The extent of regulations applicable to our products, and the designations our products may receive from regulatory agencies such as the FDA, are dependent upon the nature and development of our future products and how such products are ultimately commercialized and marketed.

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A number of different factors could prevent us from conducting a clinical trial or commercializing our product candidates on a timely basis, or at all.

We, the FDA, other applicable regulatory authorities or an institutional review board, or IRB, may suspend clinical trials of a product candidate at any time for various reasons, including if we or they believe the subjects or patients participating in such trials are being exposed to unacceptable health risks. Among other reasons, adverse side effects of a product candidate on subjects or patients in a clinical trial could result in the FDA or other regulatory authorities suspending or terminating the trial and refusing to approve a particular product candidate for any or all indications of use.

Clinical trials of a product require the enrollment of a sufficient number of patients, including patients who are suffering from the disease or condition the product candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, and delays in patient enrollment can result in increased costs and longer development times.

Clinical trials also require the review and oversight of IRBs, which approve and continually review clinical investigations and protect the rights and welfare of human subjects. An inability or delay in obtaining IRB approval could prevent or delay the initiation and completion of clinical trials, and the FDA may decide not to consider any data or information derived from a clinical investigation not subject to initial and continuing IRB review and approval.

Numerous factors could affect the timing, cost or outcome of our drug development efforts, including the following:

●	delays in filing or acceptance of investigational drug applications for our product candidates;

●	difficulty in securing centers to conduct clinical trials;

●	conditions imposed on us by the FDA or comparable foreign authorities that are applicable to our business regarding the scope or design of our clinical trials;

●	problems in engaging IRBs to oversee trials or problems in obtaining or maintaining IRB approval of studies;

●	difficulty in enrolling patients in conformity with required protocols or projected timelines;

●	third-party contractors failing to comply with regulatory requirements or to meet their contractual obligations to us in a timely manner;

●	our product candidates having unexpected and different chemical and pharmacological properties in humans than in laboratory testing and interacting with human biological systems in unforeseen, ineffective or harmful ways;

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●	the need to suspend or terminate clinical trials if the participants are being exposed to unacceptable health risks;

●	insufficient or inadequate supply or quality of our product candidates or other materials necessary to conduct our clinical trials;

●	effects of our product candidates not being the desired effects or including undesirable side effects or the product candidates having other unexpected characteristics;

●	the cost of our clinical trials being greater than we anticipate;

●	negative or inconclusive results from our clinical trials or the clinical trials of others for similar product candidates or inability to generate statistically significant data confirming the efficacy of the product being tested;

●	changes in the FDA’s requirements for testing during the course of that testing;

●	reallocation of our limited financial and other resources to other programs; and

●	adverse results obtained by other companies developing similar products.

It is possible that none of the product candidates that we may develop will obtain the appropriate regulatory approvals necessary to begin selling them or that any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. The time required to obtain FDA and other approvals is unpredictable, but often can take years following the commencement of clinical trials, depending upon the complexity of the product candidate. Any analysis we perform of data from clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenue from the particular product candidate.

We also must comply with clinical trial and post-approval safety and adverse event reporting requirements. Adverse events related to our products must be reported to the FDA in accordance with regulatory timelines based on their severity and expectedness. Failure to make timely safety reports and to establish and maintain related records could result in withdrawal of marketing authorization.

We may also become subject to numerous foreign regulatory requirements governing the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process includes all of the risks associated with the FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Approval by the FDA does not assure approval by regulatory authorities outside of the United States.

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We have limited experience in managing communications with regulatory agencies, including filing investigational new drug applications, filing new drug applications, submission of promotional materials and generally directing the regulatory processes in all territories.

We may be responsible for managing communications with regulatory agencies, including filing investigational new drug applications, filing new drug applications, submission of promotional materials and generally directing the regulatory processes in all territories. We have limited experience directing such activities and may not be successful with our planned development strategies, on the planned timelines, or at all. Even if any of our product candidates are designated for “fast track” or “priority review” status or if we seek approval under accelerated approval (Subpart H) regulations, such designation or approval pathway does not necessarily mean a faster development process or regulatory review process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Accelerated development and approval procedures will only be available if the indications for which we are developing products remain unmet medical needs and if our clinical trial results support use of surrogate endpoints, respectively. Even if these accelerated development or approval mechanisms are available to us, depending on the results of clinical trials, we may elect to follow the more traditional approval processes for strategic and marketing reasons, since drugs approved under accelerated approval procedures are more likely to be subjected to post-approval requirements for clinical studies to provide confirmatory evidence that the drugs are safe and effective. If we fail to conduct any such required post-approval studies or if the studies fail to verify that any of our product candidates are safe and effective, our FDA approval could be revoked. It can be difficult, time-consuming and expensive to enroll patients in such clinical trials because physicians and patients are less likely to participate in a clinical trial to receive a drug that is already commercially available. Drugs approved under accelerated approval procedures also require regulatory pre-approval of promotional materials that may delay or otherwise hinder commercialization efforts.

We operate in highly competitive industries, and our failure to compete effectively could adversely affect our market share, financial condition and growth prospects. If competitors are better able to develop and market products that are more effective, or gain greater acceptance in the marketplace than our products, our commercial opportunities may be reduced or eliminated.

The consumer health and pharmaceutical industries are constantly evolving, and scientific advances are expected to continue at a rapid pace. This results in intense competition among companies operating in the industry. Other, larger companies may have, or may be developing, products that compete with our products and may significantly limit the market acceptance of our products or render them obsolete. Our technical and/or business competitors would include major pharmaceutical companies, biotechnology companies, consumer health companies, universities and nonprofit research institutions and foundations. Most of these competitors have significantly greater research and development capabilities than we have, as well as substantial marketing, financial and managerial resources. ZanthoSyn, our lead product, is expected to primarily compete against consumer health and pharmaceutical products that provide anti-inflammatory benefits. In addition, there are several other companies, both public and private, that service the same markets as we do, all of which compete to some degree with us.

The primary competitive factors facing us include safety, efficacy, price, quality, breadth of product line, manufacturing quality and capacity, service, marketing and distribution capabilities. Our current and future competitors may have greater resources, more widely accepted and innovative products and stronger name recognition than we do. Our ability to compete is affected by our ability, or that of our strategic partners, to:

●	develop or acquire new products and innovative technologies;

●	obtain regulatory clearance and compliance for our products;

●	manufacture and sell our products cost-effectively;

●	meet all relevant quality standards for our products in their particular markets;

●	respond to competitive pressures specific to each of our geographic and product markets;

●	protect the proprietary technology of our products and avoid infringement of the proprietary rights of others;

●	market our products;

●	attract and retain skilled employees, including sales representatives;

●	maintain and establish distribution relationships; and

●	engage in acquisitions, joint ventures or other collaborations.

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Competitors could develop products that are more effective, achieve favorable reimbursement status from third-party payors, cost less or are ready for commercial introduction before our products. If our competitors are better able to develop and patent products earlier than we can, or develop more effective and/or less expensive products that render our products obsolete or non-competitive, our business will be harmed and our commercial opportunities will be reduced or eliminated.

We believe that the market in which we compete in is also highly sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. In the United States, we expect to also compete for sales with heavily advertised national brands manufactured by large pharmaceutical, biotechnology, and consumer health companies, as well as other retailers.

As some products gain market acceptance, we may experience increased competition for those products as more participants enter the market. Currently, we are not a manufacturer. To the extent that we engage third-party manufacturers or use strategic alliances to produce our products, our manufacturing capabilities may not be adequate or sufficient to compete with large scale, direct or third-party manufacturers. Certain of our potential competitors are larger than us and have longer operating histories, customer bases, greater brand recognition and greater resources for marketing, advertising and product promotion. They may be able to secure inventory from vendors on more favorable terms, operate with a lower cost structure or adopt more aggressive pricing policies. In addition, our potential competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and our attempt to do so may require us to increase marketing and/or reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, financial condition and growth prospects.

Market acceptance of ZanthoSyn and any future products are vital to our future success.

The commercial success of ZanthoSyn and any future products is dependent upon the acceptance of such products. ZanthoSyn and any future products may not gain and maintain any significant degree of market acceptance among potential users, healthcare providers, or acceptance by third-party payors, such as health insurance companies. The health applications for ZanthoSyn and any future products can also be addressed by other products or techniques. The medical community widely accepts alternative treatments, and certain of these other treatments have a long history of use. We cannot be certain that our proposed products and the procedures in which they are used will be able to replace those established treatments or that users will accept and utilize our products or any other medical products that we may market.

Market acceptance will depend upon numerous factors, many of which are not under our control, including:

●	the safety and efficacy of our products;

●	favorable regulatory approval and product labeling;

●	the availability, safety, efficacy and ease of use of alternative products or treatments;

●	our ability to educate potential users on the advantages of our products;

●	the price of our products relative to alternative technologies; and

●	the availability of third-party reimbursement.

If our proposed products do not achieve significant market acceptance, our future revenues and profitability would be adversely affected.

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The pharmaceutical and consumer health industries are subject to extensive and complex healthcare regulation. Any determination that we have violated federal or state laws applicable to us that regulate healthcare would have a material adverse effect on our business, prospects and financial condition.

Federal and state laws regulating healthcare are extensive and complex. The laws applicable to our business are subject to evolving interpretations, and therefore we cannot be sure that a review of our operations by federal or state courts or regulatory authorities will not result in a determination that we have violated one or more provisions of federal or state law. Any such determination could have a material adverse effect on our business, prospects and financial condition.

If we fail to comply with FDA regulations our business could suffer.

The manufacture and marketing of pharmaceutical and consumer health products are subject to extensive regulation by the FDA and foreign and state regulatory authorities. In the United States, pharmaceutical and consumer health companies such as ours must comply with laws and regulations promulgated by the FDA. These laws and regulations require various authorizations prior to a product being marketed in the United States. Manufacturing facilities and practices are also subject to FDA regulations. The FDA regulates the clinical testing, manufacture, labeling, sale, distribution and promotion of pharmaceutical and consumer health products in the United States. Our failure to comply with regulatory requirements, including any future changes to such requirements, could have a material adverse effect on our business, prospects, financial condition and results of operations.

Even after clearance or approval of a product, we are subject to continuing regulation by the FDA, including the requirements of registering our facilities and listing our products with the FDA. We are subject to reporting regulations. These regulations require us to report to the FDA if any of our products may have caused or contributed to a death or serious injury and such product or a similar product that we market would likely cause or contribute to a death or serious injury. Unless an exemption applies, we must report corrections and removals to the FDA where the correction or removal was initiated to reduce a risk to health posed by the product or to remedy a violation of the Food, Drug and Cosmetic Act. The FDA also requires that we maintain records of corrections or removals, regardless of whether such corrections and removals are required to be reported to the FDA. In addition, the FDA closely regulates promotion and advertising, and our promotional and advertising activities could come under scrutiny by the FDA.

The FDA also requires that manufacturing be in compliance with its Quality System Regulation, or QSR. The QSR covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of our products. Our failure to maintain compliance with the QSR requirements could result in the shutdown of, or restrictions on, our manufacturing operations, to the extent we have any, and the recall or seizure of our products, which would have a material adverse effect on our business. In the event that one of our suppliers fails to maintain compliance with our quality requirements, we may have to qualify a new supplier and could experience manufacturing delays as a result.

The FDA has broad enforcement powers. If we violate applicable regulatory requirements, the FDA may bring enforcement actions against us, which could have a material adverse effect on our business, prospects, financial condition and results of operations. Violations of regulatory requirements, at any stage, including after approval, may result in various adverse consequences, including the delay by a regulatory agency in approving or refusal to approve a product, withdrawal or recall of an approved product from the market, other voluntary agency-initiated action that could delay further development or marketing, as well as the imposition of criminal penalties against the manufacturer and NDA holder.

The extent of FDA regulations applicable to us, and whether our products are ultimately designated as drugs (including active pharmaceutical ingredients) or dietary supplements (including dietary ingredients), will depend upon how our products are ultimately commercialized. Because we are currently evaluating the extent of our pharmaceutical program, we are unable to determine the extent of FDA regulations applicable to our product candidates. Furthermore, our products may be commercialized by us or by other parties through licensing arrangements, joint ventures, or other alliances, and our burden of complying with any regulations applicable to our product candidates will depend upon the nature and extent of any relationships with such partners. While consumer health products are not as extensively regulated as pharmaceutical products, the extent of any other regulatory regimes to which we may be subject will depend upon the specific products we ultimately produce.

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Recently enacted and future legislation may increase the difficulty and cost for us to commercialize our product candidates and affect the prices we may obtain.

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product candidate for which we obtain marketing approval.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or Medicare Modernization Act, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly by establishing Medicare Part D and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs under Medicare Part B. In addition, this legislation provided authority for limiting the number of drugs that Medicare will cover in any therapeutic class under the new Medicare Part D program. Cost reduction initiatives and other provisions of this legislation could decrease the coverage and reimbursement rate that we receive for any of our approved products. While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or, collectively, the Affordable Care Act, a law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against healthcare fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on pharmaceutical and medical device manufacturers and impose additional health policy reforms. Among other things, the Affordable Care Act expanded manufacturers’ rebate liability under the Medicaid Drug Rebate Program by increasing the minimum rebate for both branded and generic drugs, effective the first quarter of 2010, and revising the definition of “average manufacturer price,” or AMP, for reporting purposes, which could increase the amount of Medicaid drug rebates manufacturers are required to pay to states. The legislation also extended Medicaid drug rebates, previously due only on fee-for-service utilization, to Medicaid managed care utilization, and created an alternative rebate formula for certain new formulations of certain existing products that is intended to increase the amount of rebates due on those drugs. The Centers for Medicare and Medicaid Services, which administers the Medicaid Drug Rebate Program, also has proposed to expand Medicaid drug rebates to the utilization that occurs in the United States territories, such as Puerto Rico and the Virgin Islands. Also effective in 2010, the Affordable Care Act expanded the types of entities eligible to receive discounted 340B pricing, although, with the exception of children’s hospitals, these newly eligible entities will not be eligible to receive discounted 340B pricing on orphan drugs. In addition, because 340B pricing is determined based on AMP and Medicaid drug rebate data, the revisions to the Medicaid rebate formula and AMP definition described above could cause the required 340B discounts to increase. Furthermore, as of 2011, the new law imposes a significant annual fee on companies that manufacture or import branded prescription drug products and requires manufacturers to provide a 50% discount off the negotiated price of prescriptions filled by beneficiaries in the Medicare Part D coverage gap, referred to as the “donut hole.” Substantial new provisions affecting compliance have also been enacted, which may affect our business practices with healthcare practitioners. Notably, a significant number of provisions are not yet, or have only recently become, effective. Although it is too early to determine the full effect of the Affordable Care Act, the new law appears likely to continue the downward pressure on pharmaceutical pricing, especially under the Medicare program, and may also increase our regulatory burdens and operating costs.

In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. In August 2011, the President signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee on Deficit Reduction did not achieve a targeted deficit reduction of at least $1.2 trillion for fiscal years 2012 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of up to 2% per fiscal year.

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We expect that the Affordable Care Act, as well as other healthcare reform measures that have and may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product, and could seriously harm our future revenues. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our products.

The Affordable Care Act and other regulations regarding the United States healthcare system are subject to substantial reformation. For example, some members of the United States Congress have proposed delaying the implementation of the Affordable Care Act or the repeal of this legislation. The legislation has not been repealed. In addition, President Obama has, and may continue, to modify the Affordable Care Act through executive orders and we cannot provide any assurance of the effect of any such modifications. We are not able to provide any assurance that the continued healthcare reform debate will not result in legislation, regulation or executive action by the President of the United States that is adverse to our business.

We rely on third parties to supply and manufacture our proposed products. If these third parties do not perform as expected or if our agreements with them are terminated, our business, prospects, financial condition and results of operations would be materially adversely affected.

We outsource our manufacturing to third parties. Our reliance on contract manufacturers and suppliers exposes us to risks, including the following:

●	We rely on our suppliers and manufacturers to provide us with the needed products or components in a timely fashion and of an acceptable quality. An uncorrected defect or supplier’s variation in a component could harm our or our third-party manufacturers’ ability to manufacture, and our ability to sell, products and may subject us to product liability claims.

●	The facilities of our third-party manufacturers must satisfy production and quality standards set by applicable regulatory authorities. Regulatory authorities periodically inspect manufacturing facilities to determine compliance with these standards. If we or our third-party manufacturers fail to satisfy these requirements, the facilities could be shut down.

●	These manufacturing operations could also be disrupted or delayed by fire, earthquake or other natural disaster, a work stoppage or other labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there was any such disruption to any of these manufacturing facilities, our third-party manufacturers would potentially be unable to manufacture our products.

●	A third-party manufacturer or supplier could decide to terminate our manufacturing or supply arrangement, including due to a disagreement between us and such third-party manufacturer, if the third-party manufacturer determines not to further manufacture our products, or if we fail to comply with our obligations under such arrangements.

●	If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

We currently rely on a limited number of suppliers to provide key components for our products. If these or other suppliers become unable to provide components in the volumes needed or at an acceptable price or quality, we would have to identify and qualify acceptable replacements from alternative suppliers. We may experience stoppages in the future. We may not be able to find a sufficient alternative supplier in a reasonable time period, or on commercially reasonable terms, if at all, and our ability to produce and supply our products could be impaired.

To the extent we are able to identify alternative suppliers, qualifying suppliers is a lengthy process. There are a limited number of manufacturers and suppliers that may satisfy applicable requirements. In addition, FDA regulations may require additional testing of any components from new suppliers prior to our use of these materials or components, which testing could delay or prevent the supply of components. Moreover, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products, which could take a significant period of time.

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Each of these risks could delay the development or commercialization of our products or result in higher costs or deprive us of potential product revenues. Furthermore, delays or interruptions in the manufacturing process could limit or curtail our ability to meet demand for our products and/or make commercial sales, unless and until the manufacturing capability at the facilities are restored and re-qualified or alternative manufacturing facilities are developed or brought on-line and “scaled up.” Any such delay or interruption could have a material adverse effect on our business, prospects, financial condition and results of operations.

An unexpected interruption or shortage in the supply or significant increase in the cost of components could limit our ability to manufacture any products, which could reduce our sales and margins.

To the extent we engage in relationships with contract manufacturers in the future, an unexpected interruption of supply or a significant increase in the cost of components, whether to us or to our contract manufacturers for any reason, such as regulatory requirements, import restrictions, loss of certifications, disruption of distribution channels as a result of weather, terrorism or acts of war, or other events, could result in significant cost increases and/or shortages of our products. Our inability to obtain a sufficient amount of products or to pass through higher cost of products we offer could have a material adverse effect on our business, financial condition or results of operations.

We have limited experience in marketing our products and services.

We have undertaken limited marketing efforts for ZanthoSyn and any future products and services. Our sales and marketing teams, and/or those of our strategic partners, will compete against the experienced and well-funded sales organizations of competitors. Our future revenues and ability to achieve profitability will depend largely on the effectiveness of our sales and marketing team, and we will face significant challenges and risks related to marketing our services, including, but not limited to, the following:

●	the ability of sales representatives to obtain access to or persuade adequate numbers of healthcare providers to promote and/or purchase and use our products and services;

●	the ability to recruit, properly motivate, retain, and train adequate numbers of qualified sales and marketing personnel;

●	the costs associated with hiring, training, maintaining, and expanding an effective sales and marketing team; and

●	assuring compliance with government regulatory requirements affecting the healthcare industry in general and our products in particular.

We may seek to establish a network of distributors in selected markets to market, sell and distribute our products. If we fail to select or use appropriate distributors, or if the sales and marketing strategies of such distributors prove ineffective in generating sales of our products, our future revenues would be adversely affected and we might never become profitable.

We may rely on third-party distributors for sales, marketing and distribution activities.

We may rely on third-party distributors to sell, market, and distribute ZanthoSyn and any future products. Because we may rely on third-party distributors for sales, marketing and distribution activities, we may be subject to a number of risks associated with our dependence on these third-party distributors, including:

●	lack of day-to-day control over the activities of third-party distributors;

●	third-party distributors may not fulfill their obligations to us or otherwise meet our expectations;

●	third-party distributors may terminate their arrangements with us on limited or no notice or may change the terms of these arrangements in a manner unfavorable to us for reasons outside of our control; and

●	disagreements with our distributors could require or result in costly and time-consuming litigation or arbitration.

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If we fail to establish and maintain satisfactory relationships with third-party distributors, we may be unable to sell, market and distribute our products, our future revenues and market share may not grow as anticipated, and we could be subject to unexpected costs which would harm our results of operations and financial condition. There is no assurance that our sales through GNC stores will continue on terms that are favorable to us or at all.

Commercialization of our products and services will require us to build and maintain sophisticated sales and marketing teams.

We have limited prior experience with commercializing our products. To successfully commercialize our products and services, we will need to establish and maintain sophisticated sales and marketing teams. While we intend to use current Company employees and service providers to lead our marketing efforts, we may choose to expand our marketing and sales team. Experienced sales representatives may be difficult to locate and retain, and all new sales representatives will need to undergo extensive training. There is no assurance that we will be able to recruit and retain sufficiently skilled sales representatives, or that any new sales representatives will ultimately become productive. If we are unable to recruit and retain qualified and productive sales personnel, our ability to commercialize our products and to generate revenues will be impaired, and our business will be harmed.

We may not be able to establish or maintain the third-party relationships that are necessary to develop or potentially commercialize some or all of our product candidates.

We expect to depend on collaborators, partners, licensees, contract research organizations, contract manufacturing organizations, clinical research organizations and other third parties to support our discovery efforts, to formulate product candidates, to manufacture our product candidates and to conduct clinical trials for some or all of our product candidates. We cannot guarantee that we will be able to successfully negotiate agreements for or maintain relationships with collaborators, partners, licensees, contractors, clinical investigators, vendors and other third parties on favorable terms, if at all. Our ability to successfully negotiate such agreements will depend on, among other things, potential partners’ evaluation of the superiority of our technology over competing technologies, the quality of the preclinical and clinical data that we have generated and the perceived risks specific to developing our product candidates. If we are unable to obtain or maintain these agreements, we may not be able to clinically develop, formulate, manufacture, obtain regulatory approvals for or commercialize our product candidates. We cannot necessarily control the amount or timing of resources that our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will fulfill their obligations to us under these arrangements in a timely fashion. We may not be able to readily terminate any such agreements with contract partners even if such contract partners do not fulfill their obligations to us. We may experience stoppages in the future. We may not be able to find a sufficient alternative provider in a reasonable time period, or on commercially reasonable terms, if at all, and our ability to produce and supply our products could be impaired.

We expect to continue to incur significant research and development expenses, which may make it difficult for us to attain profitability.

We expend substantial funds to develop our proprietary technologies, and additional substantial funds will be required for further research and development, including preclinical testing and clinical trials of any product candidates, and to manufacture and market any products that are approved for commercial sale. Because the successful development of our products is uncertain, we are unable to precisely estimate the actual funds we will require to develop and potentially commercialize them. In addition, we may not be able to generate enough revenue, even if we are able to commercialize any of our product candidates, to become profitable.

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We may be subject to product liability claims. Our insurance may not be sufficient to cover these claims, or we may be required to recall our products.

Our business is to develop and commercialize, among other things, pharmaceutical and consumer health products that provide anti-inflammatory benefits. As a result, we will face an inherent risk of product liability claims. The pharmaceutical industry has been historically litigious. Since our products are to be used in the human body, manufacturing errors, design defects or packaging defects could result in injury or death to the patient. This could result in a recall of one or more of our products and substantial monetary damages. Any product liability claim brought against us, with or without merit, could result in a diversion of our resources, an increase in our product liability insurance premiums and/or an inability to secure coverage in the future. We may also have to pay any amount awarded by a court in excess of our policy limits. In addition, any recall of our products, whether initiated by us or by a regulatory agency, may result in adverse publicity for us that could have a material adverse effect on our business, prospects, financial condition and results of operations. Our product liability insurance policies have various exclusions; therefore, we may be subject to a product liability claim or recall for which we have no insurance coverage. In such a case, we may have to pay the entire amount of the award or costs of the recall. Finally, product liability insurance supplements or renewals may be expensive and may not be available in the future on acceptable terms, or at all.

If we experience product recalls, we may incur significant and unexpected costs and damage to our reputation and, therefore, could have a material adverse effect on our business, financial condition or results of operations.

We may be subject to product recalls, withdrawals or seizures if any of our products are believed to cause injury or illness or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale or distribution of our products. A recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations.

If we are unable to obtain and maintain protection of our intellectual property, the value of our products may be adversely affected.

Our business is dependent in part upon our ability to use intellectual property rights to protect our products from competition. To protect our products, we rely on a combination of patent and other intellectual property laws, employment, confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements and protective contractual provisions with our partners, licensors and other third parties. These methods, however, afford us only limited protection against competition from other products.

We attempt to protect our intellectual property position, in part, by filing patent applications related to our proprietary technology, inventions and improvements that are important to our business. However, our patent position is not likely by itself to prevent others from commercializing products that compete directly with our products. Moreover, we do not have patent protection for certain components of our products and our patent applications can be challenged. In addition, we may fail to receive any patent for which we have applied, and any patent owned by us or issued to us could be challenged, invalidated, or held to be unenforceable. We also note that any patent granted may not provide a competitive advantage to us. Our competitors may independently develop technologies that are substantially similar or superior to our technologies. Further, third parties may design around our patented or proprietary products and technologies.

We rely on certain trade secrets and we may not be able to adequately protect our trade secrets even with contracts with our personnel and third parties. Also, any third party could independently develop and have the right to use, our trade secret, know-how and other proprietary information. If we are unable to protect our intellectual property rights, our business, prospects, financial condition and results of operations could suffer materially.

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Our ability to market our products may be impaired by the intellectual property rights of third parties.

Our success depends in part on our products not infringing on the patents and proprietary rights of other parties. For instance, in the United States, patent applications filed in recent years are confidential for 18 months, while older applications are not published until the patent issues. As a result, there may be patents and patent applications of which we are unaware, and avoiding patent infringement may be difficult.

Our industry is characterized by a large number of patents, patent applications and frequent litigation based on allegations of patent infringement. Competitors may own patents or proprietary rights, or have filed patent applications, related to products that are similar to ours. We may not be aware of all of the patents and pending applications potentially adverse to our interests that may have been issued to others. Moreover, since there may be unpublished patent applications that could result in patents with claims relating to our products, we cannot be sure that our current products will not infringe any patents that might be issued or filed in the future. Based on the litigious nature of our industry and the fact that we may pose a competitive threat to some companies who own or control various patents, we believe it is possible that one or more third parties may assert a patent infringement claim seeking damages or enjoining us from the manufacture or marketing of one or more of our products. Such a lawsuit may have already been filed against us without our knowledge, or may be filed in the near future. If any future claim of infringement against us was successful, we may be required to pay substantial damages, cease the infringing activity or obtain the requisite licenses or rights to use the technology, which may not be available to us on acceptable terms, if at all. Even if we were able to obtain rights to a third party’s intellectual property rights, these rights may be non-exclusive, thereby giving our competitors potential access to the same rights and weakening our market position. Moreover, regardless of the outcome, patent litigation could significantly disrupt our business, divert our management’s attention and consume our financial resources. We cannot predict if or when any third-party patent holder will file suit for patent infringement.

We may be involved in lawsuits or proceedings to protect or enforce our intellectual property rights or to defend against infringement claims, which could be expensive and time consuming.

Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Interference proceedings conducted by a patent and trademark office may be necessary to determine the priority of inventions with respect to our patent applications. Litigation or interference proceedings could result in substantial costs and diversion of resources and management attention. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing. In addition, we may be enjoined from marketing one or more of our products if a court finds that such products infringe the intellectual property rights of a third party.

During litigation, we may not be able to prevent the confidentiality of certain of our proprietary rights because of the substantial amount of discovery required in connection with intellectual property litigation. In addition, during the course of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If investors or customers perceive these results to be negative, it could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our insurance liability coverage is limited and may not be adequate to cover potential losses.

In the ordinary course of business, we purchase insurance coverage (e.g., liability coverage) to protect us against claims made by third parties and employees for property damage or personal injuries. However, the protection provided by such insurance is limited in significant respects and, in some instances, we have no coverage and certain of our insurance policies have substantial “deductibles” or have limits on the maximum amounts that may be recovered. Insurers have also introduced new exclusions or limitations of coverage for claims related to certain perils including, but not limited to, mold and terrorism. If a series of losses occurred, such as from a series of lawsuits in the ordinary course of business each of which were subject to the deductible amount, or if the maximum limit of the available insurance was substantially exceeded, we could incur losses in amounts that would have a material adverse effect on our results of operations and financial condition. We do not presently have any product liability insurance that would provide coverage for any allegation of product defects or related claims. We will review our ability to obtain such insurance coverage later, but there cannot be any assurance that such insurance coverage will be available on acceptable terms.

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Our operating results may fluctuate, which may result in volatility of our share price.

Our operating results, including components of operating results, can be expected to fluctuate from time to time in the future. Some of the factors that may cause these fluctuations include:

●	the impact of acquisitions;

●	market acceptance of our existing products, as well as products in development;

●	the timing of regulatory approvals;

●	our ability or the ability of third-party distributers to sell, market, and distribute our products;

●	our ability or the ability of our contract manufacturers to manufacture our products efficiently; and

●	the timing of our research and development expenditures.

If we are unable to manage our expected growth, our future revenue and operating results may be adversely affected.

Our anticipated growth is expected to place a significant strain on our management, operational and financial resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our anticipated growth. To manage our growth we will be required to improve existing, and implement new, operational and financial systems, procedures and controls and expand, train and manage our growing employee base. We expect that we may need to increase our management personnel to oversee our expanding operations. Recruiting and retaining qualified individuals can be difficult. If we are unable to manage our growth effectively, or are unsuccessful in recruiting qualified management personnel, our business, prospects, financial condition and results of operations could be harmed.

We are highly dependent on our senior management, and if we are not able to retain them or to recruit and retain additional qualified personnel, our business will suffer.

We are highly dependent upon our senior management, including David G. Watumull, our President and Chief Executive Officer, Gilbert M. Rishton, our Chief Science Officer, Timothy J. King, our Vice President, Research, John B. Russell, our Chief Financial Officer, David M. Watumull, our Vice President, Operations, and George W. Bickerstaff, III, our Chairman. The loss of services of David G. Watumull or any other member of our senior management could have a material adverse effect on our business, prospects, financial condition and results of operations. We carry a $1 million “key person” life insurance policy on David G. Watumull but do not carry similar insurance for any of our other senior executives.

We may choose to increase our management personnel. For example, we will need to obtain certain additional functional capability, including regulatory, sales, quality assurance and control, either by hiring additional personnel or by outsourcing these functions to qualified third parties. We may not be able to engage these third parties on terms favorable to us. Also, we may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel among companies that operate in our markets. The trend in the pharmaceutical industry of requiring sales and other personnel to enter into non-competition agreements prior to starting employment exacerbates this problem, since personnel who have made such a commitment to their current employers are more difficult to recruit. If we fail to identify, attract, retain and motivate these highly skilled personnel, or if we lose current employees, our business, prospects, financial conditions and results of operations could be adversely affected.

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Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business. Additionally, if adequate additional financing is not available on acceptable terms, we may not be able to continue our business operations. Any additional capital, investment or financing of our business may result in dilution of our stockholders or be on terms and conditions that impair our ability to profitably conduct our business.

You may have limited access to information regarding our Company because we are a limited reporting company exempt from many regulatory requirements.

As a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock is not subject to the protection of the going private regulations; the Company is subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent stockholders are not required to file beneficial ownership reports about their holdings in our Company; such persons are not subject to the short-swing profit recovery provisions of the Exchange Act; and stockholders of more than five percent (5%) are not required to report information about their ownership positions in the securities. As a result, investors will have reduced visibility as to the Company and its financial condition.

Risks Related to Ownership of Our Common Stock

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

Our common stock is currently traded in the over-the-counter market and “bid” and “asked” quotations regularly appear on the OTCQB maintained by OTC Markets, Inc. under the symbol “CDXI”. There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market, which could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our common stock, which would likely have a depressing effect on the price of our common stock and add increased volatility to our trading market. The volatility of the market for our common stock could have a material adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

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We may voluntarily file for deregistration of our common stock with the Commission.

Compliance with the periodic reporting requirements required by the Securities and Exchange Commission (the “Commission” or “SEC”) consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us. Our senior management team has relatively limited experience managing a company subject to the reporting requirements of the Exchange Act, and the regulations promulgated thereunder. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business. In addition, if we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be in non-compliance with applicable SEC rules or the securities laws, and be delisted from the OTCQB or other market we may be listed on, which would result in a decrease in or absence of liquidity in our common stock, and potentially subject us and our officers and directors to civil, criminal and/or administrative proceedings and cause us to voluntarily file for deregistration of our common stock with the Commission.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

We intend to raise additional capital through the sale of our securities. Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through the sale of our securities.

We may issue shares of preferred stock that subordinate your rights and dilute your equity interests.

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock may grant the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock.

The issuance by us of preferred stock could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of preferred stock could also have voting rights superior to our common stock, and in such event, would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of us by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of us. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of preferred stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, our shares of common stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

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The market price of our common stock is subject to significant fluctuations in response to, among other factors:

●	changes in our financial performance or a change in financial estimates or recommendations by securities analysts;

●	announcements of innovations or new products or services by us or our competitors;

●	the emergence of new competitors or success of our existing competitors;

●	operating and market price performance of other companies that investors deem comparable;

●	changes in our Board of Directors or management;

●	sales or purchases of our common stock by insiders;

●	commencement of, or involvement in, litigation;

●	changes in governmental regulations; and

●	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stock in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and distract our Board of Directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted similar rules that may also limit a stockholder’s ability to buy and sell our common stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Risks Related To Market Conditions

We are registering an aggregate of 8,820,509 shares of common stock issued or to be issued under the Equity Purchase Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 8,820,509 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Purchase Agreement. The 8,820,509 shares of our common stock will represent approximately 9.44% of our shares outstanding immediately after our exercise of the put right. Our common stock is thinly traded. The sale of these shares into the public market by Southridge may result in a greater number of shares being available for trading than the market can absorb and therefore, could depress the market price of our common stock.

The sale of material amounts of common stock could encourage short sales by third parties and further depress the price of our common stock. As a result, you may lose all or part of your investment.

The significant downward pressure on our stock price caused by the sale of a significant number of shares could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock

.

The Company may not have access to the full amount available under the Equity Purchase Agreement.

We have not drawn down funds and have not sold shares of our common stock under the Equity Purchase Agreement with Southridge. Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 8,820,509 total shares of our common stock issued or issuable under the Equity Purchase Agreement, and our ability to access the Equity Purchase Agreement to sell any remaining shares issuable under the Equity Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares, which we may not file until the later of 60 days after Southridge and its affiliates have resold substantially all of the common stock registered for resale under the registration statement of which this prospectus is a part, or six months after the effective date of the registration statement of which this prospectus is a part. These subsequent registration statements may be subject to review and comment by the Staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Southridge under the Equity Purchase Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Purchase Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Equity Purchase Agreement unless certain other conditions are met. Accordingly, because our ability to draw down amounts under the Equity Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $5 million available to us under the Equity Purchase Agreement.

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Because Southridge will be paying less than the then-prevailing market price for our common stock, your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the Equity Purchase Agreement.

The common stock to be issued to Southridge pursuant to the Equity Purchase Agreement will be purchased at a 12% discount to the lowest closing bid price of our common stock during a ten trading day period immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Purchase Agreement, subject to a pre-designated floor. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted. Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Southridge sells the shares, the price of our common stock could decrease. If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

The Equity Purchase Agreement’s pricing structure may result in dilution to our stockholders.

Pursuant to the Equity Purchase Agreement, Southridge committed to purchase, subject to certain conditions, up to the $5 million of our common stock over a twenty-four months period. If we sell shares to Southridge under the Equity Purchase Agreement, or issue shares in lieu of any blackout payment (as described below), it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we draw down amounts under the Equity Purchase Agreement, we will issue shares to Southridge at a discount of 12% from the price of our common stock. If we draw down amounts under the Equity Purchase Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price. In addition, we are entitled in certain circumstances to deliver a “blackout” notice to Southridge to suspend the use of the registration statements that we have filed or may in the future file with the SEC registering for resale the shares of common stock to be issued under the Equity Purchase Agreement. If we deliver a blackout notice in the fifteen trading days following a settlement of a draw down, then we must issue Southridge additional shares of our common stock. In addition, we may obtain financing from Southridge under the Equity Purchase Agreement by issuing and selling more shares of our common stock than the number of shares that we have registered in this offering. Such additional financing will require us to issue additional shares of our common stock and register those shares under the Securities Act. Such additional shares would be available to trade immediately, and a sale of those shares could cause a significant decline in our stock price.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTCQB under the symbol “CDXI.” The proposed offering price of the shares of our common stock covered by this prospectus is $0.205 , which was computed based upon the average of the closing bid and ask price price per share of our common stock on February 6, 2017 , as reported by the OTCQB . The Selling Stockholder may sell shares in any manner at the current market price.

Use of Proceeds

The Selling Stockholder is selling all of the shares of our common stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our common stock. However, we will receive proceeds from any sale of the common stock to Southridge under the Equity Purchase Agreement. We intend to use the net proceeds received for product development, commercialization, and general corporate purposes.

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Market Price and Dividends On Our Common Equity and Related Stockholder Matters

Market Information

Our shares of common stock are quoted on the OTCQB under the symbol “CDXI.” The high and low bid quotations for our shares of common stock for each full quarterly period within the two most recent fiscal years and the current fiscal year are:

Quarter Ended	High	Low

March 31, 2015	$0.44	$0.15
June 30, 2015	$0.32	$0.11
September 30, 2015	$0.77	$0.08
December 31, 2015	$0.95	$0.20

March 31, 2016	$0.28	$0.03
June 30, 2016	$0.18	$0.05
September 30, 2016	$0.20	$0.07
December 31, 2016	$0.15	$0.03

Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

As of February 7, 2017 , there were approximately 450 stockholders of record of our common stock. The number of stockholders does not include beneficial owners holding shares through nominee names.

Dividends

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by our Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Securities Authorized for Issuance under Equity Compensation Plans

We adopted, and our stockholders approved, the Cardax, Inc. 2014 Equity Compensation Plan (the “2014 Plan”), effective as of February 7, 2014. Under such plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of 45,420,148 shares of our common stock are reserved for issuance under the 2014 Plan, and options for the purchase of 36,821,969 shares of our common stock have been granted and are outstanding as of February 7, 2017 . The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of Cardax and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company.

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Equity Compensation Plan Information

The following table summarizes information as of February 7, 2017 about our outstanding stock options and shares of common stock reserved for future issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	36,821,969	$0.41	6,848,645
Equity compensation plans not approved by security holders
Total	36,821,969	$0.41	6,848,645

Penny Stock Regulations

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

In addition to the “penny stock” rules described above, the FINRA has adopted similar rules that may also limit a stockholder’s ability to buy and sell our common stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability of our stockholders to sell their shares and have an adverse effect on the market for our shares.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The financial data discussed below is derived from our audited financial statements for the fiscal years ended December 31, 2015 and 2014 and our unaudited condensed financial statements for the three and nine months ended September 30, 2016 and 2015, which are found elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data discussed below is only a summary and investors should read the following discussion and analysis of our financial condition and results of our operations in conjunction with our financial statements and the related notes to those statements included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors,” and elsewhere in this prospectus.

Corporate Overview and History

We acquired Cardax Pharma, Inc. (“Pharma”) and its life science business through the merger of Cardax Acquisition, Inc. (“Cardax Sub”), our wholly-owned transitory subsidiary (“Cardax Sub”), with and into Pharma on February 7, 2014 (the “Merger”), and a stock purchase agreement. As a result of these transactions, Pharma became our wholly-owned subsidiary. The only consideration that we paid under the stock purchase agreement and the Merger was shares of our common stock. On May 31, 2013, Pharma acquired all of the assets and assumed all of the liabilities of Cardax Pharmaceuticals, Inc. (“Holdings”). Accordingly, we have two predecessors: Pharma and Pharma’s predecessor, Holdings. Prior to the February 7, 2014 effective date of the Merger, we operated under the name “Koffee Korner Inc.” and our business was limited to a single location retailer of specialty coffee located in Houston, Texas. On the effective date of the Merger, we divested our coffee business and now exclusively continue Pharma’s life sciences business. On December 30, 2015, our former principal stockholder, Holdings, merged with and into us (the “Holdings Merger”). There was not any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings received an aggregate number of shares and warrants to purchase shares of our common stock equal to the aggregate number of shares of our common stock that were held by Holdings on the date of the closing of the Holdings Merger. Our restricted shares of common stock held by Holdings were cancelled upon the closing of the Holdings Merger. Accordingly, there was not any change to our fully diluted capitalization due to the Holdings Merger.

We are devoting substantially all of our present efforts to establishing our business related to the development and commercialization of safe anti-inflammatory dietary supplements and drugs. The safety and efficacy of our products have not been directly evaluated in clinical trials or confirmed by the FDA. On August 24, 2016, we launched our first commercial product, ZanthoSyn™. On January 25, 2017, we began selling ZanthoSyn™ to GNC stores in Hawaii on a wholesale basis. ZanthoSyn™ is marketed as a novel astaxanthin dietary supplement with superior absorption and purity. Astaxanthin is a clinically studied ingredient with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, and liver health. The form of astaxanthin utilized in ZanthoSyn™ has demonstrated excellent safety in peer-reviewed published studies and is designated as GRAS (Generally Recognized as Safe) according to FDA regulations. We are using e-commerce and wholesale as our primary sales channels for ZanthoSyn™ and are leveraging our experience and relationships in the scientific and medical community to market our product. We expect that our initial marketing program will continue to focus on outreach to physicians, healthcare professionals, and consumers over the following several fiscal quarters. As a second generation product, we are developing CDX-085, our patented astaxanthin derivative, which could reduce the size/number of capsules or tablets required to achieve equivalent circulating levels of astaxanthin. We also plan to pursue pharmaceutical applications of astaxanthin and related compounds.

At present we are not able to estimate if or when we will be able to generate sustained revenues. Our financial statements have been prepared assuming that we will continue as a going concern; however, given our recurring losses from operations, our independent registered public accounting firm has determined there is substantial doubt about our ability to continue as a going concern.

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Results of Operations

Results of Operations for the Three and Nine-Months Ended September 30, 2016 and 2015:

The following table reflects our operating results for the three and nine-months ended September 30, 2016 and 2015:

Operating Summary	Three-months ended September 30, 2016	Three-months ended September 30, 2015	Nine-months ended September 30, 2016	Nine-months ended September 30, 2015
Revenues	$11,160	$-	$11,160	$-
Cost of Goods Sold	(5,717)	-	(5,717)	-
Gross Profit	5,443	-	5,443	-
Operating Expenses	(487,587)	(743,578)	(1,439,912)	(2,587,228)
Net Operating Loss	(482,144)	(743,578)	(1,434,469)	(2,587,228)
Other Income (Expenses)	(294)	117	46,543	143,347
Net Loss	$(482,438)	$(743,461)	$(1,387,926)	$(2,443,881)

Operating Summary for the Three-Months Ended September 30, 2016 and 2015

We launched our first commercial product on August 24, 2016. Revenues were $11,160 and $0 for the three-months ended September 30, 2016 and 2015, respectively. We are using e-commerce as our primary sales channel and are leveraging our experience and relationships in the scientific and medical community to market our product. We expect that our initial marketing program will continue to focus on outreach to physicians, healthcare professionals, and consumers over the following several fiscal quarters. Cost of goods sold was $5,717 and $0 for the three-months ended September 30, 2016 and 2015, respectively, and included costs of the product, shipping and handling, sales taxes, and merchant fees. Gross profit was $5,443 for the three-months ended September 30, 2016, which represented a gross profit margin of 49%.

Operating expenses were $487,587 and $743,578 for the three-months ended September 30, 2016 and 2015, respectively. Operating expenses primarily consisted of expenses for services provided to the Company, including payroll and consultation, for research and development, administration, and sales and marketing. These expenses were paid in accordance with agreements entered into with each consultant, employee, or service provider. Included in operating expenses were $116,583 and $256,959 in stock based compensation for the three-months ended September 30, 2016 and 2015, respectively.

Other income (expenses) were $(294) and $117 for the three-months ended September 30, 2016 and 2015, respectively.

Operating Summary for the Nine-months Ended September 30, 2016 and 2015

We launched our first commercial product on August 24, 2016. Revenues were $11,160 and $0 for the nine-months ended September 30, 2016 and 2015, respectively. We are using e-commerce as our primary sales channel and are leveraging our experience and relationships in the scientific and medical community to market our product. We expect that our initial marketing program will continue to focus on outreach to physicians, healthcare professionals, and consumers over the following several fiscal quarters. Cost of goods sold was $5,717 and $0 for the nine-months ended September 30, 2016 and 2015, respectively, and included costs of the product, shipping and handling, sales taxes, and merchant fees. Gross profit was $5,443 for the nine-months ended September 30, 2016, which represented a gross profit margin of 49%.

Operating expenses were $1,439,912 and $2,587,228 for the nine-months ended September 30, 2016 and 2015, respectively. Operating expenses primarily consisted of expenses for services provided to the Company, including payroll and consultation, for research and development, administration, and sales and marketing. These expenses were paid in accordance with agreements entered into with each consultant, employee, or service provider. Included in operating expenses were $498,312 and $1,534,468 in stock based compensation for the nine-months ended September 30, 2016 and 2015, respectively.

Other income was $46,543 and $143,347 for the nine-months ended September 30, 2016 and 2015, respectively. For the nine-months ended September 30, 2016, other income primarily consisted of a State of Hawaii refundable research and development credit of $47,082. For the nine-months ended September 30, 2015, other income primarily consisted of a reversal of estimated accrued liabilities of $48,204 and a gain on the sale of assets of $95,000.

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Results of Operations for the Years Ended December 31, 2015 and 2014:

The following table reflects our operating results for the years ended December 31, 2015 and 2014:

Operating Summary	Year ended December 31, 2015	Year ended December 31, 2014	Change
Revenues	$-	$-	$-
Operating Expenses	(4,401,100)	(16,881,963)	12,480,863
Net Operating Loss	(4,401,100)	(16,881,963)	12,480,863
Other Income (Expenses)	143,225	(112,662)	255,887
Net Loss	$(4,257,875)	$(16,994,625)	$12,736,750

Operating Summary

We were a pre-revenue company with limited operations and had no revenues for the years ended December 31, 2015 and 2014.

Operating expenses were $4,401,100 and $16,881,963 for the years ended December 31, 2015 and 2014, respectively. Included in operating expenses were $1,918,183 and $11,667,361 in stock based compensation for the years ended December 31, 2015 and 2014, respectively. Other operating expenses primarily consisted of services provided to the Company, including payroll and consultation, for research and development, and administration. These expenses were paid in accordance with agreements entered into with each consultant, employee, or service provider.

Other income (expenses), net, were $143,225 and $(112,662) for the years ended December 31, 2015 and 2014, respectively. For the year ended December 31, 2015, other income primarily consisted of a change in estimated accrued liabilities of $48,204 and a gain on the sale of assets of $95,000. For the year ended December 31, 2014, other expenses primarily consisted of interest expense on notes payable of $112,450.

Assets and Liabilities

Assets were $852,078 and $1,547,091 as of December 31, 2015 and 2014, respectively. The decrease was primarily due to an inventory impairment of $958,575 offset by a cash increase of $287,714 in the year ended December 31, 2015. At December 31, 2015, cash totaled $323,410. Negative working capital of $4,186,301 as of December 31, 2015, was primarily due to accrued payroll and paid time off of $3,468,610, accrued Board of Director fees and related consultation of $418,546, and accounts payable of $662,803, less cash of $323,410. The accrual of payroll and Board of Director fees and related consultation, which occurred from January 2008 to December 2013, was due to significant capital constraints, and was selected in favor of layoffs or furloughs in order to maximize employee and director retention. In 2013 and 2014, the Company initiated repayment on these accrued amounts, utilizing approximately 5% to 10% of proceeds from various financings and plans to continue a structured repayment of the outstanding amounts over time as financing permits.

Liquidity and Capital Resources

Since our inception, we have sustained operating losses and have used cash raised by issuing securities in our operations. During the years ended December 31, 2015 and 2014, we used cash in operating activities of $1,506,237 and $5,695,231, respectively, and incurred a net loss of $4,257,875 and $16,994,625, respectively. During the nine -months ended September 30, 2016 and 2015, we used cash in operating activities in the amount of $858,381 and $1,070,699 respectively, and incurred a net loss of $1,387,926 and $2,443,881 , respectively.

As of December 31, 2015, we had a U.S. federal income tax net operating loss carryforward of $30,171,769. The net operating losses may be available to offset our future taxable income to the extent permitted under the Internal Revenue Code.

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We require additional financing in order to continue to fund our operations, and pay existing and future liabilities and other obligations. To conserve cash resources, we agreed with our employees, executives, and certain vendors to pay any compensation due during any calendar quarter that has not been paid in cash in the form of shares of our common stock or stock options, as described in the Current Report on Form 8-K dated July 7, 2015. On March 28, 2016, we furloughed all of our employees and independent contractors indefinitely and arranged with our Chief Executive Officer, David G. Watumull; our Chief Financial Officer, John B. Russell; and our Vice President, Operations, David M. Watumull, to continue their services for cash compensation equal to the minimum wage. In addition, each of the directors agreed, effective April 1, 2016, to suspend any additional equity compensation, until otherwise agreed by the Company. We also deferred payment of other trade payables. On June 3, 2016, the compensation arrangement of our Vice President, Operations, David M. Watumull was amended so that, effective May 30, 2016, he would receive bi-weekly compensation equal to $3,269 and the compensation arrangement of our Vice President, Research, Timothy J. King was amended so that, effective May 30, 2016, he would receive bi-weekly compensation equal to $1,635. On September 6, 2016, the compensation arrangements of certain officers were amended so that effective September 8, 2016, (i) our Chief Executive Officer, David G. Watumull would receive bi-weekly compensation equal to $4,327, (ii) our Chief Science Officer, Gilbert M. Rishton would receive bi-weekly compensation equal to $1,923, and (iii) our Vice President, Research, Timothy J. King would receive bi-weekly compensation equal to $3,269. On September 6, 2016, the compensation arrangement with JBR Business Solutions, LLC, under which John B. Russell serves as our Chief Financial Officer, was amended so that effective September 30, 2016, he would receive monthly compensation of $3,500. On September 6, 2016, the compensation arrangements of the independent directors of the Company were amended so that effective September 30, 2016, they would each receive quarterly equity compensation of $12,500 in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of the Company’s common stock under the Cardax, Inc. 2014 Equity Compensation Plan based on the higher of the then current market price or $0.15 per share , with such compensation prorated for one of three months for the quarter ended September 30, 2016 .

It is estimated that our limited available cash resources as of the date of this prospectus, would be sufficient to continue operations on a limited budget only through February 28, 2017 . In addition to the $1,208,000 raised in the year ended December 31, 2016 plus the year-to-date, we intend to raise additional capital that would fund our operations through at least December 31 , 2017. We expect to be able to access capital during the fourth quarter under the previously reported equity purchase agreement, pursuant to which we have the right, but not the obligation, to sell shares of our common stock, as described in our Current Report on Form 8-K filed July 18, 2016. Our right to sell shares under this equity purchase agreement is subject to registering such shares under the Securities Act as described in the Current Report and provides us with certain protections as described in the Current Report that should result in financing with less dilution than our private placements of securities during 2016. Prior to accessing capital under the equity purchase agreement, we may continue to obtain additional financing from investors through the private placement of our common stock and warrants to purchase our common stock. Any financing transaction could also, or in the alternative, include the issuance of our debt or convertible debt securities. There can be no assurance that a financing transaction would be available to us on terms and conditions that we determined are acceptable.

We cannot give any assurance that we will in the future be able to achieve a level of profitability from the sale of existing or future products or otherwise to sustain our operations. These conditions raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Any inability to obtain additional financing on acceptable terms will materially and adversely affect us, including requiring us to significantly further curtail or cease business operations altogether.

Our working capital and capital requirements at any given time depend upon numerous factors, including, but not limited to:

●	the progress of research and development programs;

●	the level of resources that we devote to the development of our technologies, patents, marketing and sales capabilities; and

●	revenues from the sale of any products or license revenues and the cost of any production or other operating expenses.

We have funded our research and development primarily by issuing convertible debt and equity securities in several separate private placements of securities.

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On January 3, 2014, Pharma received total proceeds from the sale of convertible unsecured promissory notes of $2,076,000.

Upon the consummation of the Merger, the outstanding principal amount of the senior secured convertible promissory notes issued by Pharma in 2013, consisting of (a) the aggregate principal amount of approximately $3,648,244 for notes exchanged with Holdings on May 31, 2013, and (b) the aggregate principal amount of $4,840,792 for notes issued by Pharma during the year ended December 31, 2013, together in the aggregate principal amount of $8,489,036, plus all accrued interest thereon, was automatically converted into an aggregate number of 14,446,777 shares of our common stock and warrants, issued by Cardax, to purchase an aggregate of 14,446,777 shares of our common stock at an exercise price equal to $0.625 that expire on February 7, 2019.

Upon the consummation of the Merger, the outstanding principal amount of the convertible unsecured promissory notes issued by Pharma in 2014, consisting of the aggregate principal amount of $2,076,000 plus all accrued interest thereon, was automatically converted into an aggregate number of 3,353,437 shares of our common stock and warrants to purchase an aggregate of 3,321,600 shares of our common stock at an exercise price equal to $0.625 that expire on February 7, 2019.

In addition, upon the consummation of the Merger we issued and sold an aggregate of 6,276,960 shares of our common stock and warrants that expire on February 7, 2019, to purchase an aggregate of 6,276,960 shares of our common stock at a price per share equal to $0.625, for aggregate gross cash proceeds of $3,923,100.

During the year ended December 31, 2015, we sold securities in a self-directed offering in the aggregate amount of $1,806,222 at $0.30 per unit, which included the conversion of a $30,000 note issued on January 28, 2015 and $222 in accrued interest. Each unit consisted of (i) one share of our common stock, (ii) two Class D warrants, each to purchase one share of our common stock at $0.10 per share, which expire March 31, 2020, and (iii) one Class E warrant to purchase three-fourths of one share of our common stock at $0.1667 per share, which expires March 31, 2020. In aggregate, we issued 6,020,725 shares of our common stock, Class D warrants to purchase 12,041,450 shares of our common stock, and Class E warrants to purchase 4,515,554 shares of our common stock.

During the year ended December 31, 2016 and in the calendar year through February 7, 2017 , we sold securities in a self-directed offering in the aggregate amount of $1,208,000 at $0.08 per unit. Each unit consisted of (i) one share of our common stock, (ii) a five-year warrant to purchase one share of our common stock at $0.08, (iii) a five-year warrant to purchase one share of our common stock at $0.12, and (iv) a five-year warrant to purchase one share of our common stock at $0.16. In aggregate, we issued (i) 15,100,000 shares of our common stock, (ii) warrants to purchase 15,100,000 shares of our common stock at $0.08 per share, (iii) warrants to purchase 15,100,000 shares of our common stock at $0.12 per share, and (iv) warrants to purchase 15,100,000 shares of our common stock at $0.16 per share.

On July 13, 2016, the Company entered into an Equity Purchase Agreement with Southridge. Pursuant to the Equity Purchase Agreement, Southridge shall commit to purchase up to $5,000,000 of common stock of the Company over the course of twenty-four (24) months commencing on the effective date of the registration statement of the Company pursuant to the registration rights agreement. The price that the Company may specify in any exercise of a Put Right will be determined by calculating a 12% discount to the lowest closing bid price—subject to a pre-designated floor—during a ten trading day period following delivery of a notice of the exercise of the Put Right by the Company to Southridge.

As a result of the foregoing, management believes that that the Company should have sufficient sources of liquidity to satisfy its obligations for at least the next 12 months. To the extent our cash and cash equivalents, cash flow from operating activities, and net proceeds from the issuance of our common stock pursuant to the Equity Purchase Agreement are insufficient to fund our future activities, we may need to raise additional funds through bank credit arrangements or public or private equity or debt financings. We also may need to raise additional funds in the event we determine in the future to effect one or more acquisitions of, or investments in, businesses, services or technologies. If additional funding is required, we may not be able to obtain bank credit arrangements or to effect an equity or debt financing on terms acceptable to us or at all.

We will incur ongoing recurring expenses associated with professional fees for accounting, legal, and other expenses for annual reports, quarterly reports, proxy statements and other filings under the Exchange Act. We estimate that these costs will likely be in excess of $250,000 per year for the next few years. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate certain independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts.

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The following is a summary of our cash flows provided by (used in) operating, investing and financing activities during the periods indicated:

Cash Flow Summary	Nine-months ended September 30, 2016	Nine-months ended September 30, 2015
Net Cash Used in Operating Activities	$(858,381)	$(1,070,699)
Net Cash Used in Investing Activities	(24,131)	(11,852)
Net Cash Provided by Financing Activities	800,000	1,460,000
Net Cash Increase (Decrease) for Period	(82,512)	377,449
Cash at Beginning of Period	323,410	35,696
Cash at End of Period	$240,898	$413,145

Cash Flow Summary	Year ended December 31 , 2015	Year ended December 31 , 2014
Net Cash Used in Operating Activities	$(1,506,237)	$(5,695,231)
Net Cash Provided by (Used in) Investing Activities	(12,049)	59,127
Net Cash Provided by Financing Activities	1,806,000	5,449,390
Net Cash Increase (Decrease) for Period	287,714	(186,714)
Cash at Beginning of Year	35,696	222,410
Cash at End of Year	$323,410	$35,696

Cash Flows from Operating Activities

During the nine-months ended September 30, 2016 and 2015, our operating activities primarily consisted of payments or accruals for employees, directors, and consultants for services related to research and development, administration, and sales and marketing.

During the years ended December 31, 2015 and 2014, our operating activities primarily consisted of payments to, or accruals for payments to, employees, directors, and consultants, for services related to research and development and administration. The decrease in net cash used in operating activities of $4,188,994 in the year ended December 31, 2015, was primarily attributable to a combination of (i) a decrease in professional and financing expenses in the aggregate amount of $1,959,263, and (ii) a decrease in cash payments of accrued payroll, accounts payable, accrued interest, and fees payable to directors in the aggregate amount of $1,544,303.

Cash Flows from Investing Activities

During the nine-months ended September 30, 2016, and our investing activities were primarily related to expenditures on patents. During the nine-months ended September 30, 2015, our investing activities were primarily related to proceeds from the sale of equipment and expenditures on patents.

During the years ended December 31, 2015 and 2014, our investing activities were primarily related to proceeds from the sale of equipment and capitalization of patent costs.

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Cash Flows from Financing Activities

During the nine-months ended September 30, 2016, our financing activities consisted of transactions in which we raised proceeds through the issuance of our common stock. During the nine-months ended September 30, 2015, our financing activities consisted of various transactions in which we raised proceeds through the issuance of debt and our common stock. Because of the nature of our business, capital is required to support research and development costs, as well as, our normal operating costs.

During the years ended December 31, 2015 and 2014, our financing activities consisted of various transactions in which we raised proceeds through the issuance of debt and common stock. Because of the nature of our business, capital is required to support research and development costs, as well as, our normal operating costs.

Our existing liquidity is not sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. We will need to seek to obtain additional debt or equity financing, especially if we experience downturns or cyclical fluctuations in our business that are more severe or longer than anticipated, or if we experience significant increases in the cost of components and manufacturing, or increases in our expense levels resulting from being a publicly-traded company. If we attempt to obtain additional debt or equity financing, we cannot assure you that such financing will be available to us on favorable terms, or at all.

Recently Issued Accounting Pronouncements

  In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, related to revenue recognition. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 provides alternative methods of initial adoption. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities – Elimination of Certain Financial Reporting requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The provisions of ASU No. 2014-10 remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company elected to early adopt the provisions of ASU No. 2014-10 as permitted by this ASU effective its June 30, 2014, financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern. The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Inventory—Simplifying the Measurement of Inventory. The provisions of ASU No. 2015-11 clarify measurement of inventory at the lower of cost or market and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this ASU are effective for the annual period ending after December 15, 2016, including interim periods within those fiscal years. The Company does not believe that the adoption of this update will have a significant impact to the Company’s consolidated financial statements.

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In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU No. 2014-09 by one year to December 15, 2017 for interim and annual reporting periods beginning after that date and permitted early adoption of the standard, but not before the original effective date. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income taxes. The provisions of ASU No. 2015-17 simplify the presentation of deferred income taxes, the amendments in this ASU require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. The amendments in this ASU are effective for the annual period ending after December 15, 2016, including interim periods within those fiscal years. The Company does not believe that the adoption of this update will have a significant impact to the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The main provisions of ASU No. 2016-02 require management to recognize lease assets and lease liabilities for all leases. ASU 2016-02 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The result of retaining a distinction between finance leases and operating leases is that under the lessee accounting model, the effect of leases in the statement of comprehensive income and the statement of cash flows is largely unchanged from previous GAAP. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

 In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation. The amendments of ASU No. 2016-09 were issued as part of the FASB's simplification initiative focused on improving areas of GAAP for which cost and complexity may be reduced while maintaining or improving the usefulness of information disclosed within the financial statements. The amendments focused on simplification specifically with regard to share-based payment transactions, including income tax consequences, classification of awards as equity or liabilities, and classification on the statement of cash flows. The guidance in ASU No. 2016-09 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

Our management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the consolidated financial statements included in this prospectus.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Business

Overview

We are a life sciences company that develops consumer health and pharmaceutical technologies and we are a smaller reporting company as defined by applicable federal securities regulations.

The following events summarize the material transactions of our history and acquisition of our life science business:

May 5, 2006:	Holdings acquired the intellectual property and other assets regarding certain astaxanthin technologies from Hawaii Biotech, Inc., a Delaware corporation (“HBI”), in exchange for shares of common stock of Holdings, shares of preferred stock of Holdings, options to purchase shares of common stock of Holdings and the assumption by Holdings of certain liabilities of HBI. At this date, Holdings became a separate company with the initial life-science astaxanthin technologies.

May 5, 2006 to May 31, 2013:	Holdings continued the research and development of astaxanthin technologies and related compounds and raised capital primarily through the issuance of debt securities.

January 30, 2012:	We were incorporated in Delaware under the name “Koffee Korner Inc.” At this time, we acquired all the capital stock of Koffee Korner’s Inc, a Texas corporation (“Koffee Sub”), which operated as a single location retailer of specialty coffee in Houston, Texas.

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May 16, 2013:	Pharma was formed as a wholly owned subsidiary of Holdings.

May 31, 2013:	Holdings contributed its assets to Pharma in exchange for all of the capital stock of Pharma and the assumption by Pharma of all of the liabilities of Holdings.

May 31, 2013 to February 7, 2014:	Pharma continued the business of Holdings including the research and development of consumer health and pharmaceutical technologies and the commercialization of our technologies for products, and raised capital through the offering of senior secured convertible promissory notes.

November 25, 2013:	We formed Cardax Acquisition, Inc., a Delaware corporation (“Cardax Sub”), as our wholly owned subsidiary as part of a corporate structure to enable the merger of Cardax Sub with and into Pharma, which would result in our acquisition of the consumer health and pharmaceutical business of Pharma

January 10, 2014:	We made our first investment in Pharma by purchasing 40% of the Pharma common stock (determined after our purchase of such shares) in exchange for shares of our common stock. At this point, our assets were: Koffee Sub, Cardax Sub, and our investment in Pharma.

February 7, 2014:	We consummated the merger (the “Merger”) of Cardax Sub with and into Pharma, and Pharma became our wholly owned subsidiary. We divested Koffee Sub and exclusively continued the consumer health and pharmaceutical business of Pharma. On this date, we amended and restated our certificate of incorporation and bylaws and changed our name to “Cardax, Inc.”

December 30, 2015:	We consummated the merger (the “Holdings Merger”) of Holdings with and into us. Upon the closing of the Holdings Merger, the stockholders of Holdings received an aggregate number of shares and warrants to purchase shares of our common stock equal to the aggregate number of shares of our common stock that were held by Holdings on the date of the closing of the Holdings Merger. Our restricted shares of common stock held by Holdings were cancelled upon the closing of the Holdings Merger. Accordingly, there was not any change to our fully diluted capitalization due to the Holdings Merger.

Our executive offices are located at 2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822; our telephone number is (808) 457-1400. Our website is located at http://www.cardaxpharma.com. The information on our website is not part of this prospectus.

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Our Business

We are a life sciences company devoting substantially all of our efforts to developing safe anti-inflammatory dietary supplements and drugs. We are initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory without the side effects of currently marketed anti-inflammatories. The safety and efficacy of our products have not been directly evaluated in clinical trials or confirmed by the FDA.

Many anti-inflammatories have significant safety risks and side effects that limit their chronic use. We believe that our ability to develop and commercialize astaxanthin and related products should provide us with a competitive advantage through a novel approach that combines robust efficacy with safety, oral bioavailability, and tissue selectivity.

Recent Developments

Appointment of New Director

On January 4, 2017, our Board of Directors elected Michele Galen to serve as an independent director until our next annual meeting of stockholders. Ms. Galen will receive quarterly equity compensation of $12,500 in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of our common stock under the Cardax, Inc. 2014 Equity Compensation Plan based on the higher of the then current market price or $0.15 per share. Such compensation is subject to adjustment commensurate with any adjustment of compensation for our other independent directors. Additional information regarding Ms. Galen is presented in the “Management” section of this prospectus beginning on page 50.

Our Consumer Health Program

On August 24, 2016, we launched our first commercial product, ZanthoSyn™. On January 25, 2017, we began selling ZanthoSyn™ to GNC stores in Hawaii on a wholesale basis.

ZanthoSyn™ is marketed as a novel astaxanthin dietary supplement with superior absorption and purity. We are using e-commerce and wholesale as our primary sales channel s for ZanthoSyn™.

Astaxanthin is a clinically studied ingredient with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, and liver health. The form of astaxanthin utilized in ZanthoSyn™ has demonstrated excellent safety in peer-reviewed published studies and is designated as GRAS (Generally Recognized as Safe) according to FDA regulations.

Our ZanthoSyn™ product manufacturing process relies on certain third-party suppliers and this dependence creates several risks, including limited control over pricing, availability, quality, and delivery schedules. In addition, any supply interruption could materially harm our ability to manufacture ZanthoSyn™ until a new source of supply is obtained on acceptable terms. We may be unable to find such other sources in a reasonable time period or on commercially reasonable terms, if at all, which would have an adverse effect on our business, financial condition and results of operations.

Strategic Alliances

We intend to expand our capabilities for the development, manufacturing, formulation, marketing and distribution or other exploitation of products based on our proprietary technologies by entering into one or more strategic alliances with companies that have established capabilities.

In November 2006, we entered into a Joint Development and Supply Agreement (the “BASF Agreement”) with BASF, relating to the research, development, manufacture, commercialization and related matters, and the related intellectual property rights with respect to consumer health or “nutraceutical” and pharmaceutical products containing or utilizing synthetically manufactured astaxanthin in the geometric (trans) and optical (S,S’) isomeric form most prevalent in nature (“ASTX-1”), which is the same geometric and optical isomeric form of astaxanthin found in GRAS-designated microalgal astaxanthin products. Under the BASF Agreement, we have granted BASF an exclusive worldwide license to our rights related to the development and commercialization and related obligations of consumer health products containing or utilizing ASTX-1 (“BASF Astaxanthin Products”). This license will provide us with potential benefits including specified royalties for future net sales of BASF Astaxanthin Products, from and after the development and manufacture and applicable regulatory approval of any such BASF Astaxanthin Products. The BASF Agreement does not prohibit Cardax from purchasing BASF Astaxanthin Products for consumer health applications and provides that BASF will manufacture and supply Cardax on a mutually exclusive basis with preclinical, clinical, and commercial scale amounts of ASTX-1 for pharmaceutical applications. The BASF Agreement is subject to certain termination rights of the parties. If any termination is a result of the non-renewal of the then current term of the agreement or because BASF no longer manufactures astaxanthin, then the terminating party shall, upon the request of the non-terminating party, grant the non-terminating party a reasonable royalty-bearing, irrevocable, worldwide non-exclusive license of certain intellectual property rights of the terminating party that will enable the non-terminating party to continue the manufacture and distribution of BASF Astaxanthin Products. Either party may also terminate the BASF Agreement if there is a change of a controlling interest in the other party; however, the provision shall not apply if a party that is not a manufacturer of synthetic carotenoids acquires the Company. The BASF Agreement provides for an initial term of three years that is automatically extended for 18 month periods unless notice of termination by either party is provided not less than 18 months prior to the expiration of the current term. Our material benefits under the BASF Agreement, including our rights to royalty payments on future net sales of such products survive any termination in full force. While we are not currently developing any products with BASF, we may pursue development and commercialization with BASF under this Joint Development and Supply Agreement in the future.

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In August 2014, we entered into a Collaboration Agreement (the “Capsugel Agreement”) with Capsugel US, LLC relating to the commercial development of astaxanthin products for the consumer health market. Under the terms of the Capsugel Agreement, we agreed to jointly develop consumer health products (“Capsugel Astaxanthin Products”) containing ASTX-1 using Capsugel’s proprietary formulation technology. The Capsugel Agreement provides for the joint administration of activities under a product development plan that will include identifying at least one mutually acceptable third-party marketer (a “Marketer”) who will enter into an agreement with Capsugel to further develop, market and distribute Capsugel Astaxanthin Products. The terms of any such agreement with a Marketer are subject to our reasonable consent. The Capsugel Agreement provides that Capsugel shall share revenues with us based on net sales of Capsugel Astaxanthin Products, subject to an administrative fee payable to Capsugel. Capsugel agreed to certain exclusivity obligations with respect to the development and manufacture of Capsugel Astaxanthin Products. Among other matters, Capsugel will perform the development work necessary to formulate, analytically develop and take all other developmental actions necessary or required to develop the Capsugel Astaxanthin Products, and manufacture pre-clinical and clinical batches for use by us and Capsugel. Under the Capsugel Agreement, we will be responsible for, among other matters, the U.S. regulatory process and the regulatory process in non-U.S. jurisdictions to the extent mutually agreed. The term of the Capsugel Agreement is for an initial stated period of three years from the date that a Marketer first offers product for commercial sale under an agreement with Capsugel, subject to specified renewal provisions for additional three year terms and to earlier termination, if commercial milestones that are to be mutually agreed are not achieved. In January 2016, we suspended development of a Capsugel Astaxanthin Product, ASTX-1F, based on certain technical issues which, together with other business and regulatory issues, materially impeded the formulation of ASTX-1F as a commercially viable product for the consumer health market.

Our Strategy

We believe we are well positioned for significant and sustained growth by focusing on additional research and development to commercialize consumer health and pharmaceutical technologies or products utilizing synthetically manufactured astaxanthin (“Cardax Astaxanthin”) and related xanthophyll carotenoids, which deliver nature-identical compounds to the body and reduce inflammation in a multifaceted, quantifiable, and inherently safer manner than steroids or NSAIDS.

Our initial primary focus is astaxanthin technologies. Astaxanthin is a naturally occurring marine compound that has robust anti-oxidant and anti-inflammatory activity with exceptional safety. Astaxanthin is a member of the carotenoid family, which is comprised of organic pigments that are produced in various plants and photosynthetic organisms and consumed by various higher-level organisms; astaxanthin is known for giving salmon and lobster their distinctive red coloration. More specifically, astaxanthin is classified as a xanthophyll, which is an oxygen containing carotenoid (such as lutein, zeaxanthin, and lycophyll), as compared to a carotene, which is non-oxygen containing carotenoid (such as beta-carotene). Research demonstrates that xanthophylls behave differently than carotenes with respect to biological mechanism of action (for example, by spanning and stabilizing biological membranes rather than disrupting membranes), which we believe translates into clinical benefit. Peer-reviewed studies have shown that astaxanthin reduces inflammation, at its source, without the harmful side effects that are common with other anti-inflammatory pharmaceutical products, for example steroids and NSAIDS, including immune system suppression, liver damage, cardiovascular disease risk, and gastrointestinal bleeding.

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Astaxanthin has an exceptional safety profile. For example, the FDA found no basis for questioning the safety determination made by Fuji Chemical Industry Co., Ltd. (“Fuji”) in GRAS Notice No. GRN 000294 that Haematococcus pluvialis extract containing astaxanthin esters (the primary ingredient in its microalgal astaxanthin consumer health product) is GRAS as a food additive under the intended conditions of use. Other microalgal astaxanthin consumer health manufacturers, including Cyanotech Corporation and Algatechnologies, Ltd., have relied on Fuji’s GRAS designation and self-affirmed their microalgal astaxanthin products as GRAS. The FDA also found no basis for questioning the safety of microalgal astaxanthin products, for use as dietary ingredients in dietary supplements, in several New Dietary Ingredient (NDI) notifications, including RPT 50, RPT 65, RPT 119, RPT 236, RPT 274, and RPT 278. In addition, the FDA amended the color additive regulations under 21 CFR 73 to provide for the safe use of astaxanthin as a color additive to fish feed in 1995 (Federal Register Document No. 95-9178, Docket No. 87C–0316) in response to Color Additive Petition CAP 7C0211 filed by Hoffman-La Roche in 1987, which contained robust non-clinical safety studies with a racemic mixture of synthetic astaxanthin (“DSM Astaxanthin”) now owned by DSM Nutritional Products Ltd. (“DSM”). DSM announced the marketing of DSM Astaxanthin as a consumer health product in 2013 based on its history of use in the food supply as a color additive, the robust non-clinical safety studies that supported the food color additive approval, and additional long term toxicity studies that were submitted to the FDA in 2005. DSM also announced the GRAS self-affirmation of DSM Astaxanthin in 2015. Our claim that astaxanthin is exceptionally safe relies upon:

●	widely available astaxanthin research, peer-reviewed studies, and regulatory filings spanning several decades, including (a) FDA GRAS and NDI regulatory filings related to microalgal astaxanthin and other naturally-occurring sources of astaxanthin, (b) FDA color additive petition related to the racemic mixture of synthetic astaxanthin, (c) DSM’s published safety summary supporting the use of DSM Astaxanthin as a dietary ingredient in dietary supplements, and (d) DSM’s GRAS self-affirmation of DSM Astaxanthin;

●	human exposure to (a) naturally-occurring astaxanthin in the diet from sources such as wild salmon, trout, and shell-fish, for millennia, (b) synthetic astaxanthin from sources such as industrially raised salmon since 1995, and (c) dietary supplements containing naturally-occurring astaxanthin since 1999; and

●	our published and unpublished preliminary non-clinical studies utilizing astaxanthin product candidates.

In humans, astaxanthin has been found in publicly available research studies to lower important inflammatory and metabolic disease measures such as tumor necrosis factor alpha (“TNF-α”), high-sensitivity complement reactive protein (“hsCRP”), low-density lipoprotein cholesterol (“LDL-C”), apolipoprotein B (“ApoB”), and triglycerides while raising adiponectin and high-density lipoprotein cholesterol (“HDL-C”). Astaxanthin has also positively affected markers of oxidative stress in humans including isoprostanes, malondialdehyde (“MDA”), total anti-oxidant capacity (“TAC”), and superoxide dismutase (“SOD”). Astaxanthin and related esters have demonstrated efficacy in models of inflammatory-mediated disease including reduction of TNF-α levels equivalent to a steroid, reduction of liver enzymes and liver histological damage, reduction of cholesterol levels, reduction of elevated triglycerides, decrease of atheroma formation, reduction of oxidized-LDL levels, reduction in blood clot formation with no increase in bleeding, and decrease in myocardial tissue damage following experimentally-induced myocardial infarction.

We believe that the current manufacturing capability of astaxanthin producers utilizing microalgal or other natural manufacturing processes may not satisfy the growing demand for astaxanthin and there will be a need for the synthetic production of nature-identical astaxanthin with high purity at economical costs.

We plan to promote scientific understanding of astaxanthin through several strategies, including:

●	educating physicians and other healthcare professionals on the benefits of astaxanthin;

●	sponsoring relevant scientific and medical conferences and presenting or facilitating the presentation of appropriate scientific data to the physicians, key opinion leaders, and the patient groups;

●	advancing direct-to-consumer internet and social media marketing;

●	continuing to support scientific research and publication of peer-reviewed papers; we have collaborated on more than 50 such papers, including 10 papers published in The American Journal of Cardiology, which have noted the benefits and safety of astaxanthin in the treatment of diseases that have inflammation as a common cause;

●	convening scientific advisory board meetings to review existing and planned scientific research, with scientific advisory board members including, but not limited to, persons previously engaged by our predecessors, in the areas of osteoarthritis, cardiovascular disease, and liver disease; and

●	conducting human clinical trials.

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While the FDA does not require human clinical trials for consumer health products, and under applicable regulations we are not permitted to make claims for treatment of diseases for any consumer health products, we believe that positive results from a Phase I human clinical trial and a suite of approximately three to five Phase II human clinical trials in select disease areas of major unmet medical need would significantly raise scientific and consumer awareness that would promote consumer health sales and advance our pharmaceutical development program.

Our Consumer Health Program

On August 24, 2016, we launched our first commercial product, ZanthoSyn™. On January 25, 2017, we began selling ZanthoSyn™ to GNC stores in Hawaii on a wholesale basis.

ZanthoSyn™ is marketed as a novel astaxanthin dietary supplement with superior absorption and purity. We are using e-commerce and wholesale as our primary sales channel s for ZanthoSyn™.

Astaxanthin is a clinically studied ingredient with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, and liver health. The form of astaxanthin utilized in ZanthoSyn™ has demonstrated excellent safety in peer-reviewed published studies and is designated as GRAS (Generally Recognized as Safe) according to FDA regulations.

Our ZanthoSyn™ product manufacturing process relies on certain third-party suppliers and this dependence creates several risks, including limited control over pricing, availability, quality, and delivery schedules. In addition, any supply interruption could materially harm our ability to manufacture ZanthoSyn™ until a new source of supply is obtained on acceptable terms. We may be unable to find such other sources in a reasonable time period or on commercially reasonable terms, if at all, which would have an adverse effect on our business, financial condition and results of operations.

As a second generation product, we are developing CDX-085, our patented astaxanthin derivative, which could reduce the size/number of capsules or tablets required to achieve equivalent circulating levels of astaxanthin.

Our Planned Pharmaceutical Program

We believe that a pharmaceutical program will increase our revenue opportunities. A pharmaceutical product would enable the delivery of astaxanthin with an FDA approved over-the-counter drug (“OTC”) label for disease treatment at consumer-appropriate doses and/or an FDA approved prescription drug (“Rx”) label for disease treatment at physician-recommended doses, and should support increased market penetration. We have patents covering pharmaceutical compositions of astaxanthin esters, allowing us to transition an astaxanthin consumer health product into a pharmaceutical product following requisite clinical trials and FDA approval.

We plan to raise additional capital or enter into a strategic collaboration to pursue clinical development of Cardax Astaxanthin. We may choose to undertake the following actions upon certain events including if Cardax Astaxanthin obtains all applicable regulatory approvals or designations necessary for marketing as a consumer health product:

●	file an Investigational New Drug application (“IND”) with the FDA;

●	conduct a Phase I human clinical trial to expand clinical dosing of Cardax Astaxanthin beyond that of the approved consumer health dose of Cardax Astaxanthin; and

●	conduct three to five Phase II human clinical trials, with a range of doses in areas of major consumer health and/or unmet medical need.

This strategy would offer more than one potential avenue of development and mitigate the risks, including “binary events,” associated with single indication development. We may appropriately augment our management team to pursue this strategy.

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If any of the lower doses of Cardax Astaxanthin tested in our planned Phase II human clinical trials demonstrate robust safety and efficacy in an area of major consumer health need and are less than or equal to the currently approved consumer health dose of Cardax Astaxanthin, we may decide to conduct pivotal Phase III trials and file a 505(b)(1) or 505(b)(2) New Drug Application (“NDA”) to obtain an OTC label for “low-dose” Cardax Astaxanthin (“OTC-ASTX”). Post-approval clinical studies could also be conducted to expand the label and/or dose. OTC-ASTX may be initially targeted for light-to-moderate osteoarthritis or the onset of other inflammatory disorders. Marketing and distribution of OTC-ASTX could be conducted through global consumer health companies or global pharmaceutical companies under license from Cardax, or through any other strategic relationship that we find acceptable.

If any of the higher doses of Cardax Astaxanthin tested in any such Phase II human clinical trials demonstrate robust safety and efficacy in an area of major unmet medical need, then we may decide to conduct pivotal Phase III trials and file a 505(b)(1) NDA to obtain an Rx label for “high-dose” Cardax Astaxanthin (“Rx-ASTX”). Rx-ASTX may be initially targeted for moderate-to-severe osteoarthritis, rheumatoid arthritis, cognitive decline, metabolic disease, dyslipidemia, or diabetes. Post-approval clinical studies could also be conducted to expand the initial label. Other potential indications driven by oxidative stress and inflammation include, but are not limited to, hepatitis, atherosclerosis, and recurrent thrombosis. Marketing and distribution of Rx-ASTX could be conducted through global pharmaceutical companies under license from Cardax.

Astaxanthin Disease Applications, Mechanism of Action, and Safety

Chronic inflammation and oxidative stress drive “inflammation syndrome” and “metabolic syndrome,” which are manifested in the form of multifactorial symptomatic disease, and redound to the treatment of many apparently distinct yet interconnected disorders at their inflammatory source with a safe and effective product such as astaxanthin.

Cardax Astaxanthin products deliver astaxanthin to the circulation. In the case of CDX-085, the novel astaxanthin ester cleaves in the gut and delivers non-esterified astaxanthin to the circulation. Microalgal astaxanthin consumer health products are comprised of a mixture of naturally occurring astaxanthin esters that also cleave in the gut and deliver non-esterified astaxanthin to the circulation. Non-esterified astaxanthin, as can be delivered by Cardax Astaxanthin, microalgal astaxanthin products, or other astaxanthin products, can be measured in blood and tissues and is generally recognized to be responsible for the anti-inflammatory and anti-oxidant effects and exceptional safety found in animals and humans following administration of astaxanthin products. For the purpose of discussing astaxanthin disease applications, mechanism of action, safety, and supporting scientific studies, whether examining non-esterified astaxanthin, naturally occurring astaxanthin esters, or novel astaxanthin esters, we refer to these products as “astaxanthin.”

Astaxanthin for Arthritis

We believe that there is a large potential market for osteoarthritis treatment. We estimate that there are more than 150 million people in developed nations that suffer from osteoarthritis who have the financial ability to pay for treatment through astaxanthin products. Assuming $1 per day for treatment, the potential market could exceed $50 billion annually. Recent expenditures for treatment of arthritis are also substantial. The Centers for Disease Control and Prevention of the U.S. Department of Health and Human Services (the “CDC”) report that the amount of direct medical expenditures in the United States for arthritis and other rheumatic conditions for 2003 was $80.8 billion. Drugs.com noted that aggregate U.S. sales of the top three injected TNF-α inhibitors totaled more than $12 billion in 2012. New oral anti-inflammatory drugs may also be approved, further increasing the amount expended for drug treatment. We expect that these drugs will be based on steroid, NSAID, or enzyme/receptor technologies that could pose significant side effects when administered chronically. In contrast, astaxanthin, at very low doses, reduces TNF-α in humans. In non-human tests, astaxanthin reduces TNF-α equivalent to a corticosteroid—considered to be the most potent of the anti-inflammatory compounds—as well as other important mediators of inflammation including hsCRP, prostaglandin E2 (“PGE-2”), interleukin 6 (“IL-6”), nuclear factor kappa B (“NF-κB”), and nitric oxide (“NO”). We believe that no evidence of the immunosuppressive effects of steroids or TNF-α inhibitors has been seen in multiple animal or human studies using astaxanthin. In fact, in animals, astaxanthin administration is statistically significantly associated with fewer infections.

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Astaxanthin for Cognitive Decline

According to the CDC, the number of U.S. adults aged 65 or older will more than double by 2030. As the percentage of elderly in the population continues to increase, the prevalence of diseases resulting in cognitive decline may be also expected to increase. While the underlying cause of cognitive decline still remains to be fully elucidated, many studies support the important pathophysiological role of oxidative stress and inflammation, particularly in both Alzheimer’s disease and Parkinson’s disease. Further, epidemiological studies support a relationship between brain carotenoids (i.e., a class of related natural compounds including astaxanthin) and cognitive performance. Measurable amounts of carotenoids have also been found in the human brain and are reported to be significantly lower in the brain of Alzheimer’s disease patients. Most importantly, a recently conducted, randomized, double-blind, placebo-controlled human clinical trial supported the potential for astaxanthin to improve cognitive function in an elderly population afflicted with age-related forgetfulness. The trial was conducted with astaxanthin doses comparable to current consumer health product doses. The development of an astaxanthin based anti-inflammatory approach to aid in cognitive decline represents potential treatment for an expanding population with few options to help slow progression or delay onset of these diseases.

Astaxanthin for Metabolic Syndrome

Metabolic syndrome is a combination of medical disorders that together increase the risk of developing cardiovascular disease, diabetes, and liver disease. Several pathophysiological features define metabolic syndrome including central obesity, increased triglyceride levels, decreased HDL-C levels, elevated blood pressure, and increased fasting glucose levels. In humans, astaxanthin has been shown to significantly lower triglycerides and increase HDL-C levels. Similarly, in animal models of disease, astaxanthin administration significantly decreased blood pressure, increased HDL-C levels, lowered triglycerides, and decreased fasting glucose levels. In addition, decreased levels of the metabolic regulator adiponectin are associated with dysfunction of critical signaling pathways that control glucose production and uptake, triglyceride production and distribution, and mitochondrial biogenesis and function. Astaxanthin has been shown in human and animal studies to significantly increase levels of adiponectin with the inference that restoration of adiponectin function is key to remediation of metabolic syndrome physiology. These studies underscore the potential for astaxanthin treatment to ameliorate the majority of physiological measures defining metabolic syndrome and thereby decrease the risk of ensuing cardiovascular disease, diabetes, and liver disease.

Astaxanthin for Triglyceride Reduction

Certain therapies for the reduction of triglycerides have issues of safety or convenience. Astaxanthin, however, has been shown to reduce elevated triglycerides in a multi-faceted, quantifiable, and safer manner. Fibric acid derivatives exhibit risks of adverse effects when used in combination with statins. Newer drugs such as purified derivatives of the omega-3 fatty acids must be taken at very high doses and some increase LDL-C concomitant with induced liver stress. In contrast, astaxanthin not only shows significant triglyceride and LDL-C lowering capability, at much lower, more manageable doses, but it also lowers key markers of inflammation such as TNF-α and raises HDL-C and adiponectin in humans.

Astaxanthin for Type 2 Diabetes

Type 2 diabetes mellitus (“T2DM”) is a metabolic disorder characterized by chronic high blood glucose in the context of insulin resistance and relative insulin deficiency. The rate of T2DM has increased materially over the last several decades in parallel with obesity. Chronic inflammation and oxidative stress, which influence intracellular signaling pathways critical to normal metabolic function, have been shown to play an important role in the pathology of T2DM. Drugs including the highly prescribed Metformin are presumed to act via pathways that regulate glucose production, insulin signaling, and mitochondrial functionality, including AMPK (adiponectin pathway) and PI-3/AKT (insulin receptor pathway). Astaxanthin has also been shown to upregulate adiponectin levels in humans and animal models of metabolic dysfunction and thereby restore AMPK pathway functionality. Additionally, astaxanthin has increased insulin levels, decreased glucose levels, and elevated measures of insulin sensitivity in several animal models of disease. Importantly, signaling pathways that regulate glucose and insulin signaling (PI-3/AKT) are often dysregulated and inhibited by oxidative stress and inflammation. Astaxanthin has been shown to upregulate and normalize these insulin and glucose pathways in animal models resulting in restoration of metabolic homeostasis. The evidence to date supports the potential for astaxanthin to ameliorate causes and symptoms of T2DM in humans.

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Astaxanthin for Hepatic Disease

While hepatitis C virus and hepatitis B virus related liver disease continues to be of significant health concern, several metabolism-linked liver diseases currently have significant prevalence including fatty liver disease (“FLD”), non-alcoholic steatohepatitis (“NASH”), and alcoholic steatohepatitis (“ASH”). NASH is the inflammatory progression of FLD and threatens to be the leading indication for liver transplantation in the United States. Chronic oxidative stress and inflammation play an important physiological role in the initiation and progression of NASH and ASH, a position supported by the fact that the anti-oxidant vitamin E has recently been shown to decrease liver enzyme levels and, importantly, diminish biopsy-determined liver pathology in the PIVENS trial, underscoring the importance of oxidative stress in NASH pathophysiology. Astaxanthin, which is normally processed and stored in the liver, has been shown in an animal model of liver disease to decrease elevated liver enzymes and diminish histological pathology. Current clinical treatments for NASH include the thiazolidinediones (pioglitazone and rosiglitazone) that appear to act via stimulation of peroxisome proliferator-activated receptor gamma (“PPAR-γ”) driven pathways to influence lipid and glucose metabolism. In cell studies, both vitamin E and astaxanthin also exhibit PPAR-γ activating capacities. The importance of chronic inflammation and oxidative stress on NASH and ASH pathological progression underscores the potential influence of astaxanthin to ameliorate liver disease in humans.

Astaxanthin for Atherosclerosis

Atherosclerosis is a syndrome affecting arterial blood vessels resulting from chronic inflammation and the accumulation of macrophages and LDL without adequate removal of fats and cholesterol by HDL. In addition to chronic inflammation, chronic oxidative and nitrosative stress also play a significant role in the disease via oxidation and dysregulation of LDL and HDL particles. Astaxanthin has been shown to significantly decrease LDL-C and ApoB levels, increase HDL-C, and decrease TNF-α in humans. Likewise, astaxanthin has been shown to significantly decrease total cholesterol and LDL-C levels and increased HDL-C levels in several animal models of disease. Astaxanthin has been shown to decrease atheroma formation in a diet-driven atherogenesis animal model as well as decrease several measures of LDL oxidation. The effect of astaxanthin on HDL and LDL functionality is understandable because astaxanthin is naturally located within HDL and LDL particles for distribution systemically. An important source of oxidative stress affecting HDL and LDL particles in humans is myeloperoxidase (“MPO”) and astaxanthin has been shown to significantly decrease MPO activity in animals. Astaxanthin was also shown in a cell-based study to increase cholesterol efflux from macrophages, a function that would drastically aid in reduction of atherosclerotic disease. These observations underscore the potential importance of astaxanthin in treatment of atherosclerosis and related cardiovascular diseases.

Astaxanthin for Thrombosis

Rethrombosis is a major risk for people who have had acute coronary syndrome or an ischemic stroke. The goal of therapy following thrombosis is to maintain arterial patency and to preserve the area of reduced perfusion in the heart or the brain. Following a thrombotic stroke, for example, the re-occlusion, or rethrombosis rate, is high, estimated at 30% overall in the first 30 days. A majority of the re-occlusive events occur within the initial 7-10 days post-treatment. While therapies targeting stroke and in particular brain salvage (i.e., neuroprotection) have had limited clinical success, we believe that prevention of the reformation of blood clots, or rethrombosis, is a novel and relatively efficient pathway to demonstrate feasibility for human use and to an eventual FDA approval for this indication. Lysing blood clots has already proven helpful with tissue plasminogen activator (“tPA”) and other thrombolytic agents, and prevention of rethrombosis can be measured in a statistically significant and clinically meaningful way. In several animal studies of thrombosis and rethrombosis, astaxanthin administration has been shown to demonstrate robust efficacy with no change in bleeding times.

Consistent with other astaxanthin disease applications, oxidative stress and inflammation play major roles in the pathophysiology of rethrombosis. While we plan to focus initially on arthritis, cognitive decline, and metabolic dysfunction, we remain very interested in areas such as rethrombosis and related platelet aggregation following an ischemic stroke, where animal models have been particularly predictive of human efficacy.

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Astaxanthin Mechanism of Action

Following oral administration of astaxanthin and intestinal uptake, astaxanthin is delivered initially to the liver via chylomicrons and subsequently distributed to tissues throughout the body via plasma lipoprotein particles including very low-density lipoprotein (“VLDL”), HDL, and LDL. Once in the cell, astaxanthin accumulates within various organelles including nuclear, endoplasmic reticulum (“ER”), and mitochondrial membranes. Localization within mitochondria is highly controlled by the cell and allows astaxanthin to uniquely regulate oxidative and nitrosative stress in a privileged location critical to normal metabolic function and often at the heart of metabolic dysfunction and aging. Due to its chemical structure, astaxanthin completely spans the lipid component of cell membranes, facilitating its biphasic (aqueous and lipid) anti-oxidant functions. In support of the unique property of astaxanthin, one study examined X-ray diffraction profiles of five structurally related anti-oxidants embedded in a lipid matrix and demonstrated that each oriented differently with only astaxanthin traversing the lipid, potentially explaining in part why other well-known anti-oxidants, including beta-carotene, vitamin C, and vitamin E, have not achieved greater clinical success. In addition to mitochondrial influence, astaxanthin’s aqueous and lipid anti-oxidant functions have the capacity to influence intracellular inflammatory and metabolic pathway signaling because many important intracellular pathways are directly modulated by inflammatory and oxidative stress mediators. In support of strong anti-oxidant function within the body, astaxanthin administration has been shown to demonstrate statistically significant anti-oxidant capacity in humans as measured by decreased isoprostanes, decreased MDA levels, increased TAC, and increased SOD, as well as decreased lipid peroxidation. Likewise, numerous animal studies have supported the extensive and powerful anti-oxidant capacity of astaxanthin in vivo. Many studies support the strong influence of astaxanthin on mitochondrial functionality, as well as inflammatory and metabolic intracellular signaling in animals and in cell-based models.

Astaxanthin Anti-Inflammatory Comparison to Steroids and NSAIDs

Glucocorticoid steroids and NSAIDS act mechanistically to trans-repress and reduce many inflammatory pathways/mediators including but not restricted to tumor necrosis factor alpha (TNF-α), interleukin one beta (IL-1β), nuclear factor kappa B (NF-κB), interleukin six (IL-6), prostaglandin E2 (PGE-2), monocyte chemoattractant protein one (MCP-1), extracellular signal-regulated kinase (ERK), c-jun N-terminal kinase (JNK), inducible nitric oxide synthase (iNOS) and cyclooxygenase 2 (COX-2). Astaxanthin has been shown in humans, animal models and cell systems to act upon and inhibit/reduce many of the same inflammatory mediators affected by glucocorticoid steroids and NSAIDs. Although Cardax’s particular astaxanthin product candidates have not been tested in human clinical studies, the following statements are based on relevant data derived from human/animal/cell system studies conducted using microalgal and synthetic astaxanthin sources. Importantly, administration of astaxanthin to humans reduced the inflammatory mediator TNF-α in an open label study and decreased C-Reactive Protein (CRP) in a double-blind, placebo-controlled study. More specifically, in animal models and cell culture systems, administration of astaxanthin reduced several markers of inflammation overlapping with glucocorticoid steroid targets. In particular, astaxanthin has been shown to significantly reduce TNF-α, IL-1β, NF-κB, IL-6, PGE-2, MCP-1, ERK, JNK, iNOS, and COX-2. In one comparative animal study, astaxanthin and prednisolone showed quantitatively equivalent efficacy by significantly reducing TNF-α and PGE-2 levels an equal amount when administered at equivalent doses.

Safety

Safety is a critical aspect of drug development in the current regulatory environment. Many anti-inflammatory drugs target highly specific biological enzymes or receptors such as cyclooxygenase 2 (“COX-2”), TNF-α, and C-C chemokine receptor type 2 (“CCR2”). While these natural targets play a significant role in inflammation, they are also critical components of other important biological pathways. With chronic use of most anti-inflammatory drugs, these pathways may not function normally, resulting in adverse side effects. Also, these treatments often negatively affect other crucial biological systems, creating additional off-target side effects.

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In contrast, astaxanthin safely reduces inflammation at its source, in that it:

●	localizes in the plasma, mitochondrial, and nuclear membranes;

●	scavenges or quenches the unwanted initiators and effectors of inflammation—reactive oxygen (“ROS”) and nitrogen species (“RNS”); and

●	demonstrates no evidence of the immunosuppressive effects of steroids or TNF-α inhibitors or off-target effects (e.g., receptor or pathway).

Our Other Programs

We have two other anti-inflammatory programs with potential applications in large markets that are in development: zeaxanthin esters for macular degeneration and hepatic disease; and lycophyll esters for prostate disease. Both of these product platforms have potential to be developed first as consumer health products and later as pharmaceuticals. We have used a limited amount of synthetic zeaxanthin in our preliminary research and development efforts. We plan additional research and development to select the optimal zeaxanthin esters for consumer health and/or pharmaceutical development through our own capabilities or through a strategic alliance or a manufacturing agreement. We have produced synthetic lycophyll and we plan to conduct additional research and development to first increase our production capabilities of lycophyll and then to select the optimal lycophyll esters for consumer health and/or pharmaceutical development through our own capabilities or through a strategic alliance or a manufacturing agreement.

Research and Development

Our research and development program is presently comprised of employees, consultants, including regulatory, scientific, and medical professionals, and third-party collaborators or contract organizations, including academic institutions, contract research organizations, and contract manufacturing organizations. We utilized dedicated internal synthetic chemistry, biology, and bioanalytical chemistry laboratories and a research and development staff to conduct discovery stage synthesis of product candidates (with transfer of materials and/or methods for additional process development and/or testing), in vitro testing of product candidates and related components to elucidate the mechanism of action, and analysis of biological samples from internal research and/or contract organizations to detect and quantify levels of product candidates and related components following administration of product in various studies. Our research and development staff has also worked with other professionals to identify, contract and transfer materials and methods, and oversee research and manufacturing by contract organizations. Contract organizations provide us with access to larger scale manufacturing, animal studies of disease, pharmacokinetics, and toxicity, and analysis that would not otherwise be available to us without significant expense. We anticipate that the majority of our research and development will be conducted by contract organizations with direction and oversight by our current internal research and development personnel, including two Ph.D. scientists, two Ph.D. scientific executives, one operational executive, and one M.D. consultant.

In addition to conducting or overseeing research and development activities, our research and development personnel analyze and interpret other research on astaxanthin, as well as related compounds, competing products, applicable disease pathology, and industry trends. In the United States National Library of Medicine’s online repository, PubMed.gov, there are more than 1,400 peer-reviewed journal articles that reference astaxanthin in the title or abstract, over 300 of which were published in the last three years, with the vast majority published by organizations and researchers that are not affiliated with us. This type of “open-source” research has served to significantly advance the understanding of astaxanthin, and has also presented our research and development personnel with the critical task of keeping up-to-date on all of the latest research and interpreting and integrating the findings with our research and that of others in order to serve as the preeminent thought leaders on astaxanthin’s mechanism of action and its application in biological systems and disease areas.

Our research and development expenditures totaled $491,829 and $1,160,771 for the years ended December 31, 2015 and 2014. These expenditures primarily reflect the compensation of our research and development personnel.

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Government Regulation

Most aspects of our business are subject to some degree of government regulation. For some of our products, government regulation is significant and, in general, there appears to be a trend toward more stringent regulation throughout the world, as well as global harmonization of various regulatory requirements. We expect to devote significant time, effort and expense to address the extensive government and regulatory requirements applicable to our business. We believe that we are no more or less adversely affected by existing government regulations than our competitors.

FDA Regulation

Pharmaceutical companies must comply with comprehensive regulation by the FDA and other regulatory agencies in the United States and comparable authorities in other countries. While the FDA does not require human clinical trials for consumer health products, we may conduct Phase I, Phase II, and/or Phase III clinical trials with our products.

We must obtain regulatory approvals by the FDA and, to the extent we have any international distribution of our products, foreign government agencies prior to human clinical testing and commercialization of any pharmaceutical product and for post-approval clinical studies for additional indications in approved drugs. We anticipate that any pharmaceutical product candidate will be subject to rigorous preclinical and clinical testing and pre-market approval procedures by the FDA and similar health authorities in foreign countries to the extent applicable. The extent to which our products are regulated by the FDA, and the designations applicable to our products, will depend upon the types of products we ultimately develop. We are currently evaluating other product developments or technologies to pursue and cannot predict, during this stage of our development, the scope of FDA or other agency regulation to which we or our products and technologies will be subject. Various federal statutes and regulations also govern or influence the preclinical and clinical testing, record-keeping, approval, labeling, manufacture, quality, shipping, distribution, storage, marketing and promotion, export and reimbursement of products and product candidates.

The steps ordinarily required before a drug product may be marketed in the United States include:

●	preclinical studies;

●	submission to the FDA of an IND, which must become effective before human clinical trials may commence;

●	adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate in the desired indication for use;

●	submission of a NDA to the FDA, together with payment of a substantial user fee; and

●	FDA approval of the NDA, including inspection and approval of the product manufacturing facility and select sites at which human clinical trials were conducted.

Preclinical trials typically involve laboratory evaluation of product candidate chemistry, formulation and stability, as well as animal studies to assess the potential safety and efficacy of each product candidate. The results of preclinical trials are submitted to the FDA as part of an IND and are reviewed by the FDA before the commencement of clinical trials. Unless the FDA objects to an IND, the IND will become effective 30 days following its receipt by the FDA. Submission of an IND may not result in FDA clearance to commence clinical trials, and the FDA’s failure to object to an IND does not guarantee FDA approval of a marketing application.

Clinical trials involve the administration of the product candidate to humans under the supervision of a qualified principal investigator. In the United States, clinical trials must be conducted in accordance with Good Clinical Practices under protocols submitted to the FDA as part of the IND. In addition, each clinical trial must be approved and conducted under the auspices of an institutional review board and with the patient’s informed consent. We would be subject to similar protocols and similar regulatory considerations if we conduct clinical trials outside the United States.

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The goal of Phase I clinical trials is to establish initial data about safety and tolerability of the product candidate in humans. The investigators seek to evaluate the effects of various dosages and to establish an optimal dosage level and schedule.

The goal of Phase II clinical trials is to provide evidence about the desired therapeutic efficacy of the product candidate in limited studies with small numbers of carefully selected subjects. Investigators also gather additional safety data.

Phase III clinical trials consist of expanded, large-scale, multi-center studies in the target patient population. This phase further tests the product’s effectiveness, monitors side effects, and, in some cases, compares the product’s effects to a standard treatment, if one is already available. Phase III trials are designed to more rigorously test the efficacy of a product candidate and are normally randomized, double-blinded, and placebo-controlled. Phase III trials are typically monitored by an independent data monitoring committee, or DMC, which periodically reviews data as a trial progresses. A DMC may recommend that a trial be stopped before completion for a number of reasons including safety concerns, patient benefit or futility.

Data obtained from this development program are submitted as part of a NDA to the FDA and possibly to corresponding agencies in other countries for review. The NDA requires agency approval prior to marketing in the relevant country. Extensive regulations define the form, content and methods of gathering, compiling and analyzing the product candidate’s safety and efficacy data.

The process of obtaining regulatory approval can be costly, time consuming and subject to unanticipated delays. Regulatory agencies may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied and may also require additional testing for safety and efficacy and/or post-marketing surveillance or other ongoing requirements for post-marketing studies. In some instances, regulatory approval may be granted with the condition that confirmatory Phase IV clinical trials are carried out, and if these trials do not confirm the results of previous studies, regulatory approval for marketing may be withdrawn. Moreover, each regulatory approval of a product is limited to specific indications. The FDA or other regulatory authorities may approve only limited label information for the product. The label information describes the indications and methods of use for which the product is authorized, may include Risk Evaluation and Mitigation Strategies and, if overly restrictive, may limit a sponsor’s ability to successfully market the product. Regulatory agencies routinely revise or issue new regulations, which can affect and delay regulatory approval of product candidates.

Furthermore, pharmaceutical manufacturing processes must conform to current Good Manufacturing Practices, or cGMPs. Manufacturers, including a drug sponsor’s third-party contract manufacturers, must expend time, money and effort in the areas of production, quality control and quality assurance, including compliance with stringent record-keeping requirements. Manufacturing establishments are subject to periodic inspections by the FDA or other health authorities, in order to assess, among other things, compliance with cGMP. Before approval of the initiation of commercial manufacturing processes, the FDA will usually perform a preapproval inspection of the facility to determine its compliance with cGMP and other rules and regulations. In addition, foreign manufacturing establishments must also comply with cGMPs in order to supply products for use in the United States, and are subject to periodic inspection by the FDA or by regulatory authorities in certain countries under reciprocal agreements with the FDA. Manufacturing processes and facilities for pharmaceutical products are highly regulated. Regulatory authorities may choose not to certify or may impose restrictions, or even shut down existing manufacturing facilities that they determine are non-compliant.

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FDA GRAS Determination

“GRAS” is an acronym for the phrase “generally recognized as safe,” which the FDA utilizes to describe those substances that, in the generally recognized opinion of the scientific community, will not be harmful to consumers, provided the substance is used as intended. According to applicable FDA regulations, any substance that is intentionally added to food is a food additive, which is subject to premarket review and approval by FDA, unless the substance is generally recognized, among qualified experts, as having been adequately shown to be safe under the conditions of its intended use. Under sections 201(s) and 409 of the Federal Food, Drug, and Cosmetic Act (the “FD&C Act”), and FDA’s implementing regulations in 21 CFR 170.3 and 21 CFR 170.30, the use of a food substance may be GRAS either through scientific procedures or, for a substance used in food before 1958, through experience based on common use in food. General recognition of safety through scientific procedures requires the same quantity and quality of scientific evidence as is required to obtain approval of the substance as a food additive and ordinarily is based upon published studies, which may be corroborated by unpublished studies and other data and information. General recognition of safety through experience based on common use in foods requires a substantial history of consumption for food use by a significant number of consumers.

Manufacturers of GRAS substances may provide the FDA with a notification of GRAS determination, which includes a description of the substance, the applicable conditions of use, and an explanation of how the substance was determined to be safe. Upon review of such a notification, the FDA may respond with a “no questions” position, whereby the manufacturer’s determination that a product is GRAS for its intended purposes is affirmed. Alternatively, manufacturers may elect to “self-affirm” a given substance as GRAS without FDA notification but should retain all applicable safety data used for GRAS determination in the case of FDA inquiry.

Synthetic copies of naturally-occurring dietary ingredients or related components do not qualify as dietary ingredients under the FD&C Act, but substances that have been affirmed by the FDA as GRAS, self-affirmed as GRAS, or approved as direct food additives in the U.S. may be marketed as dietary ingredients, subject to FDA regulations for dietary ingredients.

FDA NDI Notification

The Dietary Supplement Health and Education Act of 1994 (the “DSHEA”) (Pub. L. 103-417) was signed into law on October 25, 1994 and amended the FD&C Act by adding: (i) section 201(ff) (21 U.S.C. 321(ff)), which defines the term “dietary supplement”, and (ii) section 413 (21 U.S.C. 350b), which defines the term “new dietary ingredient” (“NDI”) and requires the manufacturer or distributor of an NDI, or of the dietary supplement that contains the NDI, to submit a premarket notification to FDA at least 75 days before introducing/delivering the supplement into interstate commerce, unless the NDI and any other dietary ingredients in the dietary supplement have been present in the food supply without chemical alteration (21 U.S.C. 350b(a)(1)). The NDI notification must contain applicable information, including history of use and citations to published articles, from which the manufacturer or distributor of the NDI or dietary supplement has concluded that the dietary supplement containing the NDI will be reasonably expected to be safe under the conditions of its intended use. NDI notifications are not required for the marketing of approved food additives or GRAS substances as NDIs unless the dietary ingredient has been chemically altered.

Hawaii Tax Credit

For tax years 2006 to 2010, our predecessor received an aggregate amount of $1,262,117 in refundable tax credits from the State of Hawaii – Department of Taxation in connection with qualified research expenditures in the State of Hawaii. The Hawaii Tax Credit for Research Activities (“HTCRA”) was intended to encourage taxpayers to design, develop, and/or improve products, processes, techniques, formulas or software and intended to reward programs that pursue innovation in the State of Hawaii. The HTCRA was discontinued by the State of Hawaii for tax years 2011 and 2012, but was made available again starting in tax year 2013 with certain modifications to the qualification and credit calculations.

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Federal Research and Development Tax Credit

In January 2013, the President of the United States signed into law the American Taxpayer Relief Act of 2012, which extended the United States research and development tax credit (the “Research Credit”) under Section 41 of the Internal Revenue Code of 1986, as amended, for tax years 2012 and 2013, as well as other provisions. The Research Credit provided taxpayers, such as the Company with a specified tax credit for qualified research activities, including those conducted by us. The Research Credit expired on December 31, 2013.

Federal Qualified Therapeutic Development Project Credit

In 2010, our predecessor received $244,479 as a refundable Qualifying Therapeutic Discovery Project (“QTDP”) tax credit from the federal government. The QTDP Program was a tax benefit (a tax credit or grant) to small firms that showed significant potential to produce new and cost-saving therapies, support United States jobs, and increase United States competitiveness. The QTDP Program was part of the Patient Protection and Affordable Care Act of 2010, and was included in Section 48D of the Internal Revenue Code of 1986, as amended. To provide an immediate boost to United States biomedical research, the credit or grant was available for qualified investments made, or to be made, in tax years 2009 and 2010.

Other Regulations

Pharmaceutical companies, including us, are subject to various federal and state laws pertaining to healthcare “fraud and abuse,” including anti-kickback and false claims laws. The Federal Anti- K ickback Statute makes it illegal for any person, including a prescription drug manufacturer, or a party acting on its behalf, to knowingly and willfully solicit, offer, receive or pay any remuneration, directly or indirectly, in exchange for, or to induce, the referral of business, including the purchase, order or prescription of a particular drug, for which payment may be made under federal healthcare programs such as Medicare and Medicaid. Some of the state prohibitions apply to referral of patients for healthcare services reimbursed by any source, not only the Medicare and Medicaid programs.

In the course of practicing medicine, physicians may legally prescribe FDA approved drugs for an indication that has not been approved by the FDA and which, therefore, is not described in the product’s approved labeling, so-called “off-label use.” The FDA does not ordinarily regulate the behavior of physicians in their choice of treatments. The FDA and other governmental agencies do, however, restrict communications on the subject of off-label use by a manufacturer or those acting on behalf of a manufacturer. Companies may not promote FDA-approved drugs for off-label uses. The FDA and other governmental agencies do permit a manufacturer (and those acting on its behalf) to engage in some limited, non-misleading, non-promotional exchanges of scientific information regarding unapproved indications. The United States False Claims Act prohibits, among other things, anyone from knowingly and willfully presenting, or causing to be presented for payment to third-party payers (including Medicare and Medicaid) claims for reimbursed drugs or services that are false or fraudulent, claims for items or services not provided as claimed or claims for medically unnecessary items or services. Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including imprisonment, fines and civil monetary penalties, as well as possible exclusion from federal health care programs (including Medicare and Medicaid). In addition, under this and other applicable laws, such as the Food, Drug and Cosmetic Act, there is an ability for private individuals to bring similar actions. Further, there is an increasing number of state laws that require manufacturers to make reports to states on pricing and marketing information. Many of these laws contain ambiguities as to what is required to comply with the law.

We are subject to various laws and regulations regarding laboratory practices and the experimental use of animals in connection with our research. In each of these areas, as above, the FDA and other regulatory authorities have broad regulatory and enforcement powers, including the ability to suspend or delay issuance of approvals, seize or recall products, withdraw approvals, enjoin violations and institute criminal prosecution, any one or more of which could have a material adverse effect upon our business, financial condition and results of operations.

We must comply with regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other federal, state and local regulations. We are subject to federal, state and local laws and regulations governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain hazardous or potentially hazardous materials. We may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and development involves the controlled use of hazardous materials, including, but not limited to, certain hazardous chemicals.

Our activities are also potentially subject to federal and state consumer protection and unfair competition laws. We are also subject to the United States Foreign Corrupt Practices Act, or the FCPA, which prohibits companies and individuals from engaging in specified activities to obtain or retain business or to influence a person working in an official capacity. Under the FCPA, it is illegal to pay, offer to pay, or authorize the payment of anything of value to any foreign government official, governmental staff members, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. In addition, federal and state laws protect the confidentiality of certain health information, in particular, individually identifiable information, and restrict the use and disclosure of that information. At the federal level, the Department of Health and Human Services promulgated health information privacy and security rules under the Health Insurance Portability and Accountability Act of 1996. In addition, many state laws apply to the use and disclosure of health information.

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Competition

The industry in which we intend to compete is subject to intense competition. We believe that our ability to compete will be dependent in large part upon our ability to continually enhance and improve our products and technologies. In order to do so, we plan to effectively utilize and expand our research and development capabilities. Competition is based primarily on scientific and technological superiority, technical support, availability of patent protection, protection of trade secrets, access to adequate capital, ability to develop, acquire and market products successfully, ability to obtain governmental approvals and ability to serve the particular needs of customers. We intend to compete on the basis of safety, effectiveness, convenience, manufacturing superiority, intellectual property, and where appropriate, price.

Because of the broad manifestation of inflammation in chronic disease, numerous pharmaceutical and biotechnology companies are developing or producing anti-inflammatory therapeutic agents. These companies include, but are not limited to: AbbVie, Amgen, Astellas, AstraZeneca, Bayer, Boehringer Ingelheim, Bristol-Myers Squibb, Eisai, Eli Lilly, Gilead, GlaxoSmithKline, Johnson & Johnson, Merck, MT Pharma, Nestle/Pamlab, Novartis, Pfizer, Reata, Roche/Genentech, Sanofi-Aventis, Servier, Takeda, Vivus.

In addition to competing with non-astaxanthin anti-inflammatory drugs, we intend to compete with microalgal astaxanthin consumer health products on the basis of our global-scale manufacturing capability and product purity. Leading manufacturers of microalgal astaxanthin include Cyanotech, which produces the BioAstin brand; Fuji Health Science (parent company: Fuji Chemical), which produces the AstaREAL brand; and Algatechnologies, which produces the AstaPure brand. Many other companies, including Valensa International (parent company: EID Parry), acquire astaxanthin from these or other smaller manufacturers. We believe that large-scale, multi-fold expansion of naturally produced microalgal astaxanthin would require large amounts of land, and fresh water for open pond systems or large amounts of infrastructure and energy for closed systems, and, consequently, a significant if not overwhelming amount of investment capital. Furthermore, microalgal astaxanthin products, which are lipophilic extracts of a commercially cultivated microalgae, typically have relatively low astaxanthin content, with the majority of the product comprised of other lipophilic, non-astaxanthin microalgal compounds. In contrast, our synthetically manufactured astaxanthin products have very high astaxanthin content, with consistent purity. Higher relative astaxanthin content reduces the size/number of capsules or tablets required to achieve equivalent circulating levels of astaxanthin. We may also face competition from other synthetic astaxanthin consumer health products, although competitors in this space are limited by the substantial cost and technical expertise required to develop large-scale, industrial production of astaxanthin.

Our success will also depend in large part on our ability to obtain and maintain international and domestic patent and other legal protections for the proprietary technology that we consider important to our business. We intend to continue to seek appropriate patent protection for our products where applicable by filing patent applications in the United States and other selected countries. We intend for these patent applications to cover, where applicable, claims for composition of matter, uses, processes for preparation and formulations. Our success will also depend on our ability, and the ability of our current and/or future strategic partners to maintain trade secrets related to proprietary production methods for products that we, or our partners, intend to market.

Raw Materials and Components

We utilize strategic partners, contract manufacturers, and/or other third-party suppliers for the production of our products and product candidates. The raw materials and supplies required for the production of our products and product candidates may be available, in some instances from one supplier, and in other instances, from multiple suppliers. In those cases where raw materials are only available through one supplier, such supplier may be either a sole source (the only recognized supply source available to us) or a single source (the only approved supply source for us among other sources). We, our strategic partners, contract manufacturers, and/or other third-party suppliers will adopt appropriate policies to attempt, to the extent feasible, to minimize our raw material supply risks, including maintenance of greater levels of raw materials inventory and implementation of multiple raw materials sourcing strategies, especially for critical raw materials. Although to date we have not experienced any significant delays in obtaining any raw materials from suppliers, we cannot provide assurance that we, our strategic partners, contract manufacturers, and/or other third-party suppliers will not face shortages from one or more of them in the future.

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Customers

In late August 2016, we initiated limited consumer sales of ZanthoSyn™, our first commercial product. On January 25, 2017, we began selling ZanthoSyn™ to GNC stores in Hawaii on a wholesale basis.

Intellectual Property

We have obtained and are continuing to seek patent protection for compositions of matter, pharmaceutical compositions, and pharmaceutical uses, in certain disease areas, of our various carotenoid analogs and derivatives. Such carotenoids include, but are not limited to, astaxanthin, zeaxanthin, lutein, and/or lycophyll, and esters and other analogs and derivatives of these compounds. More specifically, we seek to protect: (i) the composition of matter of novel carotenoid analogs and derivatives, (ii) pharmaceutical compositions comprising synthetic or natural preparations of novel or natural occurring carotenoid analogs and derivatives, and (iii) the pharmaceutical use of synthetic preparations of novel or naturally occurring carotenoid analogs and derivatives in specific disease areas, including, but not limited to, the treatment of inflammation and related tissue damage, liver disease, and reperfusion injury, as well as the pharmaceutical use of synthetic or natural preparations of novel or natural occurring carotenoid analogs and derivatives for the reduction of platelet aggregation. We intend to enforce and defend our intellectual property rights consistent with our strategic business objectives.

We own 21 issued patents, including 14 in the United States and 7 others in China, India, Japan, and Hong Kong, related to the technology described above. These patents will expire during the years of 2023 to 2028, subject to any patent term extensions of the individual patent. We have 5 foreign patent applications pending in Europe, Canada, and Brazil, also related to the technology described above. Of these patents and patent applications, 20 patents and 4 patent applications have coverage related to astaxanthin analogs and derivatives; however, our proprietary technologies and business opportunities are not dependent on any single patent or sub-set of patents—the portfolio, which includes coverage related to compositions of matter, pharmaceutical compositions, and pharmaceutical uses, as described above, provides the comprehensive coverage that we deem material to our business.

Our strategic alliances also provide intellectual property benefits. BASF owns all manufacturing technology related to ASTX-1 developed under the BASF Agreement; however, BASF must exclusively supply ASTX-1 to Cardax for pharmaceutical applications, and in the event BASF becomes unable to supply ASTX-1, we would receive a reasonable royalty-bearing, irrevocable, worldwide non-exclusive license to certain intellectual property rights related to the manufacture of ASTX-1.

Employees

As of the date of this prospectus, we have 5 full-time employees and 3 part-time employees dedicated to our consumer health and pharmaceutical business. None of our employees are subject to a collective bargaining agreement. We believe the relations with our employees are satisfactory.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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Management

Set forth below is a list of the names, ages and positions of our directors and executive officers.

Name	Age	Position(s)
George W. Bickerstaff, III	61	Chairman of the Board of Directors
David G. Watumull	6 7	President, Chief Executive Officer, and Director
Terence A. Kelly, Ph.D.	55	Director
Michele Galen	60	Director
John B. Russell	44	Chief Financial Officer and Treasurer
Richard M. Morris	56	Secretary
David M. Watumull	3 5	Vice President, Operations, Assistant Treasurer, and Assistant Secretary

Biographies of Directors and Executive Officers

George W. Bickerstaff, III has served as our Chairman since August 12, 2016 and a Director since June 16, 2014. Mr. Bickerstaff is currently a Managing Director of M.M. Dillon & Co., LLC, which he joined in 2005. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global pharmaceuticals and consumer health company, including Chief Financial Officer of Novartis Pharma AG from October 2000 to May 2005. From December 1999 to September 2000, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Workscape, Inc. a provider of employee-related information services. From July 1998 to December 1999, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Uniscribe Professional Services, Inc., a nationwide provider of paper and technology-based document management solutions. From January 1998 to June 1998, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Intellisource Group, Inc., a provider of information technology solutions to the federal, state and local government and utility markets. From July 1997 to December 1997, Mr. Bickerstaff served as Vice President of Finance of Cognizant Corporation, a global business information services company. From January 1990 to June 1997, Mr. Bickerstaff served in various senior finance roles, including Chief Financial Officer of IMS Healthcare, a global business information services company in the healthcare and pharmaceutical industries. Prior to that, Mr. Bickerstaff held various finance, audit and engineering positions with the Dun & Bradstreet Corporation and General Electric Company. Mr. Bickerstaff has been a member of the board of directors of CareDx, Inc., a company that develops, markets, and delivers diagnostic surveillance solutions for organ transplant recipients, since April 2014. Mr. Bickerstaff was a member of the board of directors of Vion Pharmaceuticals, Inc., from June 2005 to March 2010. Mr. Bickerstaff’s nonprofit activities include serving on the board of directors of the International Vaccine Institute, the International Centre for Missing and Exploited Children, The Center for Disease Dynamics, Economics & Policy and The Global Alliance for Vaccines and Immunization. Mr. Bickerstaff holds a B.S. in Engineering and a B.A. in Business Administration from Rutgers University (1978). Mr. Bickerstaff’s experience through various roles in establishing the strategic, operational, and financial direction of numerous private and public companies, including those in the pharmaceutical industry, will be instrumental in enabling our Board to implement our strategic plan.

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David G. Watumull has served as our Chief Executive Officer, President, and Director since February 7, 2014. Mr. Watumull has served as the Chief Executive Officer, President, and Director of Pharma since its inception in May 2013 and as the Chief Executive Officer, President, and Director of Holdings since its inception in March 2006. Mr. Watumull is a co-founder of Holdings and has over 20 years of experience as a biotechnology industry executive. From 2001 to 2006, Mr. Watumull served as President, Chief Executive Officer, and Director of Hawaii Biotech, Inc. Mr. Watumull was Executive Vice President of Aquasearch, Inc., a public astaxanthin consumer health company, from 1998 to 2000. From 1997 to 1998 he headed his own biotech research firm, Watumull & Co. From 1994 to 1997 he was a biotech research analyst, money manager, and investment banker at First Honolulu Securities. From 1992 to 1994 he led his own money management firm, Biovest, Inc. Prior to that, from 1982 to 1992, Mr. Watumull worked at Paine Webber in various capacities, including as a biotech money manager and investment executive. Mr. Watumull’s extensive background in the biotechnology industry, his operational acumen, and his position of leadership since the founding of our business uniquely qualifies him to serve as a member of our Board.

Terence A. Kelly, Ph.D. has served as a Director since June 16, 2014. Dr. Kelly has over 20 years of experience as a scientist and executive in the pharmaceutical industry starting as a medicinal chemist in 1990. Dr. Kelly is currently the President and Chief Executive Officer of CoMentis, Inc. and a founder of Kelly Pharma Research Consulting, LLC. From 1990 to 2009, Dr. Kelly served in various scientific and executive positions at Boehringer Ingelheim, where after a successful early career developing LFA-1 antagonists, he led its US-based medicinal chemistry department, which included 145 scientists in the high throughput screening, computational chemistry, structural biology, combinatorial chemistry and medicinal chemistry groups. Dr. Kelly holds a B.S. degree in Chemistry at Rensselaer Polytechnic Institute (1982) and a Ph.D. degree in Chemistry at the University of Texas at Austin (1988). He completed postdoctoral work in natural products synthesis at Yale University (1988-1990) and holds an MBA from New York University, Stern School of Business (1998). Dr. Kelly is the co-author of over 25 scientific publications and serves on the College of Natural Sciences Advisory Council for the University of Texas. Dr. Kelly’s scientific training and his track record of delivering high quality compounds into advanced clinical studies provide valuable skills and knowledge to our Board.

Michele Galen has served as a Director since January 4, 2017. Ms. Galen serves as a strategic advisor and board member across pharmaceuticals, biotechnology, health start-ups and global health, drawing on her broad experience in global business, communications, law and journalism. From June 2016 to present, Ms. Galen has led an independent consultancy, Michele Galen LLC. From April 2015 to June 2016, Ms. Galen served as Global Head, Communications and Public Affairs, for Shire plc, a biotechnology company, where she served as the lead communications and public affairs advisor on the successful $32 billion acquisition and integration of Baxalta. From February 2015 to March 2015, Ms. Galen led an independent consultancy, Michele Galen LLC. From May 2014 to January 2015, Ms. Galen served as a senior advisor to Novartis AG. From February 2012 to May 2014, Ms. Galen led Global Communications for Novartis AG, based in Basel, Switzerland. From February 2010 to February 2012, Ms. Galen served as Vice President and Global Head of Communications & Patient Advocacy for Novartis Pharma AG. From October 2003 to February 2010, Ms. Galen served as Vice President and Global Head, Oncology Affairs for Novartis Pharma AG. From February 2001 to October 2003, Ms. Galen served as Vice President, Corporate Communications for Novartis Pharmaceuticals Corporation. Earlier in her career, Ms. Galen was a Managing Director in the global public relations firm Burson-Marsteller. There, she co-founded the Organizational Change Communications practice. She is an award-winning journalist, and worked as Legal Editor and Social Issues Editor at Business Week magazine. Ms. Galen is a member of the New York State Bar and practiced law at Stroock, Stroock & Lavan LLP, and Skadden, Arps LLP, Slate, Meagher & Flom. Ms. Galen currently serves on the inaugural board of directors of Global Oncology, and on the advisory board of MK&A, a global healthcare consultancy firm. Formerly, she served as a pro bono advisor to the UNICEF Office of Public Advocacy, and on the boards of the Global Health Council and Stupid Cancer. Ms. Galen received a B.A. from George Washington University, M.S. from the Columbia University Graduate School of Journalism, and J.D. from New York University School of Law. She also completed the External Executive Coaching Intensive at Columbia University.

John B. Russell, CPA, has served as our Chief Financial Officer and Treasurer since February 7, 2014. Mr. Russell has also served as the Chief Financial Officer and Treasurer of Pharma and Holdings since July 2013. Mr. Russell is the founder of JBR Business Solutions, LLC and has served as its President since 2010. Mr. Russell has over 20 years of accounting, finance, operations, and SEC reporting experience in biopharmaceutical and high-tech industries. From 2010 to the present, he has served as Chief Financial Officer for various privately-held start-up companies. Mr. Russell was in charge of the Business Advisory Services for the Grant Thornton Honolulu office from 2006 to 2010. From 2005 to 2006, Mr. Russell worked at a consulting company as the Operations Consulting - Financial Management lead, advising Cisco Systems, Inc. Mr. Russell was the General Accounting Manager of the publicly traded company Scios Inc. from 2003 to 2005, where he was in charge of SEC reporting and internal controls. Mr. Russell was the Controller for several portfolio companies in the venture capital firm, Raza Foundries, Inc., from 2001 to 2002, and the General Accounting Manager for inSilicon Corporation, a public company, from 2000 to 2001. Previous to that, Mr. Russell was an auditor at PricewaterhouseCoopers LLP from 1995 to 2000. Mr. Russell is a licensed CPA in Hawaii and has a B.A. in Economics/Accounting from Claremont McKenna College.

Richard M. Morris has served as our Secretary since February 7, 2014. Mr. Morris has served as Assistant Secretary of Pharma since May 2013 and Assistant Secretary of Holdings since July 2013. Mr. Morris is a Partner at Herrick, Feinstein LLP, our legal counsel (“Herrick”). As a partner of Herrick, Mr. Morris represents a variety of clients, primarily in corporate matters. Prior to becoming a lawyer, Mr. Morris was an auditor with the Commodities Exchange in New York and later focused on operations and financial management at Kidder Peabody. He also was the U.S. Audit Manager for the financial division for a diversified Australian company. Mr. Morris has a B.S. in Accounting from New York University (1982) and a J.D. from Fordham University School of Law (1990), with bar admissions in New York and Connecticut.

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David M. Watumull has served as our Vice President, Operations, Assistant Treasurer, and Assistant Secretary since February 7, 2014. Mr. Watumull has served as Vice President, Operations of Pharma since its inception in May 2013, Assistant Treasurer and Assistant Secretary of Pharma since July 2013, and Secretary and Treasurer of Pharma from its inception in May 2013 to July 2013. Mr. Watumull has served as Vice President, Operations, Assistant Treasurer, and Assistant Secretary of Holdings since July 2013, and previously as Director, Operations and Finance from 2009 to 2013, Operations Manager from 2008 to 2009, and Program Manager from its inception in 2006 to 2009. Mr. Watumull heads day-to-day company operations related to product manufacturing, sales, marketing, and fulfillment, accounting, banking, budgeting, leasing, insurance, debt/equity transactions and due diligence, capitalization structure, reporting, corporate governance, contracting and related legal matters, intellectual property, human resources, front office, facilities and equipment, and information technology. Mr. Watumull also manages the relationships, timelines, and budgets of development partners, contractors, and regulatory consultants associated with the production and testing of Cardax product candidates. Mr. Watumull was previously Program Manager at Hawaii Biotech, Inc. from 2005 to 2006, Project Coordinator from 2004 to 2005, and Information Technology Associate / Manager from 2002 to 2004. Mr. Watumull also worked at Aquasearch, Inc. from 2000 to 2001 in various capacities including Medical Information Specialist and Information Technology Associate. Mr. Watumull graduated first in his high school class and studied Electrical Engineering at the University of Hawaii.

Executive officers are appointed by our Board of Directors. Each executive officer holds his or her office until he or she resigns, is removed by our Board of Directors or his or her successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his or her office until his or her successor is elected and qualified or his or her earlier resignation or removal.

There have been no material changes to the procedures by which security holders may recommend nominees to our Board of Directors since our last annual report.

Family Relationships

David G. Watumull is the father of David M. Watumull. There are no other family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Code of Ethics

Our Code of Business Conduct and Ethics, effective as of February 7, 2014 (the “Code of Ethics”), contains the ethical principles by which our Chief Executive Officer and Chief Financial Officer, among others, are expected to conduct themselves when carrying out their duties and responsibilities. A copy of our Code of Ethics may be found on our website at www.cardaxpharma.com. We will provide a copy of our Code of Ethics to any person, without charge, upon request, by writing to David G. Watumull, Cardax, Inc., 2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822.

Board Committees

We are not required under the Securities and Exchange Act to maintain any committees of our Board of Directors. We have formed certain committees of our board as a matter of preferred corporate practices.

We have an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

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Audit Committee. Our audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our consolidated financial statements, including the following:

●	monitors the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;

●	assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm;

●	provides a medium for consideration of matters relating to any audit issues; and

●	prepares the audit committee report that the rules require be included in our filings with the SEC.

The members of our audit committee are George W. Bickerstaff, III (Chairperson) and Terence A. Kelly, Ph.D. Our audit committee has a written charter available on our website at www.cardaxpharma.com.

Compensation Committee. Our compensation committee reviews and recommends policy relating to compensation and benefits of our officers, directors and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these persons in light of those goals and objectives and setting compensation of these persons based on such evaluations. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

The members of our compensation committee are Terence A. Kelly, Ph.D. (Chairperson) and George W. Bickerstaff, III. Our compensation committee has a written charter available on our website at www.cardaxpharma.com.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors; evaluating our Board of Directors and our management; developing, reviewing and recommending corporate governance guidelines and a corporate code of business conduct and ethics; and generally advises our Board of Directors on corporate governance and related matters.

The members of our nominating and corporate governance committee are Terence A. Kelly, Ph.D. (Chairperson) and George W. Bickerstaff, III. Our nominating and corporate governance committee has a written charter available on our website at www.cardaxpharma.com.

Indemnification

We maintain directors’ and officers’ liability insurance. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances. We have entered into indemnification agreements with our directors to provide our directors and certain of their affiliated parties with additional indemnification and related rights. See “Indemnification of Directors and Officers” for further information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to Delaware law, we are informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither us nor our stockholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval; and (ii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Executive Compensation

The following sets forth information with respect to the compensation awarded or paid to David G. Watumull, our Chief Executive Officer, Nicholas Mitsakos, our former Executive Chairman of the Board, and David M. Watumull, our Vice President, Operations, for all services rendered in all capacities to the Company and its predecessors during the fiscal years ending December 31, 201 5 and 201 6 . These three executive officers are referred to as the “named executive officers” throughout this prospectus. In addition, the following sets forth information with respect to the compensation awarded or paid to our two highest compensated individuals not serving as executive officers, Gilbert M. Rishton, our Chief Science Officer, and Timothy J. King, our Vice President, Research, for all services rendered in all capacities to the Company and its predecessors during the fiscal years ending December 31, 201 5 and 201 6 .

Compensation of Executive Officers

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers, and our two highest compensated individuals not serving as executive officers, for the two fiscal years ended December 31, 201 5 and 201 6 , which includes cash compensation, stock options awarded in lieu of cash compensation, and all other compensation:

Name	Year	Cash Comp.(1)		Stock Options in Lieu of Cash Comp.(2)		All Other Comp.(3)	Total
David G. Watumull	2015	$88,807	(4)	$205,424		$16,151	$310,382
Chief Executive Officer	2016	$48,682	(5)	$46,463		$8,935	$104,080

Nicholas Mitsakos	2015	$9,231	(6)	$167,884	(6)	$-	$177,115
Former Executive Chairman	2016	$-		$37,500	(7)	$-	$37,500

David M. Watumull	2015	$63,230		$113,308		$5,917	$182,455
Vice President, Operations	2016	$55,718	(8)	$33,771		$3,736	$93,225

Gilbert M. Rishton	2015	$72,461		$135,232		$526	$208,219
Chief Science Officer	2016	$27,003	(9)	$40,694		$167	$67,864

Timothy J. King	2015	$63,230		$113,308		$281	$176,819
Vice President, Research	2016	$45,146	(10)	$33,771		$-	$78,917

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(1)	The amounts disclosed refer to cash compensation.

(2)	The amounts disclosed refer to stock options awarded in lieu of cash compensation.

(3)	The amounts disclosed refer to imputed income in connection with certain benefits and/or insurance premiums paid in lieu of additional cash compensation.

(4)	The annual salary of Mr. David G. Watumull was decreased to $225,000 effective April 2015.

(5)	On March 28, 2016, Mr. David G. Watumull was furloughed and agreed to continue service as Chief Executive Officer for cash compensation equal to the minimum wage. On September 6, 2016, the compensation arrangement of Mr. David G. Watumull was amended so that, effective September 8, 2016, he would receive bi-weekly compensation equal to $4,327.

(6)	The annual compensation of Mr. Mitsakos as the former Executive Chairman was decreased to $150,000 effective April 2015, payable quarterly in arrears in the form of equity.

(7)

Mr. Mitsakos agreed, effective April 1, 2016, to suspend any additional equity compensation, until otherwise agreed by the Company. Effective August 12, 2016, we accepted the request for a leave of absence and resignation by Mr. Mitsakos as Executive Chairman and member of the Board of Directors.

(8)	On March 28, 2016, Mr. David M. Watumull was furloughed and agreed to continue service as Vice President, Operations for cash compensation equal to the minimum wage. On June 3, 2016, the compensation arrangement of David M. Watumull was amended so that, effective May 30, 2016, he would receive bi-weekly compensation equal to $3,269.

(9)	On March 28, 2016, Mr. Rishton was furloughed and would from time to time be re-engaged to the extent his services are required at cash compensation equal to the hourly minimum wage. On September 6, 2016, the compensation arrangement of Mr. Rishton was amended so that, effective September 8, 2016, he would receive bi-weekly compensation equal to $1,923.

(10)	On March 28, 2016, Mr. King was furloughed and would from time to time be re-engaged to the extent his services were required at cash compensation equal to the hourly minimum wage. On June 3, 2016, the compensation arrangement of Mr. King was amended so that, effective May 30, 2016, he would receive bi-weekly compensation equal to $1,635. On September 6, 2016, the compensation arrangement of Mr. King was amended so that, effective September 8, 2016, he would receive bi-weekly compensation equal to $3,269.

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Outstanding Equity Awards to Executive Officers at Fiscal Year-End 201 6

The following table sets forth information regarding outstanding option awards to our named executive officers as of December 31, 201 6 :

	Option awards(1)(2)
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date
David G. Watumull	1,750,588		-	-	$0.155	February 7, 2024
David G. Watumull	4,941,845		-	-	$0.625	February 7, 2024
David G. Watumull	468,498	(3)	-	-	$0.32	June 30, 2020
David G. Watumull	390,686	(3)	-	-	$0.20	June 30, 2020
David G. Watumull	89,523	(3)	-	-	$0.49	September 30, 2020
David G. Watumull	137,675	(3)	-	-	$0.27	December 31, 2020
David G. Watumull	774,385	(3)	-	-	$0.06	March 31, 2021

Nicholas Mitsakos	1,496,700		-	-	$0.155	February 7, 2024
Nicholas Mitsakos	2,762,121		-	-	$0.625	February 7, 2024
Nicholas Mitsakos	263,736	(3)	-	-	$0.32	June 30, 2020
Nicholas Mitsakos	288,462	(3)	-	-	$0.20	June 30, 2020
Nicholas Mitsakos	129,310	(3)	-	-	$0.49	September 30, 2020
Nicholas Mitsakos	170,455	(3)	-	-	$0.27	December 31, 2020
Nicholas Mitsakos	625,000	(3)	-	-	$0.06	March 31, 2021

David M. Watumull	45,058		-	-	$0.155	February 7, 2024
David M. Watumull	2,388,554		-	-	$0.625	February 7, 2024
David M. Watumull	160,806	(3)	-	-	$0.32	June 30, 2020
David M. Watumull	284,917	(3)	-	-	$0.20	June 30, 2020
David M. Watumull	67,639	(3)	-	-	$0.49	September 30, 2020
David M. Watumull	104,021	(3)	-	-	$0.27	December 31, 2020
David M. Watumull	562,846	(3)	-	-	$0.06	March 31, 2021

(1)	The type of securities underlying all outstanding option awards is our common stock.

(2)	None of our named executive officers have received stock awards.

(3)	Stock options awarded in lieu of cash compensation.

Compensation of Directors

Mr. Mitsakos, our former Executive Chairman of the Board, received compensation for his services as a director as set forth under “Compensation of Executive Officers.”

The following table sets forth information regarding each element of compensation that we paid or awarded to our current independent directors for the two fiscal years ended December 31, 201 5 and 201 6 :

Name	Year	Cash Comp.	Equity Awards		Total
George W. Bickerstaff, III	2015	$-	$58,333	(1)	$58,333
George W. Bickerstaff, III	2016	$-	$41,667	(2)	$41,667

Terence A. Kelly	2015	$-	$58,333	(3)	$58,333
Terence A. Kelly	2016	$-	$41,667	(4)	$41,667

(1)	The amount disclosed represents compensation recognized in 2015 for stock awarded in connection with services provided by Mr. Bickerstaff as an independent director.

(2)

The amount disclosed represents compensation recognized in 2016 for stock awarded in connection with services provided by Mr. Bickerstaff as an independent director. Effective April 1, 2016, Mr. Bickerstaff agreed to suspend any additional equity compensation, until otherwise agreed by the Company. On September 6, 2016, the compensation arrangement of Mr. Bickerstaff was amended so that effective September 30, 2016, he would each receive quarterly equity compensation of $12,500 in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of our common stock based on the higher of the then current market price or $0.15 per share, with such compensation prorated for one of three months for the quarter ended September 30, 2016.

(3)	The amount disclosed represents compensation recognized in 2015 for stock awarded in connection with services provided by Dr. Kelly as an independent director.

(4)

The amount disclosed represents compensation recognized in 2016 for stock options awarded in connection with services provided by Dr. Kelly as an independent director. Effective April 1, 2016, Dr. Kelly agreed to suspend any additional equity compensation, until otherwise agreed by the Company. On September 6, 2016, the compensation arrangement of Dr. Kelly was amended so that effective September 30, 2016, he would each receive quarterly equity compensation of $12,500 in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of our common stock based on the higher of the then current market price or $0.15 per share, with such compensation prorated for one of three months for the quarter ended September 30, 2016.

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The following table sets forth information regarding each element of compensation that we paid or awarded to our former independent directors for the two fiscal years ended December 31, 201 5 and 201 6 :

Name	Year	Cash Comp.	Stock Awards		Total
Frank C. Herringer (1)	2015	$-	$23,787	(1)	$23,787

Tamar D. Howson (3)	2015	$-	$-		$-

(1)	Mr. Herringer’s service as our independent director ended in 2015.

(2)	The amount disclosed represents compensation recognized in 2015 for stock awarded in connection with continued services provided by Mr. Herringer as an independent director. The shares of common stock were subject to a risk of forfeiture and vested quarterly in arrears commencing on June 1, 2014.

(3)	Ms. Howson’s service as our independent director ended in 2015.

Outstanding Equity Awards to Directors at Fiscal Year-End 201 6

Mr. Mitsakos, our former Executive Chairman of the Board, received option awards for his services as a director as set forth under “Outstanding Equity Awards to Directors at Fiscal Year-End 201 6 .”

The following table sets forth information regarding outstanding equity awards to our independent directors as of December 31, 201 6 :

	Stock awards (1)	Option awards (2)
Name	Number of securities awarded	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date
George W. Bickerstaff, III	895,564	-	-	-	$-	-

Terence A. Kelly	411,163		-	-	$-	-
Terence A. Kelly	-	416,667	-	-	$0.06	March 31, 2021
Terence A. Kelly	-	27,778	-	-	$0.15	September 30, 2021
Terence A. Kelly	-	83,333	-	-	$0.15	December 31, 2021

(1)	All shares are fully vested.

(2)	The type of securities underlying all outstanding option awards is our common stock.

Employment and Consulting Agreements

On February 7, 2014, we entered into employment agreements with each of Messrs. David G. Watumull, David M. Watumull, Gilbert M. Rishton, and Timothy J. King, which provided for employment for an initial term of one year, subject to renewal and earlier termination rights as provided in such agreements. These agreements provide for compensation terms and duration of employment as set forth in each such agreement. Such agreements include restrictive covenants concerning competition with us and solicitation of our employees and clients, if such individuals are terminated for cause as defined in such agreements.

On February 7, 2014, we entered into an Agreement for Services as the Executive Chairman with Nicholas Mitsakos, pursuant to which Mr. Mitsakos agreed to serve as our Executive Chairman. We agreed to pay Mr. Mitsakos an annual salary of $240,000 for his services as an executive officer.

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To conserve cash resources while seeking additional financing, we and our employees, including Messrs. David G. Watumull, David M. Watumull, Gilbert M. Rishton, and Timothy J. King, agreed to reduce cash compensation effective January 15, 2015. In addition, Mr. Mitsakos reduced his cash compensation to zero. The amount of an individual’s compensation that was not paid was deferred.

On June 30, 2015, the compensation arrangements of Messrs. David G. Watumull, David M. Watumull, Gilbert M. Rishton, and Timothy J. King were amended so that, effective after June 30, 2015, we had the right to pay any compensation due to such officer during any calendar quarter that was not paid in cash in the form of shares of our common stock or incentive stock options under the 2014 Plan. In addition, the amount of the unpaid cash compensation that accrued during the first and second quarters of 2015 was paid with incentive stock options under the 2014 Plan.

On June 30, 2015, the compensation arrangement with Mr. Mitsakos was amended so that, effective April 1, 2015, Mr. Mitsakos would receive an aggregate annual compensation equal to $150,000, payable quarterly, in arrears, in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of our common stock under the 2014 Plan. In addition, the amount of the unpaid cash compensation that accrued during the first and second quarters of 2015 was paid with non-qualified stock options under the 2014 Plan. Effective August 12, 2016, we accepted the request for a leave of absence and resignation by Mr. Mitsakos as Executive Chairman and member of the Board of Directors.

On March 28, 2016, we furloughed all of our employees and independent contractors indefinitely and arranged with our Chief Executive Officer, David G. Watumull; our Chief Financial Officer, John B. Russell; and our Vice President, Operations, David M. Watumull, to continue their services for cash compensation equal to the minimum wage. In addition, each of the directors agreed, effective April 1, 2016, to suspend any additional equity compensation, until otherwise agreed by the Company.

On June 3, 2016, the compensation arrangement of David M. Watumull was amended so that, effective May 30, 2016, he would receive bi-weekly compensation equal to $3,269 and the compensation arrangement of Timothy J. King was amended so that, effective May 30, 2016, he would receive bi-weekly compensation equal to $1,635.

On September 6, 2016, the compensation arrangements of certain officers were amended so that effective September 8, 2016, (i) David G. Watumull would receive bi-weekly compensation equal to $4,327, (ii) Gilbert M. Rishton would receive bi-weekly compensation equal to $1,923, and (iii) Timothy J. King would receive bi-weekly compensation equal to $3,269.

On September 6, 2016, the compensation arrangement with JBR Business Solutions, LLC, under which John B. Russell serves as our Chief Financial Officer, was amended so that effective September 30, 2016, he would receive monthly compensation of $3,500.

On September 6, 2016, the compensation arrangements of the independent directors of the Company were amended so that effective September 30, 2016, they would each receive quarterly equity compensation of $12,500 in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of the Company’s common stock under the Cardax, Inc. 2014 Equity Compensation Plan based on the higher of the then current market price or $0.15 per share , with such compensation prorated for one of three months for the quarter ended September 30, 2016.

2014 Equity Compensation Plan

Our 2014 Plan is administered by our compensation committee. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of Cardax and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company. The issuance of awards under the 2014 Plan is at the discretion of our compensation committee, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under the 2014 Plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries. An aggregate of 45,420,148 shares of our common stock have been reserved for issuance under the 2014 Plan, which is subject to adjustment as described in such plan. As of February 7, 2017 , there were 6,848,645 shares of common stock available for future awards under the 2014 Plan.

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Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

Nicholas Mitsakos, our former Executive Chairman, is the sole owner, Chairman and Chief Executive Officer of Arcadia Holdings, Inc. (“Arcadia”). On September 23, 2010, Arcadia purchased a certain secured promissory note from Holdings in the principal amount of $99,900. On March 23, 2013, that certain secured promissory note, as amended, together with all accrued interest thereon owed to Arcadia, was converted into a certain secured convertible promissory note of Holdings in the principal amount of $125,852. On May 31, 2013, that certain secured convertible promissory note, together with all accrued interest thereon owed to Arcadia, was exchanged for a certain secured convertible promissory note of Pharma in the principal amount of $128,231. Upon the consummation of the Merger, (i) the outstanding principal amount of that certain secured convertible promissory note of Pharma, together with all accrued interest thereon owed to Arcadia, was automatically converted into an aggregate number of 219,335 shares of our common stock and (ii) Cardax issued to Arcadia a warrant to purchase an aggregate of 219,335 shares of our common stock at an exercise price equal to $0.625 per share through February 7, 2019.

Frank C. Herringer, our former Director, is the trustee of the Frank C. and Maryellen Cattani Herringer 1995 Family Trust (the “Herringer Trust”). On September 23, 2010, the Herringer Trust purchased a certain secured promissory note from Holdings in the principal amount of $49,950. On March 23, 2013, that certain secured promissory note, as amended, together with all accrued interest thereon owed to the Herringer Trust, was converted into a certain secured convertible promissory note of Holdings in the principal amount of $62,926. On May 31, 2013, that certain secured convertible promissory note, together with all accrued interest thereon owed to the Herringer Trust, was exchanged for a certain senior secured convertible promissory note of Pharma in the principal amount of $64,116. Upon the consummation of the Merger, (i) the outstanding principal amount of that certain secured convertible promissory note of Pharma, together with all accrued interest thereon owed to the Herringer Trust, was automatically converted into an aggregate number of 109,667 shares of our common stock and (ii) Cardax issued to the Herringer Trust a warrant to purchase an aggregate of 109,667 shares of our common stock at an exercise price equal to $0.625 per share through February 7, 2019.

On January 30, 2012, Koffee Korner Inc. issued (1) 10,000,000 shares of its common stock to its sole director and sole officer Nazneen D’Silva in exchange for her ownership interest in Koffee Korner’s Inc., a Texas corporation, and (2) 200,000 shares of its common stock to its former legal counsel Frank J. Hariton as a founder and promoter. We distributed all of the shares of Koffee Korner’s Inc., to Nazneen D’Silva, pursuant to that certain Spin-Off Agreement, dated as of February 7, 2014, which provides that we are indemnified and held harmless against any and all losses, liabilities, damages and expenses whatsoever as and when incurred arising out of, or based upon, or in connection with our business and the business of Koffee Korner’s Inc. prior to the date of such distribution.

On July 30, 2013, Pharma entered into an agreement with JBR Business Solutions, LLC, pursuant to which John B. Russell agreed to serve as Pharma’s chief financial officer. Pharma agreed to pay JBR Business Solutions a fee of $7,000 per month. John B. Russell, our Chief Financial Officer, is the founder and president of JBR Business Solutions.

Between May 2013 and November 2013, Paulson Cardax Investments I, LLC purchased certain senior secured convertible promissory notes from Pharma in the aggregate principal amount of $2,281,792. Upon the consummation of the Merger, (i) the outstanding principal amount of those certain senior secured convertible promissory notes, together with all accrued interest thereon, was automatically converted into an aggregate number of 3,872,434 shares of our common stock and (ii) Cardax issued to Paulson Cardax Investments I, LLC a warrant to purchase an aggregate of 3,872,434 shares of our common stock at an exercise price equal to $0.625 per share through February 7, 2019.

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Immediately prior to the closing of the Merger further described above, Holdings owned approximately 39% of our issued and outstanding common stock and we owned 40% of the issued and outstanding common stock of Pharma.

From July 1, 2013 to February 7, 2014, we leased our principal office, located at 167 Penn Street, Washington Boro, Pennsylvania, on a month-to-month basis from our former chief executive officer Austin Kibler for a monthly rent of $1.00. Effective February 10, 2014, shortly after our acquisition of Cardax Pharma, Inc., we moved our principal office to Honolulu, Hawaii.

On June 16, 2014, we issued 160,550 shares of our common stock to each of George W. Bickerstaff, III, Tamar D. Howson, Terence A. Kelly, Ph.D., and Frank C. Herringer, directors of the Company. Such shares were issued to each director as compensation for his or her service as an independent director of the Company pursuant to the terms of agreements between each independent director and the Company. On July 14, 2014, we issued 37,675 shares of our common stock to George W. Bickerstaff, III in connection with his appointments as Chairperson of the Audit Committee and member of the Nominating and Corporate Governance Committee. On July 14, 2014, we issued 37,675 shares of our common stock to Tamar D. Howson in connection with her appointments as Chairperson of the Compensation Committee and member of the Audit Committee. On July 14, 2014, we issued 37,675 shares of our common stock to Frank C. Herringer in connection with his appointments as Chairperson of the Nominating and Corporate Governance Committee and member of the Compensation Committee. On July 14, 2014, we issued 21,528 shares of our common stock to Terence A. Kelly, Ph.D. in connection with his appointments as member of the Compensation Committee and member of the Audit Committee. The shares issued to each independent director were subject to a risk of forfeiture and vest quarterly in arrears, commencing on June 1, 2014.

On June 30, 2015, we entered into an agreement with George W. Bickerstaff, III and Terence A. Kelly, Ph.D. that provided for the annual compensation of each independent director equal to $100,000, payable quarterly in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of our common stock under the 2014 Plan. In addition, each independent director received a grant of 55,556 shares of our common stock for compensation during June 2015. On September 30, 2015, each independent director received a grant of 73,529 shares of our common stock pursuant to the agreement. On December 31, 2015, each independent director received a grant of 100,000 shares of our common stock pursuant to the agreement. On March 31, 2016, George W. Bickerstaff, III received 357,143 shares of our common stock pursuant to the agreement, and Terence A. Kelly, Ph.D. received an option to purchase 416,667 shares of our common stock at an exercise price of $0.06 per share pursuant to the agreement. In addition, each of the directors agreed, effective April 1, 2016, to suspend any additional equity compensation, until otherwise agreed by the Company. On September 6, 2016, the compensation arrangements of the independent directors of the Company were amended so that effective September 30, 2016, they will each receive quarterly equity compensation of $12,500 in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of the Company’s common stock under the Cardax, Inc. 2014 Equity Compensation Plan based on the higher of the then current market price or $0.15 per share , with such compensation prorated for one of three months for the quarter ended September 30, 2016. On September 30, 2016, George W. Bickerstaff, III received 27,778 shares of our common stock pursuant to the agreement, and Terence A. Kelly, Ph.D. received an option to purchase 27,778 shares of our common stock at an exercise price of $0.15 per share pursuant to the agreement. On December 31, 2016, George W. Bickerstaff, III received 83,333 shares of our common stock pursuant to the agreement, and Terence A. Kelly, Ph.D. received an option to purchase 83,333 shares of our common stock at an exercise price of $0.15 per share pursuant to the agreement.

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On January 4, 2017, our Board of Directors elected Michele Galen to serve as an independent director until our next annual meeting of stockholders. Ms. Galen will receive quarterly equity compensation of $12,500 in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of our common stock under the Cardax, Inc. 2014 Equity Compensation Plan based on the higher of the then current market price or $0.15 per share. Such compensation is subject to adjustment commensurate with any adjustment of compensation for our other independent directors.

On June 30, 2015, our compensation arrangement with JBR Business Solutions, LLC, under which John B. Russell serves as our Chief Financial Officer, was amended so that, effective after June 30, 2015, we had the right to pay up to 50% of any compensation due during any calendar quarter that was not paid in cash in the form of shares of our common stock or non-qualified stock options under the 2014 Plan. In addition, 50% of the amount of the unpaid cash compensation that accrued during the first and second quarters of 2015 was paid with non-qualified stock options under the 2014 Plan: 50% of the unpaid amount that accrued during the first quarter of 2015 or $12,565 was paid by a non-qualified stock option to purchase 59,835 shares of our common stock at an exercise price of $0.32 per share, and 50% of the unpaid amount that accrued during the second quarter of 2015 or $8,115 was paid by a non-qualified stock option to purchase 62,424 shares of our common stock at an exercise price of $0.20 per share. On September 30, 2015, 50% of the unpaid amount that accrued during the third quarter of 2015 or $5,497 was paid by a non-qualified stock option to purchase 18,956 shares of our common stock at an exercise price of $0.49 per share. On December 31, 2015, 50% of the unpaid amount that accrued during the fourth quarter of 2015 or $5,497 was paid by a non-qualified stock option to purchase 24,988 shares of our common stock at an exercise price of $0.27 per share. Mr. Russell is the Managing Partner of JBR Business Solutions, LLC. On March 28, 2016, Mr. Russell was furloughed and agreed to continue service as Chief Financial Officer for cash compensation equal to the minimum wage. On September 6, 2016, the compensation arrangement with JBR Business Solutions, LLC, under which John B. Russell serves as our Chief Financial Officer, was amended so that effective September 30, 2016, he would receive monthly compensation of $3,500.

On December 30, 2015, we completed our merger with Holdings, our former principal stockholder. At closing, Holdings merged with and into us. There was not any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings received an aggregate number of 31,597,574 shares of our common stock and warrants to purchase 1,402,426 shares of our common stock. The 33,000,000 restricted shares of our common stock held by Holdings were cancelled upon the closing of the Holdings Merger. Accordingly, there was not any change to our fully diluted capitalization due to the Holdings Merger. David G. Watumull and Nicholas Mitsakos were the only directors of Holdings upon the Holdings Merger. Each individual was also a director of us and a stockholder of Holdings. Each individual had a personal interest in the Holdings Merger, and received shares of our common stock in exchange for their equity interest in Holdings. An aggregate of 1,201,242 shares of our common stock were issued in the Holdings Merger to Arcadia Holdings, Inc., which Mr. Mitsakos may be deemed to beneficially own as the Chairman and CEO of Arcadia Holdings, Inc., and 190,570 shares of our common stock were issued in the Holdings Merger to Mr. Mitsakos. An aggregate of 408,172 shares of our common stock and a warrant to purchase 50,992 shares of our common stock at an exercise price equal to $0.981 per share through December 31, 2018 were issued in the Holdings Merger to the David G. Watumull Revocable Living Trust, which Mr. Watumull may be deemed to beneficially own as the Trustee.

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Director Independence

George W. Bickerstaff, III , Terence A. Kelly, Ph.D. , and Michele Galen are our independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship that, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;

●	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the ownership of our common stock as of February 7, 2017 for:

●	each director;

●	each person known by us to own beneficially 5% or more of our common stock;

●	each executive officer named in the summary compensation table elsewhere in this report; and

●	all directors and executive officers as a group.

The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, to the best of our knowledge each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name	Amount of Beneficial Ownership of Common Stock		Percent of Common Stock(1)

Directors and Executive Officers
George W. Bickerstaff, III(2)	895,564	(3)	1.0%
Terence A. Kelly, Ph.D.(4)	938,941	(5)	1. 1%
Michele Galen(6)	-		0.0%
David G. Watumull(7)	9,012,364	(8)	9. 5%
David M. Watumull(9)	3,613,841	(10)	4. 0%
John B. Russell(1 1 )	331,997	(12)	0.4%
All directors and executive officers as a group (5 persons)	14,792,707		14.9%

Beneficial Owner of 5% or more
Nicholas Mitsakos(1 3 )	7,566,266	(14)	8. 2%

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(1)	Based on 86,156,209 shares of common stock issued and outstanding as of February 7, 2017 .

(2)	The address of Mr. George W. Bickerstaff, III is c/o Cardax, Inc., 2800 Woodlawn Drive, Honolulu, Hawaii 96822. Mr. Bickerstaff is the current Chairman Board of Directors.

(3)	Represents 895,564 shares of common stock.

(4)	The address of Dr. Terence A. Kelly is c/o Cardax, Inc., 2800 Woodlawn Drive, Honolulu, Hawaii 96822. Dr. Kelly is a member of our Board of Directors.

(5)	Represents (a) 411,163 shares of common stock, (b) 416,667 shares of common stock issuable upon exercise by Dr. Kelly of options that are presently exercisable, at an exercise price of $0.06 per share, and (c) 111,111 shares of common stock issuable upon exercise by Dr. Kelly of options that are presently exercisable, at an exercise price of $0.15 per share.

(6)	The address of Ms. Michele Galen is c/o Cardax, Inc., 2800 Woodlawn Drive, Honolulu, Hawaii 96822. Ms. Galen is a member of our Board of Directors.

(7)	The address of Mr. David G. Watumull is c/o Cardax, Inc., 2800 Woodlawn Drive, Honolulu, Hawaii 96822. Mr. David G. Watumull is our President, CEO, and a member of our Board of Directors.

(8)	Represents (a) 1,750,588 shares of common stock issuable upon exercise by Mr. David G. Watumull of options that are presently exercisable, at an exercise price of $0.155 per share, (b) 4,941,845 shares of common stock issuable upon exercise by Mr. David G. Watumull of options that are presently exercisable, at an exercise price of $0.625 per share, (c) 468,498 shares of common stock issuable upon exercise by Mr. David G. Watumull of options that are presently exercisable, at an exercise price of $0.32 per share, (d) 390,686 shares of common stock issuable upon exercise by Mr. David G. Watumull of options that are presently exercisable, at an exercise price of $0.20 per share, (e) 89,523 shares of common stock issuable upon exercise by Mr. David G. Watumull of options that are presently exercisable, at an exercise price of $0.49 per share, (f) 137,675 shares of common stock issuable upon exercise by Mr. David G. Watumull of options that are presently exercisable, at an exercise price of $0.27 per share, (g) 774,385 shares of common stock issuable upon exercise by Mr. David G. Watumull of options that are presently exercisable, at an exercise price of $0.06 per share, (h) 408,172 shares of common stock issued in the Holdings Merger, which Mr. Watumull may be deemed to beneficially own as the Trustee of the David G. Watumull Revocable Living Trust, and (i) 50,992 shares of common stock issuable upon exercise of a certain warrant issued in the Holdings Merger at an exercise price of $0.981 per share, which Mr. Watumull may be deemed to beneficially own as the Trustee of the David G. Watumull Revocable Living Trust.

(9)	The address of Mr. David M. Watumull is c/o Cardax, Inc., 2800 Woodlawn Drive, Honolulu, Hawaii 96822. Mr. David M. Watumull is our Vice President, Operations.

(10)	Represents (a) 45,058 shares of common stock issuable upon exercise by Mr. David M. Watumull of options that are presently exercisable, at an exercise price of $0.155 per share, (b) 2,388,554 shares of common stock issuable upon exercise by Mr. David M. Watumull of options that are presently exercisable, at an exercise price of $0.625 per share, (c) 160,806 shares of common stock issuable upon exercise by Mr. David M. Watumull of options that are presently exercisable, at an exercise price of $0.32 per share, (d) 284,917 shares of common stock issuable upon exercise by Mr. David M. Watumull of options that are presently exercisable, at an exercise price of $0.20 per share, (e) 67,639 shares of common stock issuable upon exercise by Mr. David M. Watumull of options that are presently exercisable, at an exercise price of $0.49 per share, (f) 104,021 shares of common stock issuable upon exercise by Mr. David M. Watumull of options that are presently exercisable, at an exercise price of $0.27 per share, and (g) 562,846 shares of common stock issuable upon exercise by Mr. David M. Watumull of options that are presently exercisable, at an exercise price of $0.06 per share.

(11)	The address of Mr. John B. Russell is c/o Cardax, Inc., 2800 Woodlawn Drive, Honolulu, Hawaii 96822. Mr. Russell is our Chief Financial Officer.

(12)	Represents (a) 59,835 shares of common stock issuable upon exercise of options that are presently exercisable, at an exercise price of $0.32 per share, which Mr. Russell may be deemed to beneficially own as the Managing Partner of JBR Business Solutions, LLC, (b) 62,424 shares of common stock issuable upon exercise of options that are presently exercisable, at an exercise price of $0.20 per share, which Mr. Russell may be deemed to beneficially own as the Managing Partner of JBR Business Solutions, LLC, (c) 18,956 shares of common stock issuable upon exercise of options that are presently exercisable, at an exercise price of $0.49 per share, which Mr. Russell may be deemed to beneficially own as the Managing Partner of JBR Business Solutions, LLC, (d) 24,988 shares of common stock issuable upon exercise of options that are presently exercisable, at an exercise price of $0.27 per share, which Mr. Russell may be deemed to beneficially own as the Managing Partner of JBR Business Solutions, LLC, and (e) 165,794 shares of common stock issuable upon exercise of options that are presently exercisable, at an exercise price of $0.06 per share, which Mr. Russell may be deemed to beneficially own as the Managing Partner of JBR Business Solutions, LLC.

(13)	The address of Mr. Nicholas Mitsakos is One Ferry Building, Suite 255, San Francisco, CA 94111. Effective August 12, 2016, we accepted the request for a leave of absence and resignation by Mr. Mitsakos as Executive Chairman and member of the Board of Directors.

(1 4 )	Represents (a) 1,496,700 shares of common stock issuable upon exercise by Mr. Mitsakos of options that are presently exercisable, at an exercise price of $0.155 per share, (b) 2,762,121 shares of common stock issuable upon exercise by Mr. Mitsakos of options that are presently exercisable, at an exercise price of $0.625 per share, (c) 263,736 shares of common stock issuable upon exercise by Mr. Mitsakos of options that are presently exercisable, at an exercise price of $0.32 per share, (d) 288,462 shares of common stock issuable upon exercise by Mr. Mitsakos of options that are presently exercisable, at an exercise price of $0.20 per share, (e) 129,310 shares of common stock issuable upon exercise by Mr. Mitsakos of options that are presently exercisable, at an exercise price of $0.49 per share, (f) 170,455 shares of common stock issuable upon exercise by Mr. Mitsakos of options that are presently exercisable, at an exercise price of $0.27 per share, (g) 625,000 shares of common stock issuable upon exercise by Mr. Mitsakos of options that are presently exercisable, at an exercise price of $0.06 per share, (h) 219,335 shares of common stock, which may be deemed to be beneficially owned by Mr. Mitsakos as the sole owner, Chairman and CEO of Arcadia Holdings, Inc., the owner of such shares, (i) 219,335 shares of common stock issuable upon exercise by Arcadia Holdings, Inc. of warrants that are presently exercisable, at an exercise price of $0.625 per share, and which may be deemed to be beneficially owned by Mr. Mitsakos, (j) 1,201,242 shares of common stock issued in the Holdings Merger to Arcadia Holdings, Inc., which Mr. Mitsakos may be deemed to beneficially own as the Chairman and CEO of Arcadia Holdings, Inc., and (k) 190,570 shares of common stock issued in the Holdings Merger.

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Description of Securities

Authorized Capital Stock

Our authorized share capital consists of 400,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of February 7, 2017 , 86,156,209 shares of our common stock were outstanding. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

In addition, our authorized but unissued common shares could be used by our Board of Directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, our common stock may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

Preferred Stock

As of the date of this prospectus, there were no shares of our preferred stock issued and outstanding.

Our authorized preferred stock is “blank check” preferred. Accordingly, subject to limitations prescribed by law, our Board is expressly authorized, at its discretion, to adopt resolutions to issue shares of preferred stock of any class or series, to fix the number of shares of any class or series of preferred stock and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by our stockholders.

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Options

We adopted our 2014 Plan, pursuant to which we may grant options or other equity incentive awards to employees or other persons on terms and conditions determined by our Board of Directors or our compensation committee. The options or other equity awards that may be granted under this plan may qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The number of shares of our common stock reserved for issuance upon the exercise or exchange of such options or other equity incentive awards accounted for 20.5% of our capitalization as of February 7, 2017 , determined on a fully diluted basis.

We have outstanding under our 2014 Plan adopted and approved by the Board and our stockholders the following:

●	Options to purchase an aggregate of 19,148,909 shares of our common stock at an exercise price equal to $0.625 per share, exercisable through February 7, 2024. Fifty percent of these options became immediately exercisable as of February 7, 2014, and the remaining 50% vested ratably on a monthly basis through February 7, 2015.

●	Options to purchase an aggregate of 784,984 shares of our common stock at an exercise price equal to $0.155 per share, exercisable through May 15, 2020. These options became immediately exercisable on February 7, 2014.

●	Options to purchase an aggregate of 4,274,606 shares of our common stock at an exercise price equal to $0.155 per share, exercisable through February 7, 2024. These options became immediately exercisable on February 7, 2014.

●	Options to purchase an aggregate of 1,979,246 shares of our common stock at an exercise price equal to $0.32 per share, exercisable through June 30, 2020. These options became immediately exercisable on June 30, 2015.

●	Options to purchase an aggregate of 2,672,830 shares of our common stock at an exercise price equal to $0.20 per share, exercisable through June 30, 2020. These options became immediately exercisable on June 30, 2015.

●	Options to purchase an aggregate of 713,653 shares of our common stock at an exercise price equal to $0.49 per share, exercisable through September 30, 2020. These options became immediately exercisable on September 30, 2015.

●	Options to purchase an aggregate of 1,091,161 shares of our common stock at an exercise price equal to $0.27 per share, exercisable through December 31, 2020. These options became immediately exercisable on December 31, 2015.

●	Options to purchase an aggregate of 5,945,469 shares of our common stock at an exercise price equal to $0.06 per share, exercisable through March 31, 2021. These options became immediately exercisable on March 31, 2016.

●	An option to purchase an aggregate of 100,000 shares of our common stock at an exercise price equal to $0.07 per share, exercisable through July 11, 2021. One-quarter (1/4) of the shares vest on the last day of each calendar quarter following July 11, 2016.

●	An option to purchase an aggregate of 27,778 shares of our common stock at an exercise price equal to $0.15 per share, exercisable through September 30, 2021. These options became immediately exercisable on September 30, 2016.

●

An option to purchase an aggregate of 83,333 shares of our common stock at an exercise price equal to $0.15 per share, exercisable through December 31, 2021. These options became immediately exercisable on December 31, 2016.

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Warrants

As of the date of this prospectus, we have outstanding warrants to purchase an aggregate of 91,427,536 shares of our common stock under the following:

●	Warrants to purchase 27,705,782 shares of our common stock at an exercise price of $0.625 per share, subject to certain specified adjustments for changes or reclassifications to our common stock. Each warrant may be exercised at any time, in whole or in part, on any business day that is on or prior to February 7, 2019. Warrants for the purchase of up to 3,660,445 shares of our common stock may be exercised on a cashless exercise basis, in accordance with the terms set forth in such warrants. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price.

●	A warrant to purchase 300,000 shares of our common stock at an exercise price of $0.50 per share until February 7, 2019.

●	A warrant to purchase 30,000 shares of our common stock at an exercise price of $0.40 per share until November 10, 2019.

●	A warrant to purchase 50,000 shares of our common stock at an exercise price of $0.30 per share until March 31, 2020.

●	Warrants to purchase 12,041,450 shares of our common stock at an exercise price of $0.10 per share until March 31, 2020.

●	Warrants to purchase 4,515,554 shares of our common stock at an exercise price of $0.1667 per share until March 31, 2020.

●	A warrant to purchase 149,000 shares of our common stock at an exercise price of $0.30 per share until December 31, 2020.

●	A warrant to purchase 298,000 shares of our common stock at an exercise price of $0.10 per share until December 31, 2020.

●	A warrant to purchase 111,750 shares of our common stock at an exercise price of $0.1667 per share until December 31, 2020.

●	Warrants to purchase 15,100,000 shares of our common stock at an exercise price of $0.08 per share until various dates in 2021 and 2022.

●	Warrants to purchase 15,100,000 shares of our common stock at an exercise price of $0.12 per share until various dates in 2021 and 2022.

●	Warrants to purchase 15,100,000 shares of our common stock at an exercise price of $0.16 per share until various dates in 2021 and 2022.

●	Warrants to purchase 192,047 shares of our common stock at an exercise price of $0.981 per share until various dates in 2017.

●	Warrants to purchase 101,984 shares of our common stock at an exercise price of $0.981 per share until various dates in 2018.

●	Warrants to purchase 295,747 shares of our common stock at an exercise price of $0.981 per share until various dates in 2019.

●	Warrants to purchase 159,058 shares of our common stock at an exercise price of $0.981 per share until various dates in 2020.

●	Warrants to purchase 177,164 shares of our common stock at an exercise price of $0.25 per share until December 31, 2019.

The above description of warrants is qualified in its entirety by reference to the forms of such warrants filed as exhibits to the registration statement of which this prospectus forms a part.

Other Convertible Securities

Other than as described above, we do not have outstanding any options, warrants or other securities that are convertible into, or exchangeable for, shares of our common stock.

Transfer Agent

Our independent stock transfer agent is VStock Transfer, LLC. VStock Transfer’s address is 18 Lafayette Place, Woodmere, NY 11598.

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Selling Stockholder

We agreed to register for resale an aggregate of 8,820,509 shares of our common stock, which is comprised of (i) 7,320,509 shares of our common stock (the “Put Shares”) that we may put to Southridge Partners II LP (“Southridge” or the “Selling Stockholder”) pursuant to a private Equity Purchase Agreement (the “Equity Purchase Agreement”) between Southridge and the registrant, dated July 13, 2016, and (ii) 1,500,000 shares of our common stock (the “Initial Shares”) that we issued to Southridge upon execution of the Equity Purchase Agreement. The Equity Purchase Agreement provides that Southridge is committed to purchase up to $5,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. We will not receive any proceeds from the sale of these shares of common stock offered by the Selling Stockholder. However, we will receive proceeds from the sale of the Put Shares under the Equity Purchase Agreement. The proceeds will be used for product development, commercialization, and general corporate purposes.

Security Holder Pursuant to the Equity Purchase Agreement

Southridge is the purchaser of our common stock under the Equity Purchase Agreement. The Put Shares and the Initial Shares offered in this prospectus are based on the Equity Purchase Agreement between Southridge and us. Southridge may from time to time offer and sell any or all of the Put Shares or Initial Shares that are registered under this prospectus. The put option price is 88% of the lowest closing bid price during a ten trading day period immediately following the Put Date (the “Valuation Period”), subject to a pre-designated floor.

We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to:

●	the ability of Southridge to determine when and whether it will sell any of the Put Shares or Initial Shares under this prospectus; and

●	the uncertainty as to the number of Put Shares that will be issued upon exercise of our put options under the Equity Purchase Agreement.

The following information contains a description of how Southridge acquired (or shall acquire) the shares to be sold in this offering. Southridge has not held a position or office, or had any other material relationship with us, except as follows.

Southridge is a limited partnership organized and existing under the laws of the state of Delaware. All investment decisions of, and control of, Southridge is held by its general partner Southridge Advisors II LLC. Stephen M. Hicks is the manager of Southridge Advisors II LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II LP. Southridge acquired, or will acquire, all shares being registered in this offering in the financing transactions with us.

Southridge intends to sell up to 8,820,509 shares of our common stock that it acquired (or will acquire) pursuant to the Equity Purchase Agreement under this prospectus. On July 13, 2016, the Company and Southridge entered into the Equity Purchase Agreement pursuant to which we have the opportunity, for a twenty-four (24) month period beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by Southridge, to sell shares of our common stock for a total purchase price of $5,000,000. For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay 88% of the lowest closing bid price during the Valuation Period, subject to a pre-designated floor.

In addition, in the event that the closing price on any trading day during the Valuation Period is more than 15% below the average of the closing prices for the ten trading days immediately prior to the Put Date (the “Floor Price”), then the parties’ obligation to purchase and sell shares of common stock pursuant to the Put Notice (“Investment Amount”) shall be decreased by 1/10th of the total number of shares covered by such Put Notice. In the event that the bid price decreases below the Floor Price for any three (3) days during the Valuation Period (not necessarily consecutive), then the balance of each party’s right and obligation to sell and purchase the Investment Amount shall terminate on such third trading day (“Termination Day”), and the Investment Amount shall be adjusted to include only one-tenth (1/10th) of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the closing price equals or exceeds the Floor Price. If the Investor holds Put Shares associated with a particular Put at the end of the Valuation Period related to such Put (“Remainder Shares”), then Investor agrees to sell such Remainder Shares in an amount not to exceed the greater of (a) twenty percent (20%) of the daily volume the Company’s common stock or (b) $10,000.00 in value during any trading day following the end of such Valuation Period.

67

From and after the effective date of the registration statement regarding the Initial Shares and such other shares of common stock that may be issued and sold under the Equity Purchase Agreement, Southridge has the right to sell up to 200,000 of the Initial Shares in any calendar month and the Company has the right to repurchase up to 200,000 shares of common stock held by Southridge at a price per share equal to $0.067, subject to adjustment for stock splits and similar events.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Equity Purchase Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement pursuant to this registration statement. The Equity Purchase Agreement provides a facility in the aggregate amount of up to $5 million. We may decide to obtain financing from Southridge under the Equity Purchase Agreement by issuing and selling more shares of our common stock than the number of shares that we have registered in this offering. Such additional financing will require us to issue additional shares of common stock and register those shares under the Securities Act. Such additional shares would be available to trade immediately, and a sale of those shares could cause a significant decline in our stock price.

Southridge will periodically purchase shares of our common stock under the Equity Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Stockholder in connection with the sale of such shares.

The nature of the positions, offices, or other material relationships which the Selling Stockholder has had with the Company or any of our predecessors or affiliates within the past three years is set forth below:

The following table sets forth the name of Selling Stockholder, the number of shares of common stock beneficially owned by Selling Stockholder as of the date hereof and the number of share of common stock being offered by Selling Stockholder. The shares being offered hereby are being registered to permit public secondary trading, and Selling Stockholder may offer all or part of the shares for resale from time to time. However, Selling Stockholder is under no obligation to sell all or any portion of such shares nor is Selling Stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by Selling Stockholder. The column entitled “Number of Shares Beneficially Owned After the Offering” assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering (1)	Shares to be Offered(2)	Amount Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
Southridge Partners II LP (3)	1,500,000	8,820,509	0	0%

(1)	Includes 1,500,000 shares of our common stock issued to Southridge upon execution of the Equity Purchase Agreement.

(2)	Includes (i) 1,500,000 shares of our common stock issued to Southridge upon execution of the Equity Purchase Agreement, and (ii) 7,320,509 shares of our common stock that we may put to Southridge pursuant to the terms of the Equity Purchase Agreement.

(3)	The number assumes that Selling Stockholder sells all shares offered in this registration statement.

(4)	Southridge Partners II LP is a limited partnership organized and exiting under the laws of the state of Delaware. Southridge Advisors II LLC is the general partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge Partners II LP. Stephen M. Hicks is the manager of Southridge Advisors II LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II LP.

68

Plan of Distribution

This prospectus relates to the resale of 8,820,509 shares of our common stock by the Selling Stockholder.

The Selling Stockholder may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

According to the terms of the Equity Purchase Agreement, neither Southridge nor any affiliate of Southridge acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

The Selling Stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholder. In addition, the Selling Stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

69

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Stockholder.

The Selling Stockholder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Stockholder. We will file a supplement to this prospectus if the Selling Stockholder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement. Southridge will pay us 88% of the lowest closing bid price of our common stock reported by Bloomberg Finance LP during a ten trading day period commencing the date a put notice is delivered, subject to a pre-designated floor. On each Closing Date, the number of Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of common stock then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning more than 9.99% of all of such common stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of common stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of common stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of common stock made pursuant to this Agreement, would own more than 9.99% of the common stock following such Closing Date.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement pursuant to this registration statement. The Equity Purchase Agreement provides a facility in the aggregate amount of up to $5 million. We may decide to obtain financing from Southridge under the Equity Purchase Agreement by issuing and selling more shares of our common stock than the number of shares that we have registered in this offering. Such additional financing will require us to issue additional shares of common stock and register those shares under the Securities Act. Such additional shares would be available to trade immediately, and a sale of those shares could cause a significant decline in our stock price.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Southridge to pay these expenses. We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $16,209.57 . We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge. We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $16,209.57 including, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

70

Legal Matters

The validity of the shares of common stock covered by this prospectus will be passed upon by Herrick, Feinstein LLP, New York, New York.

Experts

The financial statements included in this prospectus have been so included in reliance on the report of KBL, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC under the Securities Act a registration statement on Form S-1 relating to the common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and our common stock, you should refer to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. You may inspect a copy of the registration statement and the exhibits and schedules thereto without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from such office at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus is a part, at the SEC’s Internet website.

71

Cardax, Inc., and Subsidiary

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Cardax, Inc. and Subsidiary

Honolulu, Hawaii

We have audited the accompanying consolidated balance sheets of Cardax, Inc. and Subsidiary (the “Company”) as of December 31, 2015 and 2014 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cardax, Inc. and Subsidiary as of December 31, 2015 and 2014, and the results of its consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained significant operating losses and needs to obtain additional financing to continue the development of their products. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, NY
March 30, 2016

F-2

Cardax, Inc., and Subsidiary

CONSOLIDATED BALANCE SHEETS

As of December 31,

	2015	2014
ASSETS

CURRENT ASSETS
Cash	$323,410	$35,696
Inventory	-	958,575
Deposits and other assets	87,715	92,829
Prepaid expenses	2,533	19,862

Total current assets	413,658	1,106,962

PROPERTY AND EQUIPMENT, net	13,923	20,611

INTANGIBLE ASSETS, net	424,497	419,518

TOTAL ASSETS	$852,078	$1,547,091

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accrued payroll and payroll related expenses	$3,468,610	$3,555,961
Accounts payable and accrued expenses	662,803	651,991
Fees payable to directors	418,546	418,546
Employee settlement	50,000	50,000
Other current liabilities	-	85,004

Total current liabilities	4,599,959	4,761,502

COMMITMENTS AND CONTINGENCIES	-	-

Total liabilities	4,599,959	4,761,502

STOCKHOLDERS’ DEFICIT
Common stock - $0.001 par value; 400,000,000 shares authorized, 69,087,955 and 63,885,930 shares issued and outstanding as of December 31, 2015 and 2014, respectively	69,088	63,886
Additional paid-in-capital	50,333,188	46,908,249
Deferred compensation	-	(294,264)
Accumulated deficit	(54,150,157)	(49,892,282)

Total stockholders’ deficit	(3,747,881)	(3,214,411)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$852,078	$1,547,091

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Cardax, Inc., and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31,

	2015	2014

REVENUES	$-	$-

OPERATING EXPENSES:
Stock based compensation	1,918,183	11,667,361
Selling, general, and administrative expenses	1,008,755	4,014,859
Inventory impairment	958,575	-
Research and development	491,829	1,160,771
Depreciation and amortization	23,758	38,972

Total operating expenses	4,401,100	16,881,963

Loss from operations	(4,401,100)	(16,881,963)

OTHER INCOME (EXPENSES):
Interest expense	(2,334)	(118,780)
Interest income	2,355	3,692
Other income	48,204	-
Gain on sale of assets	95,000	2,426

Total other income (expenses)	143,225	(112,662)

Loss before provision for income taxes	(4,257,875)	(16,994,625)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(4,257,875)	$(16,994,625)

NET LOSS PER SHARE
Basic	$(0.06)	$(0.28)
Diluted	$(0.06)	$(0.28)

SHARES USED IN CALCULATION OF NET INCOME PER SHARE
Basic	66,873,761	60,225,524
Diluted	66,873,761	60,225,524

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Cardax, Inc., and Subsidiary

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the years ended December 31, 2015 and 2014

	Common Stock		Preferred Series A		Preferred Series B		Additional	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In-Capital	Compensation	Deficit	Total

Balance at January 1, 2014 *	33,229,093	$33,229	40,118,013	$40,118	20,237,459	$20,237	$19,867,961	$-	$(32,897,657)	$(12,936,112)

Effect of reverse merger	5,548,404	5,548	(40,118,013)	(40,118)	(20,237,459)	(20,237)	54,807	-	-	-

Conversion of 2013 notes payable	14,446,777	14,447	-	-	-	-	9,014,813	-	-	9,029,260

Conversion of 2014 notes payable	3,353,437	3,353	-	-	-	-	2,092,554	-	-	2,095,907

Issuance of common stock	6,276,960	6,277	-	-	-	-	3,916,823	-	-	3,923,100

Common stock grants to independent directors	776,753	777	-	-	-	-	705,457	-	-	706,234

Deferred compensation	-	-	-	-	-	-	-	(294,264)	-	(294,264)

Stock option exercise	4,506	5	-	-	-	-	693	-	-	698

Common stock grants to consultant	250,000	250	-	-	-	-	87,250	-	-	87,500

Stock based compensation - warrants	-	-	-	-	-	-	5,250,540	-	-	5,250,540

Stock based compensation - options	-	-	-	-	-	-	5,917,351	-	-	5,917,351

Net loss	-	-	-	-	-	-	-	-	(16,994,625)	(16,994,625)

Balance at December 31, 2014	63,885,930	$63,886	-	$-	-	$-	$46,908,249	$(294,264)	$(49,892,282)	$(3,214,411)

Effect of merger with Cardax Pharmaceuticals, Inc.	(1,402,426)	(1,402)	-	-	-	-	1,402	-	-	-

Restricted stock issuances	6,020,725	6,021	-	-	-	-	1,800,201	-	-	1,806,222

Common stock grants to independent directors	458,170	458	-	-	-	-	116,209	-	-	116,667

Common stock grants to investor relations	100,000	100	-	-	-	-	44,900	-	-	45,000

Deferred compensation	-	-	-	-	-	-	-	294,264	-	294,264

Stock based compensation - options	-	-	-	-	-	-	1,409,592	-	-	1,409,592

Stock based compensation - warrants	-	-	-	-	-	-	48,700	-	-	48,700

Stock option exercise	25,556	25	-	-	-	-	3,935	-	-	3,960

Net loss	-	-	-	-	-	-	-	-	(4,257,875)	(4,257,875)

Balance at December 31, 2015	69,087,955	$69,088	-	$-	-	$-	$50,333,188	$-	$(54,150,157)	$(3,747,881)

* January 1, 2014 retroactively adjusted to reflect effects of the reverse acquisition transaction.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Cardax, Inc., and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31,

	2015	2014

Cash flows from operating activities:
Net loss	$(4,257,875)	$(16,994,625)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,758	38,972
Stock based compensation	708,059	11,667,361
Amortization of debt discount	-	4,592
Gain on sale of assets	(95,000)	(2,426)
Inventory impairment	958,575	-
Changes in assets and liabilities:
Deposits and other assets	5,114	1,391
Prepaid expenses	17,329	(5,482)
Inventory	-	28,099
Accrued payroll and payroll related expenses	1,122,773	(218,619)
Accounts payable and accrued expenses	10,808	(50,328)
Accrued interest	222	(101,553)
Fees payable to directors	-	(50,000)
Other current liabilities	-	(12,613)

Net cash used in operating activities	(1,506,237)	(5,695,231)

Cash flows from investing activities:
Purchases of property and equipment	-	(1,633)
Proceeds from sale of property and equipment	10,000	87,430
Increase in patents	(22,049)	(26,670)

Net cash (used in) provided by investing activities	(12,049)	59,127

Cash flows from financing activities:
Proceeds from the issuance of common stock	1,776,000	3,923,798
Proceeds from the issuances of notes payable	30,000	2,076,000
Repayment of principal on notes payable	-	(550,408)

Net cash provided by financing activities	1,806,000	5,449,390

NET INCREASE (DECREASE) IN CASH	287,714	(186,714)

Cash at the beginning of the year	35,696	222,410

Cash at the end of the year	$323,410	$35,696

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of notes payable and accrued interest into common stock	$30,222	$11,125,167
Conversion of accrued payroll and payroll related expenses into stock options	$1,210,124	$-
Effect of merger with Cardax Pharmaceuticals, Inc.	$1,402	$-

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$2,112	$188,382
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – COMPANY BACKGROUND

Cardax Pharmaceuticals, Inc. (“Holdings”) was incorporated in the State of Delaware on March 23, 2006.

In May of 2006, Hawaii Biotech, Inc., contributed its anti-inflammatory, small molecule line of business into Holdings. Holdings issued (i) 9,447,100 shares of common stock of Holdings, (ii) 14,440,920 shares of Series A preferred stock of Holdings, (iii) 11,113,544 shares of Series B preferred stock of Holdings and (iv) 13,859,324 shares of Series C preferred stock of Holdings to Hawaii Biotech, Inc., in exchange for the assets and liabilities contributed to Holdings. The above shares were then distributed by Hawaii Biotech, Inc. to its shareholders. An additional 704,225 shares of Series C preferred stock were issued as part of the initial capitalization of Holdings. On January 30, 2007, all outstanding shares of Series A, B, and C preferred stock were converted into shares of Series A preferred stock.

Holdings was formed for the purpose of developing a platform of proprietary, exceptionally safe, small molecule compounds for large unmet medical needs where oxidative stress and inflammation play important causative roles. Holdings’ platform has application in arthritis, metabolic syndrome, liver disease, and cardiovascular disease, as well as macular degeneration and prostate disease. Holdings’ current primary focus is on the development of astaxanthin technologies. Astaxanthin is a naturally occurring marine compound that has robust anti-oxidant and anti-inflammatory activity.

In May of 2013, Holdings formed a 100% owned subsidiary company called Cardax Pharma, Inc. (“Pharma”). Pharma was formed to maintain Holdings’ operations going forward, leaving Holdings as an investment holding company.

On November 29, 2013, Holdings entered into a definitive merger agreement (“Merger Agreement”) with Koffee Korner Inc., a Delaware corporation (“Koffee Korner”) (OTCQB:KOFF), and its wholly owned subsidiary (“Koffee Sub”), pursuant to which, among other matters and subject to the conditions set forth in such Merger Agreement, Koffee Sub would merge with and into Pharma. In connection with such merger agreement and related agreements, upon the consummation of such merger, Pharma would become a wholly owned subsidiary of Koffee Korner and Koffee Korner would issue shares of its common stock to Holdings. At the effective time of such merger, Holdings would own a majority of the shares of the then issued and outstanding shares of common stock of Koffee Korner.

On February 7, 2014, Holdings completed its merger with Koffee Korner, which was renamed to Cardax, Inc. (the “Company”) (OTCQB:CDXI). Concurrent with the merger: (i) the Company received aggregate gross cash proceeds of $3,923,100 in exchange for the issuance and sale of an aggregate 6,276,960 of shares of the Company’s common stock, together with five year warrants to purchase an aggregate of 6,276,960 shares of the Company’s common stock at $0.625 per share, (ii) the notes issued on January 3, 2014, in the outstanding principal amount of $2,076,000 and all accrued interest thereon, automatically converted into 3,353,437 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 3,321,600 shares of common stock at $0.625 per share, (iii) the notes issued in 2013, in the outstanding principal amount of $8,489,036 and all accrued interest thereon, automatically converted into 14,446,777 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 14,446,777 shares of common stock at $0.625 per share, (iv) stock options to purchase 15,290,486 shares of Holdings common stock at $0.07 per share were cancelled and substituted with stock options to purchase 6,889,555 shares of the Company’s common stock at $0.155 per share, (v) additional stock options to purchase 20,867,266 shares of the Company’s common stock at $0.625 per share were issued, and (vi) the notes issued in 2008 and 2009, in the outstanding principal amounts of $55,000 and $500,000, respectively, and all accrued interest thereon, were repaid in full. The assets and liabilities of Koffee Korner were distributed in accordance with the terms of a spin-off agreement on the closing date.

F-7

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 1 – COMPANY BACKGROUND (continued)

The share exchange transaction was treated as a reverse acquisition, with Holdings and Pharma as the acquirers and Koffee Korner and Koffee Sub as the acquired parties. Unless the context suggests otherwise, when the Company refers to business and financial information for periods prior to the consummation of the reverse acquisition, the Company is referring to the business and financial information of Holdings and Pharma. Under accounting principles generally accepted in the United States of America (“U.S. GAAP”) guidance Accounting Standards Codification (“ASC”) No. 805-40, Business Combinations – Reverse Acquisitions, the Acquisition has been treated as a reverse acquisition with no adjustment to the historical book and tax basis of the Company’s assets and liabilities.

On August 28, 2014, the Company entered into an Agreement and Plan of Merger (the “Holdings Merger Agreement”) with its principal stockholder, Holdings, pursuant to which Holdings would merge with and into the Company (the “Holdings Merger”). On September 18, 2015, the Company filed a Form S-4 with the SEC in contemplation of the Holdings Merger. There would not be any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings would receive an aggregate number of shares and warrants to purchase shares of the Company’s common stock equal to the aggregate number of shares of the Company’s common stock that were held by Holdings on the date of the closing of the Holdings Merger. The Company’s restricted shares of common stock held by Holdings would be cancelled upon the closing of the Holdings Merger. Accordingly, there would not be not any change to the Company’s fully diluted capitalization due to the Holdings Merger.

On November 24, 2015, the Holdings Merger Agreement was amended and restated (the “Amended Holdings Merger Agreement”). Under the terms of Amended Holdings Merger Agreement, the shares of common stock, par value $0.001 per share of Holdings and the shares of all other issued and outstanding capital stock of Holdings that by their terms were convertible or could otherwise be exchanged for shares of Holdings common stock, would be converted into and exchanged for the Company’s shares of Common Stock in a ratio of approximately 2.2:1. In addition, the Company would grant Holdings’ option and warrant holders warrants to purchase the Company’s warrants at the same stock conversion ratio. On November 24, 2015, the Company filed an amendment to the Form S-4 with the SEC and on December 29, 2015, the Form S-4 was declared effective by the SEC.

On December 30, 2015, the Company completed its merger with Holdings, pursuant to the Amended Holdings Merger Agreement. At closing, Holdings merged with and into the Company, with the Company surviving the Holdings Merger. Pursuant to the Amended Holdings Merger Agreement, there was not any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings received an aggregate number of shares and warrants to purchase shares of Company common stock equal to the aggregate number of shares of Company common stock that were held by Holdings on the date of the closing of the Holdings Merger. The Company’s restricted shares of common stock held by Holdings were cancelled upon the closing of the Holdings Merger. Accordingly, there was not any change to the Company’s fully diluted capitalization due to the Holdings Merger.

Going concern matters

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $4,257,875 and $16,994,625 for the years ended December 31, 2015 and 2014, respectively. The Company has incurred losses since inception resulting in an accumulated deficit of $54,150,157 as of December 31, 2015, and has had negative cash flows from operating activities since inception. The Company anticipates further losses in the development of its business. As a result of these and other factors, the Company’s independent registered public accounting firm has determined there is substantial doubt about the Company’s ability to continue as a going concern.

F-8

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 1 – COMPANY BACKGROUND (continued)

On March 28, 2016, the Company furloughed all of its employees and independent contractors indefinitely and arranged with its Chief Executive Officer, David G. Watumull; its Chief Financial Officer, John B. Russell; and its Vice President, Operations, David M. Watumull, to continue their services for cash compensation equal to the minimum wage. The Company continues to assess its commercial opportunities, which may include licensing its intellectual property or developing products with others, and may re-engage furloughed employees and contractors from time to time to the extent their services are required at cash compensation equal to the hourly minimum wage. In addition, each of the directors has agreed, effective April 1, 2016, to suspend any additional equity compensation, until otherwise agreed by the Company.

In addition to the $1,806,000 raised during the year ended December 31, 2015, the Company plans to raise additional capital to carry out its business plan. The Company’s ability to raise additional capital through future equity and debt securities issuances is unknown. Obtaining additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of Cardax, Inc., and its wholly owned subsidiary, Cardax Pharma, Inc., and its predecessor, Cardax Pharmaceuticals, Inc., which was merged with and into Cardax, Inc., on December 30, 2015. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and the accompanying notes. Estimates in these consolidated financial statements include asset valuations, estimates of future cash flows from and the economic useful lives of long-lived assets, valuations of stock compensation, certain accrued liabilities, income taxes and tax valuation allowances, and fair value estimates. Despite management’s intention to establish accurate estimates and reasonable assumptions, actual results could differ materially from these estimates and assumptions.

Cash

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company held no cash equivalents at December 31, 2015 and 2014.

The Company maintains cash deposit accounts at one financial institution. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s cash balance at times may exceed these limits. As of December 31, 2015, the Company had $85,140 in excess of federally insured limits on deposit. As of December 31, 2014, the Company did not have any amounts in excess of federally insured limits on deposit.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the average cost method. Market is defined as sales price less cost to dispose and a normal profit margin. Inventory costs include materials and third party costs.

The Company provides a reserve against inventory for known or expected inventory obsolescence. The reserve is determined by specific review of inventory items for product age and quality that may affect salability.

F-9

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment, net

Property and equipment are recorded at cost, less depreciation. Equipment under capital lease obligations and leasehold improvements are amortized on the straight-line method over the shorter period of the lease term or the estimated useful life of the equipment. Such amortization is included in depreciation and amortization in the consolidated financial statements. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets are as follows.

Furniture and office equipment	7 years
Research and development equipment	3 to 7 years
Information technology equipment	5 years
Software	3 years

Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is charged to income for the period.

Impairment of long-lived assets

In accordance with ASC 360 No., Property, Plant, and Equipment; the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets, as appropriate, may not be recoverable.

When the sum of the undiscounted future net cash flows expected to result from the use and the eventual disposition is less than the carrying amounts, an impairment loss would be measured based on the discounted cash flows compared to the carrying amounts. There was no impairment charge recorded for the years ended December 31, 2015 and 2014.

Fair value measurements

U.S. GAAP establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2:	Inputs to the valuation methodology include:

●	Quoted prices for similar assets or liabilities in active markets;

●	Quoted prices for identical or similar assets or liabilities in inactive markets;

●	Inputs other than quoted prices that are observable for the asset or liability; and

●	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

As of December 31, 2015 and 2014, there were no recurring fair value measurements of assets and liabilities subsequent to initial recognition.

F-10

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock based compensation

The Company accounts for stock based compensation costs under the provisions of ASC No. 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock based payments granted to employees, officers, directors, and consultants based on the grant date fair value estimated in accordance with the provisions of ASC No. 718. ASC No. 718 is also applied to awards modified, repurchased, or canceled during the periods reported.

Basic and diluted net income (loss) per share

Basic earnings per common share is calculated by dividing net loss for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per common share is calculated by dividing net loss for the year by the sum of the weighted average number of common shares outstanding during the year plus the number of potentially dilutive common shares (“dilutive securities”) that were outstanding during the year. Dilutive securities include options granted pursuant to the Company’s stock option plans, and warrants issued to non-employees. Potentially dilutive securities are excluded from the computation of earnings per share in periods in which a net loss is reported, as their effect would be antidilutive.

Income taxes

The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax reporting purposes, net operating loss carry-forwards, and other tax credits measured by applying currently enacted tax laws. A valuation allowance is provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

The Company determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company uses a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon tax authority examination, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

The Company files income tax returns in the United States (“U.S.”) Federal and the States of Hawaii and California jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply.

The Company did not recognize any tax liabilities for income taxes associated with unrecognized tax benefits as of December 31, 2015 and 2014. It is the Company’s policy is to include interest and penalties related to unrecognized tax benefits, if any, within the provision for taxes in the statements of operations.

Advertising

Advertising costs are expensed as incurred and are included as an element of general and administrative costs in the accompanying statements of operations. There were no advertising expenses for the years ended December 31, 2015 and 2014.

Research and development

Research and development costs are expensed as incurred and consists primarily of salaries and wages of scientists and related personnel engaged in research and development activities, scientific consultations, manufacturing of product candidates, third-party research, laboratory supplies, rents associated with operating leased laboratory equipment, and scientific advisory boards. The focus of these costs is on the development of Astaxanthin technologies.

Reclassifications

The Company has made certain reclassifications to conform its prior periods’ data to the current presentation. These reclassifications had no effect on the reported results of operations or cash flows.

F-11

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases. The main provisions of ASU No. 2016-02 require management to recognize lease assets and lease liabilities for all leases. ASU 2016-02 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The result of retaining a distinction between finance leases and operating leases is that under the lessee accounting model, the effect of leases in the statement of comprehensive income and the statement of cash flows is largely unchanged from previous GAAP. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income taxes. The provisions of ASU No. 2015-17 simplify the presentation of deferred income taxes, the amendments in this ASU require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. The amendments in this ASU are effective for the annual period ending after December 15, 2016, including interim periods within those fiscal years. The Company does not believe that the adoption of this update will have a significant impact to the Company’s consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Inventory—Simplifying the Measurement of Inventory. The provisions of ASU No. 2015-11 clarify measurement of inventory at the lower of cost or market and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this ASU are effective for the annual period ending after December 15, 2016, including interim periods within those fiscal years. The Company does not believe that the adoption of this update will have a significant impact to the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern. The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the consolidated financial statements filed with this annual report.

F-12

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 – INVENTORY

Inventory consists of the following as of:

	December 31, 2015	December 31, 2014
Processed materials	$-	$958,575
Total inventories	$-	$958,575

On January 5, 2016, the Company was informed by one of its production partners that there were certain technical issues which, together with other business and regulatory issues, materially impede the formulation of one of its potential products as a commercially viable product for the consumer health market. The Company, therefore, decided to suspend development of this product line. In evaluating this triggering event and the diminished utility of the materials used in the production of this potential commercial product, the Company considered the impact of FASB ASC No. 330, Accounting for Inventory, and recognized a loss on impairment of $958,575 as of December 31, 2015.

At December 31, 2014, inventory in the amount of $924,452 was stored at one of the Company’s suppliers located in Germany, with the balance of the inventory maintained in the United States. During the year ended December 31, 2014, the Company utilized $28,099 in Astaxanthin as part of commercial product research and development.

NOTE 4 – PROPERTY AND EQUIPMENT, net

Property and equipment, net, consists of the following as of:

	December 31, 2015	December 31, 2014
Information technology equipment	$31,892	$31,892
Furniture and office equipment	-	10,161
	31,892	42,053
Less accumulated depreciation	(17,969)	(21,442)
Total property and equipment, net	$13,923	$20,611

Depreciation expense was $6,688 and $7,063 for the years ended December 31, 2015 and 2014, respectively.

During the years ended December 31, 2015 and 2014, the Company wrote off $10,161 and $992,797, respectively, of fully depreciated property and equipment. There was no effect on the statement of operations for the years ended December 31, 2015 and 2014, respectively.

On December 16, 2014, the Company entered into an agreement to sell laboratory equipment with a net book value of $0 for $95,000. One payment of $85,000 was received on December 26, 2014 with the balance being received on January 7, 2015. Final sale took place upon delivery of the equipment in February 2015.

F-13

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 – INTANGIBLE ASSETS, net

Intangible assets, net, consists of the following as of:

	December 31, 2015	December 31, 2014
Patents	$432,820	$393,370
Less accumulated amortization	(217,342)	(200,272)
	215,478	193,098
Patents pending	209,019	226,420
Total intangible assets, net	$424,497	$419,518

Patents are amortized straight-line over a period of fifteen years. Amortization expense was $17,070 and $31,909, for the years ended December 31, 2015 and 2014, respectively.

The Company has capitalized costs for several patents that are still pending. In those instances, the Company has not recorded any amortization. The Company will commence amortization when these patents are approved.

The Company owns 21 issued patents, including 14 in the United States and 7 others in China, India, Japan, and Hong Kong. These patents will expire during the years of 2023 to 2028, subject to any patent term extensions of the individual patent. The Company has 5 foreign patent applications pending in Europe, Canada, and Brazil.

F-14

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 – NOTE PAYABLE

On January 28, 2015, the Company received a short-term loan of $30,000. The loan accrued interest at the rate of 3% per annum. Principal and interest were due on April 28, 2015. Interest accrued and expensed on this short-term loan was $222 for the year ended December 31, 2015.

This note and accrued interest were converted on April 28, 2015 into securities of the Company at $0.30 per unit. Each unit consisted of one share of restricted common stock (100,739 shares), two Class D warrants, each to purchase one share of restricted common stock at $0.10 per share, which expire March 31, 2020, and one Class E warrant to purchase three-fourths of one share of restricted common stock at $0.1667 per share, which expires March 31, 2020. “Most favored nation” rights are available to the purchaser of such units as described in the Subscription Agreement.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Authorized shares - Holdings

On March 23, 2006, Holdings was authorized to issue 10,000 shares of common stock with a par value of $0.001 per share. On May 5, 2006, the Articles of Incorporation were amended and restated. As part of this amendment, the number of authorized shares increased to 219,582,802 of which 127,000,000 were designated as common stock and the remaining 92,582,802 was designated as preferred stock. The 92,582,802 of preferred stock was allocated 14,440,920 to Series A, 11,113,544 Series B, 42,028,338 to Series C with 25,000,000 undesignated. Par value for all classes of stock was $0.001.

On January 30, 2007, the Articles of Incorporation were amended and restated. As part of this amendment, the number of authorized shares increased to 245,673,568 of which 150,000,000 were designated as common stock and the remaining 95,673,568 was designated as preferred stock. The 95,673,568 of preferred stock was allocated 40,118,013 to Series A and 55,555,555 to Series B. As part of this amendment all outstanding shares of Series A, B, and C preferred stock on the date of amendment were converted into shares of Series A preferred stock. Par value for all classes of stock was $0.001.

Dividends - Holdings

Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of Series A and Series B preferred stock were entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the rate of 8.5% of the original Series A Series and B issue prices, per annum, on each outstanding share of Series A and Series B preferred stock on a pari passu basis, payable in preference and priority to any payment of any dividend on common stock of the Company for such year. The right to such dividends on Preferred Stock were not cumulative, and no rights were to be accrued to the holders of Preferred Stock by reason of the fact that the Company may have failed to declare or pay dividends on Preferred Stock in any previous fiscal year of the Company, whether or not earnings of the Company where sufficient to pay such dividends. No dividend was to be paid on common stock in any year, other than dividends payable solely in common stock, until all dividends for such year had been declared and paid on preferred stock. No dividends were accrued or paid during 2015 and 2014.

Liquidation preference - Holdings

The holders of Series A and Series B preferred stock were entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock by reason of their ownership of such stock, the amount of $0.33, the original Series A issue price, and $0.45, the original Series B issue price, (in each case adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Series A and Series B preferred stock, respectively, then held by them, and, in addition, an amount equal to all declared but unpaid dividends on Series A and Series B preferred stock, respectively, held by them.

F-15

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 – STOCKHOLDERS’ DEFICIT (continued)

Liquidation preference - Holdings (continued)

If the assets and funds thus distributed among the holders of Series A and Series B preferred stock were insufficient to permit the payment to such holders of full aforesaid preferential amounts, then, subject to the rights of series of preferred stock that may from time to time come into existence, the entire assets and funds of the Company legally available for distribution were to be distributed ratably among the holders of Series A and Series B preferred stock in the respective proportions which the aggregate preferential amount of all shares of Series A and Series B preferred stock then held by each such holder bears to the aggregate preferential amount of all shares of Series A and Series B preferred stock outstanding as of the date of the distribution upon the occurrence of such liquidation event.

After payment had been made to the holders of preferred stock of the full amounts to which they were to be entitled as aforesaid, the holders of Series A preferred stock, Series B preferred stock and common stock were to participate on a pro rata basis based on the number of Common Stock equivalent shares held by a holder in the distribution of all remaining assets of the Company legally available for distribution, with the outstanding shares of Series A and Series B preferred stock treated as though they had been converted into the appropriate number of shares of Common Stock.

Conversion rights - Holdings

Each share of Series A and Series B preferred stock were to be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such series of Series A or Series B preferred stock into such number of fully paid and non-assessable shares of common stock as is determined by dividing $0.33 in the case of Series A preferred stock and $0.45 in the case of Series B preferred stock, by the applicable Conversion Price, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock were to be deliverable upon conversion of Series A or Series B preferred stock were initially at $0.33 per share with respect to shares of Series A preferred stock and $0.45 per share with respect to shares of Series B preferred stock.

Voting rights - Holdings

The holder of each share of common stock issued and outstanding were to have one vote and the holder of each share of preferred stock were to be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock would be converted.

Reverse acquisition accounting

On February 7, 2014, Koffee Sub and Pharma completed a reverse acquisition transaction (the “Acquisition”). Concurrent with this transaction: (i) the Company received aggregate gross cash proceeds of $3,923,100 in exchange for the issuance and sale of an aggregate 6,276,960 of shares of the Company’s common stock, together with five year warrants to purchase an aggregate of 6,276,960 shares of the Company’s common stock at $0.625 per share, (ii) the notes issued on January 3, 2014, in the outstanding principal amount of $2,076,000 and all accrued interest thereon, automatically converted into 3,353,437 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 3,321,600 shares of common stock at $0.625 per share, (iii) the notes issued in 2013, in the outstanding principal amount of $8,489,036 and all accrued interest thereon, automatically converted into 14,446,777 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 14,446,777 shares of common stock at $0.625 per share, (iv) stock options to purchase 15,290,486 shares of Holdings common stock at $0.07 per share were cancelled and substituted with stock options to purchase 6,889,555 shares of the Company’s common stock at $0.155 per share, (v) additional stock options to purchase 20,867,266 shares of the Company’s common stock at $0.625 per share were issued, and (vi) the notes issued in 2008 and 2009, in the outstanding principal amounts of $55,000 and $500,000, respectively, and all accrued interest thereon, were repaid in full. The assets and liabilities of Koffee Korner were distributed in accordance with the terms of a spin-off agreement on the closing date.

The share exchange transaction was treated as a reverse acquisition, with Holdings and Pharma as the acquirers and Koffee Korner and Koffee Sub as the acquired parties. Unless the context suggests otherwise, when the Company refers to business and financial information for periods prior to the consummation of the reverse acquisition, the Company is referring to the business and financial information of Holdings and Pharma. Under U.S. GAAP guidance ASC 805-40, Business Combinations – Reverse Acquisitions, the Acquisition has been treated as a reverse acquisition with no adjustment to the historical book and tax basis of the Company’s assets and liabilities.

F-16

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 – STOCKHOLDERS’ DEFICIT (continued)

Common stock – post reverse acquisition

After completion of the reverse merger on February 7, 2014, the Company Amended and Restated its Articles of Incorporation. Under these amendments, the Company is authorized to issue a total of four-hundred million shares of common stock and fifty million shares of preferred stock. Each common stock holder is entitled to one vote. Common stock holders have no conversion rights or liquidation preferences. None of the preferred stock was issued or outstanding at December 31, 2015. Under the terms of the Company’s Amended and Restated Articles of Incorporation, the Board of Directors are authorized to determine or alter the rights, preferences, privileges, and restrictions of the Company’s authorized but unissued shares of preferred stock.

Holdings Merger

On August 28, 2014, the Company entered into an Agreement and Plan of Merger (the “Holdings Merger Agreement”) with its principal stockholder, Holdings, pursuant to which Holdings would merge with and into the Company (the “Holdings Merger”). On November 24, 2015, the Holdings Merger Agreement was amended and restated (the “Amended Holdings Merger Agreement”). Under the terms of the Amended Holdings Merger Agreement, the shares of common stock, par value $0.001 per share of Holdings and the shares of all other issued and outstanding capital stock of Holdings that by their terms were convertible or could otherwise be exchanged for shares of Holdings common stock, would be converted into and exchanged for the Company’s shares of Common Stock in a ratio of approximately 2.2:1. In addition, the Company would grant Holdings’ option and warrant holders warrants to purchase the Company’s warrants at the same stock conversion ratio.

On December 30, 2015, the Company completed its merger with Holdings, pursuant to the Amended Holdings Merger Agreement. At closing, Holdings merged with and into the Company, with the Company surviving the Holdings Merger. Pursuant to the Amended Holdings Merger Agreement, there was not any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings received 31,597,574 shares and 1,402,426 warrants to purchase shares of common stock, which in aggregate was 33,000,000 shares. The Company’s 33,000,000 restricted shares of common stock held by Holdings were cancelled upon the closing of the Holdings Merger. Accordingly, there was not any change to the Company’s fully diluted capitalization due to the Holdings Merger.

Self-directed stock issuance

During the year ended December 31, 2015, the Company sold securities in a self-directed offering in the aggregate amount of $1,806,222 at $0.30 per unit, which included the conversion of the $30,000 note payable and $222 in accrued interest. Each unit consisted of one share of restricted common stock (6,020,725 shares), two Class D warrants, each to purchase one share of restricted common stock at $0.10 per share, which expire March 31, 2020, and one Class E warrant to purchase three-fourths of one share of restricted common stock at $0.1667 per share, which expires March 31, 2020. Warrants issued to date in this offering totaled 16,557,004. “Most favored nation” rights are available to the purchasers of such units as described in the Subscription Agreement.

NOTE 8 – STOCK GRANTS

Director stock grants

In 2014, the Company granted its independent directors an aggregate of 776,753 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $706,234. These shares were subject to a risk of forfeiture and vested quarterly in arrears commencing on June 1, 2014 and were fully vested at the end of one full year.

In 2015, the Company granted its independent directors an aggregate of 458,170 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $116,667. These shares were fully vested upon issuance.

The Company recognizes the expense related to these grants ratably over the requisite service period. Total stock compensation expense recognized as a result of these grants was $410,931 and $411,970 for the years ended December 31, 2015 and 2014, respectively.

F-17

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK GRANTS (continued)

Consultant stock issuance

During the years ended December 31, 2015 and 2014, the Company granted a consultant 100,000 and 250,000 shares of restricted common stock in the Company, respectively. Total expense recognized was $45,000 and $87,500 during the years ended December 31, 2015 and 2014, respectively, based on the total fair value of this stock on the date of grant.

NOTE 9 – STOCK OPTION PLANS

On May 15, 2006, the Company adopted the 2006 Stock Incentive Plan. Under this plan, the Company may issue shares of restricted stock, incentive stock options, or non-statutory stock options to employees, directors, and consultants. The aggregate number of shares which may be issued under this plan was 16,521,704, which was increased by 1,456,786 to 17,978,490 as part of the Series B Offering in 2007. This plan was terminated on February 7, 2014.

On February 7, 2014, the Company adopted the 2014 Equity Compensation Plan. Under this plan, the Company may issue options to purchase shares of common stock to employees, directors, advisors, and consultants. The aggregate number of shares that may be issued under this plan is 30,420,148. On April 16, 2015, the majority stockholder of the Company approved an increase in the Company’s 2014 Equity Compensation Plan by 15 million shares.

Under the terms of the 2014 Equity Compensation Plan and the 2006 Stock Incentive Plan (collectively, the “Plans”), incentive stock options may be granted to employees at a price per share not less than 100% of the fair market value at date of grant. If the incentive stock option is granted to a 10% stockholder, then the purchase or exercise price per share shall not be less than 110% of the fair market value per share of common stock on the grant date. Non-statutory stock options and restricted stock may be granted to employees, directors, advisors, and consultants at a price per share, not less than 100% of the fair market value at date of grant. Options granted are exercisable, unless specified differently in the grant documents, over a default term of ten years from the date of grant and generally vest over a period of four years.

F-18

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 – STOCK OPTION PLANS (continued)

A summary of stock option activity is as follows:

	Options	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2014	15,290,486	$0.07	3.89	$305,810
Exercisable January 1, 2014	15,290,486	$0.07	3.89	$305,810
Canceled	(15,290,486)
Granted	27,756,821
Exercised	(4,506)
Forfeited	-
Outstanding December 31, 2014	27,752,315	$0.51	8.02	$1,963,523
Exercisable December 31, 2014	26,156,553	$0.50	7.95	$1,962,239
Canceled	-
Granted	6,456,890
Exercised	(41,851)
Forfeited	-
Outstanding December 31, 2015	34,167,354	$0.47	6.57	$974,066
Exercisable December 31, 2015	34,167,354	$0.47	6.57	$974,066

The aggregate intrinsic value in the table above is before applicable income taxes and represents the excess amount over the exercise price option recipients would have received if all options had been exercised on December 31, 2015, based on a valuation of the Company’s stock for that day.

A summary of the Company’s non-vested options for the year ended December 31, 2015 and year ended December 31, 2014, are presented below:

Non-vested at January 1, 2014	-
Granted	27,756,821
Vested	(26,156,553)
Exercised	(4,506)
Forfeited	-
Non-vested at December 31, 2014	1,595,762
Granted	6,456,890
Vested	(8,010,801)
Exercised	(41,851)
Forfeited	-
Non-vested at December 31, 2015	-

F-19

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 – STOCK OPTION PLANS (continued)

Under ASC No. 718, the Company estimates the fair value of stock options granted on each grant date using the Black-Scholes option valuation model and recognizes an expense ratably over the requisite service period. The range of fair value assumptions related to options outstanding as of December 31, 2015 and 2014, were as follows:

	December 31, 2015	December 31, 2014
Dividend yield	0.0%	0.0%
Risk-free rate	0.12% - 1.47%	0.12% - 1.47%
Expected volatility	112% - 170%	112% - 170%
Expected term	1.1 - 5.5 years	1.1 - 5.5 years

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the stock options to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame. Due to a lack of historical information needed to estimate the Company’s expected term, it was estimated using the simplified method allowed under ASC No. 718. In calculating the number of options issued during the year ended December 31, 2015, the Company used assumptions comparable to December 31, 2014, with a 20-day weighted average stock price.

As part of the requirements of ASC No. 718, the Company is required to estimate potential forfeitures of stock grants and adjust stock based compensation expense accordingly. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized in the period of change and will also impact the amount of stock based compensation expenses to be recognized in future periods.

The Company recognized $1,413,552 and $5,917,351 in stock based compensation expense related to options during the years ended December 31, 2015 and 2014, respectively. Of these amounts, $1,210,124 and $0 were related to 6,456,890 options issued to employees, directors, and consultants in lieu of salaries, wages, and fees accrued for services during the years ended December 31, 2015 and 2014, respectively.

Option exercise

On October 26, 2015, the Company issued 25,556 shares of common stock in the Company to a consultant in connection with the cashless exercise of a stock option for 41,851 shares of common stock at $0.155 per share with 16,295 shares of common stock withheld with an aggregate fair market value equal to the aggregate exercise price.

F-20

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 10 – WARRANTS

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2014	3,395,833	$0.45	5.28	$-
Exercisable January 1, 2014	3,395,833	$0.45	5.28	$-
Canceled	(3,395,833)
Granted	28,435,782
Exercised	-
Forfeited	-
Outstanding December 31, 2014	28,435,782	$0.64	4.07	$-
Exercisable December 31, 2014	28,435,782	$0.64	4.07	$-
Canceled	-
Granted	18,009,430
Exercised	-
Forfeited	-
Outstanding December 31, 2015	46,445,212	$0.46	3.48	$2,517,337
Exercisable December 31, 2015	46,445,212	$0.46	3.48	$2,517,337

Under ASC No. 718, the Company estimates the fair value of warrants granted on each grant date using the Black-Scholes option valuation model. The fair value of warrants issued with debt is recorded as a debt discount and amortized over the life of the debt. The range of fair value assumptions related to warrants outstanding as of December 31, 2015 and 2014, were as follows:

	December 31, 2015	December 31, 2014
Dividend yield	0.0%	0.0%
Risk-free rate	0.12% - 0.86%	0.12% - 0.66%
Expected volatility	102% - 159%	112% - 159%
Expected term	1.0 - 2.5 years	1.0 - 2.5 years

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the warrants to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame. The expected warrant term is the life of the warrant.

The Company recognized $48,700 and $5,250,540 in stock based compensation expense related to warrants for the years ended December 31, 2015 and 2014, respectively.

F-21

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 – RELATED PARTY TRANSACTIONS

Executive chairman agreement

As part of an executive chairman agreement, a director provided services to the Company. The Company incurred $240,000, in consulting fees to this director for the year ended December 31, 2014.

This agreement was amended on April 1, 2015. Under the terms of this amendment, this director receives $37,500 in equity instruments issued quarterly in arrears as compensation. During the year ended December 31, 2015, the director incurred $177,115 in consulting fees of which $9,231 was settled in cash with $167,884 being settled in options to purchase 851,963 shares of Company stock.

Amounts payable to this director was $293,546 as of December 31, 2015 and 2014.

NOTE 12 – INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

The income tax provision (benefit) is composed of the following at December 31:

	2015			2014
	Federal	State	Total	Federal	State	Total
Current	$-	$-	$-	$-	$-	$-

Deferred	-	-	-	-	-	-
			$-			$-

The following table presents a reconciliation of the statutory Federal rate and the Company’s effective tax rate for the years ended December 31:

	2015	2014
Tax provision (benefit) at Federal statutory rate	(34.00)%	(34.00)%
Accrued compensation	(0.70)%	(0.54)%
Accrued interest expense	(0.00)%	(1.31)%
Stock based compensation	15.32%	23.34%
Depreciation and amortization	0.22%	(0.08)%
Other	0.06%	0.10%
Change in valuation allowance	19.10%	12.49%

Effective tax rate	0.00%	0.00%

The effective tax rate for the years ended December 31, 2015 and 2014, differs from the statutory rate of 34% as a result of the state taxes (net of Federal benefit) and permanent differences.

F-22

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 – INCOME TAXES (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table presents significant components of the Company’s deferred tax assets and liabilities for the years ended December 31:

	2015	2014
Deferred tax assets:
Net operating loss carryforwards	$11,532,857	$11,265,332
Stock based compensation	733,206	4,459,732
Accrued compensation	1,485,827	1,525,089
Credit carryforwards	106,856	124,525
Amortization	-	1,755
Gross deferred tax assets	13,858,746	17,376,433
Less valuation allowance	(13,768,801)	(17,321,688)
Net deferred tax assets	89,945	54,745
Deferred tax liabilities:
Depreciation	(89,945)	(54,745)
Gain on sale of assets	-	-
Gross deferred tax liabilities	(89,945)	(54,745)
Net deferred tax assets	$-	$-

As of December 31, 2015, the Company had Federal net operating loss carryforward of $30,171,769. The net operating loss carryforward expires at various dates beginning in 2026 if not utilized. In addition, the Company had net operating losses for Hawaii income tax purposes of $25,550,778 as of December 31, 2015, which expire at various dates beginning in 2026 if not utilized. These amounts differ from the Company’s accumulated deficit due to permanent and temporary tax differences.

The Company’s valuation allowance was primarily related to the operating losses. The valuation allowance is determined in accordance with the provisions of ASC No. 740, Income Taxes, which requires an assessment of both negative and positive evidence when measuring the need for a valuation allowance. Based on the available objective evidence and the Company’s history of losses, management provides no assurance that the net deferred tax assets will be realized. As of December 31, 2015 and 2014, the Company has applied a valuation allowance against its deferred tax assets net of the expected income from the reversal of the deferred tax liabilities.

The Company is subject to taxation in the United States and two state jurisdictions. The preparation of tax returns requires management to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by the Company. Management, in consultation with its tax advisors, files its tax returns based on interpretations that are believed to be reasonable under the circumstances. The income tax returns, however, are subject to routine reviews by the various taxing authorities. As part of these reviews, a taxing authority may disagree with respect to the tax positions taken by management (“uncertain tax positions”) and therefore may require the Company to pay additional taxes. Management evaluates the requirement for additional tax accruals, including interest and penalties, which the Company could incur as a result of the ultimate resolution of its uncertain tax positions. Management reviews and updates the accrual for uncertain tax positions as more definitive information becomes available from taxing authorities, completion of tax audits, expiration of statute of limitations, or upon occurrence of other events.

F-23

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 – INCOME TAXES (continued)

As of December 31, 2015, there was no liability for income tax associated with unrecognized tax benefits. The Company recognizes accrued interest related to unrecognized tax benefits as well as any related penalties in interest income or expense in its consolidated statements of operations, which is consistent with the recognition of these items in prior reporting periods.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

NOTE 13 – BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share for the nine-months ended:

	Year ended December 31, 2015
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(4,257,875)	66,873,761	$(0.06)

Effect of dilutive securities—Common stock options and warrants	-	-	-

Diluted loss per share	$(4,257,875)	66,873,761	$(0.06)

	Year ended December 31, 2014
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(16,994,625)	60,225,524	$(0.28)

Effect of dilutive securities—Common stock options and warrants	-	-	-

Diluted loss per share	$(16,994,625)	60,225,524	$(0.28)

The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for the years presented because including them would have been antidilutive for the years ended:

	December 31, 2015	December 31, 2014
Common stock options	34,167,354	26,156,553
Common stock warrants	46,445,212	28,435,782
Total common stock equivalents	80,612,566	54,592,335

F-24

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 – CONCENTRATION

The Company purchased all of its inventory from one vendor in Germany. Although, there were no purchases from this vendor during the two years ended December 31, 2015 and 2014, outstanding payables to this vendor were $86,255 as of December 31, 2015, and 2014.

NOTE 15 – LEASES

Hawaii Research Center

The Company entered into a lease for laboratory and office space on May 9, 2006. This lease was amended on September 7, 2011, and October 30, 2012. This lease expired on October 31, 2014, after which the terms converted to month-to-month. The Company vacated the space in February 2015. Total rent expense under this agreement as amended was $12,718 and $56,856 for the years ended December 31, 2015 and 2014, respectively.

Manoa Innovation Center

The Company entered into an automatically renewable month-to-month lease for office space on August 13, 2010. Under the terms of this lease, the Company must provide a written notice 45 days prior to vacating the premises. Total rent expense under this agreement as amended was $31,479 and $28,169, for the years ended December 31, 2015 and 2014, respectively.

NOTE 16 – COMMITMENTS

Patent payable

As part of the formation of the Company, a patent license was transferred to the Company. The original license began in 2006. Under the terms of the license the Company agreed to pay $10,000 per year through 2015 and royalties of 2% on any revenues resulting from the license. There were no revenues generated by this license during the years ended December 31, 2015 and 2014. The remaining obligation of $20,000 as of December 31, 2015 and December 31, 2014, is recorded as a part of accounts payable on the consolidated balance sheets.

Employee settlement

As of December 31, 2015 and 2014, the Company owed a former employee a severance settlement payable in the amount of $50,000 for accrued vacation benefits. As part of the severance settlement, a stock option previously granted to the former employee was fully vested and extended.

BASF agreement and license

In November 2006, the Company entered into a joint development and supply agreement with BASF SE (“BASF”). Under the agreement, the Company granted BASF an exclusive world-wide license to the Company’s rights related to the development and commercialization of Astaxanthin consumer health products; the Company retains all rights related to Astaxanthin pharmaceutical products. The Company is to receive specified royalties based on future net sales of such Astaxanthin consumer health products. No royalties were realized from this agreement during the years ended December 31, 2015 and 2014. The license does not prohibit the Company from purchasing Astaxanthin consumer health products from BASF for consumer health applications, similar to any third-party wholesale customer.

F-25

Cardax, Inc., and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 16 – COMMITMENTS (continued)

Capsugel agreement

On August 18, 2014, the Company entered into a collaboration agreement with Capsugel US, LLC (“Capsugel”) for the joint commercial development of Astaxanthin products (“Capsugel Astaxanthin Products”) for the consumer health market that contain nature-identical synthetic Astaxanthin and use Capsugel’s proprietary formulation technology. The agreement provides for the parties to jointly administer activities under a product development plan that will include identifying at least one mutually acceptable third party marketer who will further develop, market and distribute Capsugel Astaxanthin Products. Capsugel will share revenues with the Company based on net sales of products that are developed under the collaboration. No revenues were realized from this agreement during the years ended December 31, 2015 and 2014. In January 2016, the Company suspended development of a Capsugel Astaxanthin Product, ASTX-1F, based on certain technical issues which, together with other business and regulatory issues, materially impeded the formulation of ASTX-1F as a commercially viable product for the consumer health market.

NOTE 17 – SUBSEQUENT EVENTS

The Company evaluated its December 31, 2015, consolidated financial statements for subsequent events through March 28, 2016, the date the consolidated financial statements were available to be issued and noted the following non-recognized events for disclosure.

On March 28, 2016, the Company furloughed all of its employees and independent contractors indefinitely and arranged with its Chief Executive Officer, David G. Watumull; its Chief Financial Officer, John B. Russell; and its Vice President, Operations, David M. Watumull, to continue their services for cash compensation equal to the minimum wage. The Company continues to assess its commercial opportunities, which may include licensing its intellectual property or developing products with others, and may re-engage furloughed employees and contractors from time to time to the extent their services are required at cash compensation equal to the hourly minimum wage. In addition, each of the directors has agreed, effective April 1, 2016, to suspend any additional equity compensation, until otherwise agreed by the Company.

F-26

Cardax, Inc., and Subsidiary

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$240,898	$323,410
Inventory	25,275	-
Deposits and other assets	89,482	87,715
Prepaid expenses	21,617	2,533

Total current assets	377,272	413,658

PROPERTY AND EQUIPMENT, net	9,263	13,923

INTANGIBLE ASSETS, net	431,233	424,497

TOTAL ASSETS	$817,768	$852,078

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued payroll and payroll related expenses	$3,511,589	$3,468,610
Accounts payable and accrued expenses	675,128	662,803
Fees payable to directors	418,546	418,546
Employee settlement	50,000	50,000

Total current liabilities	4,655,263	4,599,959

COMMITMENTS AND CONTINGENCIES	-	-

Total liabilities	4,655,263	4,599,959

STOCKHOLDERS' DEFICIT
Preferred Stock - $0.001 par value; 50,000,000 shares authorized,	-	-
0 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	-	-
Common stock - $0.001 par value; 400,000,000 shares authorized, 80,972,876 and 69,087,955 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	80,973	69,088
Additional paid-in-capital	51,619,615	50,333,188
Accumulated deficit	(55,538,083)	(54,150,157)

Total stockholders' deficit	(3,837,495)	(3,747,881)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$817,768	$852,078

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

F-27

Cardax, Inc., and Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three-months ended September 30,		For the nine-months ended September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$11,160	$-	$11,160	$-

COSTS OF GOOD SOLD	5,717	-	5,717	-

GROSS PROFIT	5,443	-	5,443	-

OPERATING EXPENSES:
General and administrative expenses	213,275	266,018	595,757	681,059
Stock based compensation	116,583	256,959	498,312	1,534,468
Research and development	87,735	216,228	260,413	352,328
Sales and marketing	63,375	-	63,375	-
Depreciation and amortization	6,619	4,373	22,055	19,373

Total operating expenses	487,587	743,578	1,439,912	2,587,228

Loss from operations	(482,144)	(743,578)	(1,434,469)	(2,587,228)

OTHER INCOME (EXPENSES):
Interest expense	(888)	(477)	(2,307)	(1,619)
Interest income	594	594	1,768	1,762
Other income	-	-	47,082	48,204
Gain on sale of assets	-	-	-	95,000

Total other income (expenses)	(294)	117	46,543	143,347

Loss before the provision for income taxes	(482,438)	(743,461)	(1,387,926)	(2,443,881)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(482,438)	$(743,461)	$(1,387,926)	$(2,443,881)

NET LOSS PER SHARE
Basic	$(0.01)	$(0.01)	$(0.02)	$(0.04)
Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.04)

SHARES USED IN CALCULATION OF NET INCOME PER SHARE
Basic	79,581,511	67,955,379	73,949,386	66,000,101
Diluted	79,581,511	67,955,379	73,949,386	66,000,101

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

F-28

Cardax, Inc., and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine-months ended September 30,
	2016	2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,387,926)	$(2,443,881)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,055	19,373
Stock based compensation	204,083	771,358
Gain on sale of assets	-	(95,000)
Changes in assets and liabilities:
Inventory	(25,275)	-
Deposits and other assets	(1,767)	5,102
Prepaid expenses	(19,084)	12,389
Accrued payroll and payroll related expenses	270,763	676,364
Accounts payable and accrued expenses	78,770	(16,626)
Accrued interest	-	222

Net cash used in operating activities	(858,381)	(1,070,699)

Cash flows from investing activities:
Proceeds from sale of property and equipment	-	10,000
Increase in patents	(24,131)	(21,852)

Net cash used in investing activities	(24,131)	(11,852)

Cash flows from financing activities:
Proceeds from the issuance of common stock	800,000	1,430,000
Proceeds from the issuances of notes payable	-	30,000

Net cash provided by financing activities	800,000	1,460,000

NET (DECREASE) INCREASE IN CASH	(82,512)	377,449

Cash at the beginning of the period	323,410	35,696

Cash at the end of the period	$240,898	$413,145

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of notes payable and accrued interest into common stock	$-	$30,222
Conversion of accrued payroll and payroll related expenses into stock options	$227,784	$669,006
Conversion of accounts payable into stock options	$66,445	$301,063

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$2,249	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

F-29

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – COMPANY BACKGROUND

Cardax Pharmaceuticals, Inc. (“Holdings”) was incorporated in the State of Delaware on March 23, 2006.

In May of 2006, Hawaii Biotech, Inc., contributed its anti-inflammatory, small molecule line of business into Holdings. Holdings issued (i) 9,447,100 shares of common stock of Holdings, (ii) 14,440,920 shares of Series A preferred stock of Holdings, (iii) 11,113,544 shares of Series B preferred stock of Holdings and (iv) 13,859,324 shares of Series C preferred stock of Holdings to Hawaii Biotech, Inc., in exchange for the assets and liabilities contributed to Holdings. The above shares were then distributed by Hawaii Biotech, Inc. to its shareholders. An additional 704,225 shares of Series C preferred stock were issued as part of the initial capitalization of Holdings. On January 30, 2007, all outstanding shares of Series A, B, and C preferred stock were converted into shares of Series A preferred stock.

Holdings was formed for the purpose of developing a platform of proprietary, exceptionally safe, small molecule compounds for large unmet medical needs where oxidative stress and inflammation play important causative roles. Holdings’ platform has application in arthritis, metabolic syndrome, liver disease, and cardiovascular disease, as well as macular degeneration and prostate disease. Holdings’ current primary focus is on the development of astaxanthin technologies. Astaxanthin is a naturally occurring marine compound that has robust anti-oxidant and anti-inflammatory activity.

In May of 2013, Holdings formed a 100% owned subsidiary company called Cardax Pharma, Inc. (“Pharma”). Pharma was formed to maintain Holdings’ operations going forward, leaving Holdings as an investment holding company.

On November 29, 2013, Holdings entered into a definitive merger agreement (“Merger Agreement”) with Koffee Korner Inc., a Delaware corporation (“Koffee Korner”) (OTCQB:KOFF), and its wholly owned subsidiary (“Koffee Sub”), pursuant to which, among other matters and subject to the conditions set forth in such Merger Agreement, Koffee Sub would merge with and into Pharma. In connection with such merger agreement and related agreements, upon the consummation of such merger, Pharma would become a wholly owned subsidiary of Koffee Korner and Koffee Korner would issue shares of its common stock to Holdings. At the effective time of such merger, Holdings would own a majority of the shares of the then issued and outstanding shares of common stock of Koffee Korner.

On February 7, 2014, Holdings completed its merger with Koffee Korner, which was renamed to Cardax, Inc. (the “Company”) (OTCQB:CDXI). Concurrent with the merger: (i) the Company received aggregate gross cash proceeds of $3,923,100 in exchange for the issuance and sale of an aggregate 6,276,960 of shares of the Company’s common stock, together with five year warrants to purchase an aggregate of 6,276,960 shares of the Company’s common stock at $0.625 per share, (ii) the notes issued on January 3, 2014, in the outstanding principal amount of $2,076,000 and all accrued interest thereon, automatically converted into 3,353,437 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 3,321,600 shares of common stock at $0.625 per share, (iii) the notes issued in 2013, in the outstanding principal amount of $8,489,036 and all accrued interest thereon, automatically converted into 14,446,777 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 14,446,777 shares of common stock at $0.625 per share, (iv) stock options to purchase 15,290,486 shares of Holdings common stock at $0.07 per share were cancelled and substituted with stock options to purchase 6,889,555 shares of the Company’s common stock at $0.155 per share, (v) additional stock options to purchase 20,867,266 shares of the Company’s common stock at $0.625 per share were issued, and (vi) the notes issued in 2008 and 2009, in the outstanding principal amounts of $55,000 and $500,000, respectively, and all accrued interest thereon, were repaid in full. The assets and liabilities of Koffee Korner were distributed in accordance with the terms of a spin-off agreement on the closing date.

F-30

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 1 – COMPANY BACKGROUND (continued)

The share exchange transaction was treated as a reverse acquisition, with Holdings and Pharma as the acquirers and Koffee Korner and Koffee Sub as the acquired parties. Unless the context suggests otherwise, when the Company refers to business and financial information for periods prior to the consummation of the reverse acquisition, the Company is referring to the business and financial information of Holdings and Pharma. Under accounting principles generally accepted in the United States of America (“U.S. GAAP”) guidance Accounting Standards Codification (“ASC”) No. 805-40, Business Combinations – Reverse Acquisitions, the Acquisition has been treated as a reverse acquisition with no adjustment to the historical book and tax basis of the Company’s assets and liabilities.

On August 28, 2014, the Company entered into an Agreement and Plan of Merger (the “Holdings Merger Agreement”) with its principal stockholder, Holdings, pursuant to which Holdings would merge with and into the Company (the “Holdings Merger”). On September 18, 2015, the Company filed a Form S-4 with the SEC in contemplation of the Holdings Merger. There would not be any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings would receive an aggregate number of shares and warrants to purchase shares of the Company’s common stock equal to the aggregate number of shares of the Company’s common stock that were held by Holdings on the date of the closing of the Holdings Merger. The Company’s restricted shares of common stock held by Holdings would be cancelled upon the closing of the Holdings Merger. Accordingly, there would not be not any change to the Company’s fully diluted capitalization due to the Holdings Merger.

On November 24, 2015, the Holdings Merger Agreement was amended and restated (the “Amended Holdings Merger Agreement”). Under the terms of Amended Holdings Merger Agreement, the shares of common stock, par value $0.001 per share of Holdings and the shares of all other issued and outstanding capital stock of Holdings that by their terms were convertible or could otherwise be exchanged for shares of Holdings common stock, would be converted into and exchanged for the Company’s shares of Common Stock in a ratio of approximately 2.2:1. In addition, the Company would grant Holdings’ option and warrant holders warrants to purchase the Company’s warrants at the same stock conversion ratio. On November 24, 2015, the Company filed an amendment to the Form S-4 with the SEC and on December 29, 2015, the Form S-4 was declared effective by the SEC.

On December 30, 2015, the Company completed its merger with Holdings, pursuant to the Amended Holdings Merger Agreement. At closing, Holdings merged with and into the Company, with the Company surviving the Holdings Merger. Pursuant to the Amended Holdings Merger Agreement, there was not any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings received an aggregate number of shares and warrants to purchase shares of Company common stock equal to the aggregate number of shares of Company common stock that were held by Holdings on the date of the closing of the Holdings Merger. The Company’s restricted shares of common stock held by Holdings were cancelled upon the closing of the Holdings Merger. Accordingly, there was not any change to the Company’s fully diluted capitalization due to the Holdings Merger.

Going concern matters

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying condensed consolidated financial statements, the Company incurred a net loss of $482,438 and $1,387,926 for the three and nine-months ended September 30, 2016, respectively, and a net loss of $743,461 and $2,443,881 for the three and nine-months ended 2015, respectively. The Company has incurred losses since inception resulting in an accumulated deficit of $55,538,083 as of September 30, 2016, and has had negative cash flows from operating activities since inception. The Company anticipates further losses in the development of its business. As a result of these and other factors, the Company’s independent registered public accounting firm has determined there is substantial doubt about the Company’s ability to continue as a going concern.

F-31

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 1 – COMPANY BACKGROUND (continued)

In addition to the $985,000 raised in the calendar year through November 14, 2016, the Company plans to raise additional capital to carry out its business plan. The Company’s ability to raise additional capital through future equity and debt securities issuances is unknown. Obtaining additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

On March 28, 2016, the Company furloughed all of its employees and independent contractors indefinitely and arranged with its Chief Executive Officer, David G. Watumull; its Chief Financial Officer, John B. Russell; and its Vice President, Operations, David M. Watumull, to continue their services for cash compensation equal to the minimum wage. On May 30, 2016, the compensation arrangement of our Vice President, Operations, David M. Watumull, was amended so that he would receive bi-weekly compensation equal to $3,269. On May 30, 2016, the compensation arrangement of our Vice President, Research, Timothy J. King, was amended so that he would receive bi-weekly compensation equal to $1,635. The Company continues to assess its commercial opportunities, which may include developing products or licensing its intellectual property, and may re-engage furloughed employees and contractors from time to time to the extent their services are required. In addition, each of the directors has agreed, effective April 1, 2016, to suspend any additional equity compensation, until otherwise agreed by the Company. In addition, the Company has deferred payment of other trade payables. On September 6, 2016, the compensation arrangements of certain officers were amended so that effective September 8, 2016, (i) our Chief Executive Officer, David G. Watumull would receive bi-weekly compensation equal to $4,327, (ii) our Chief Science Officer, Gilbert M. Rishton would receive bi-weekly compensation equal to $1,923, and (iii) our Vice President, Research, Timothy J. King would receive bi-weekly compensation equal to $3,269. On September 6, 2016, the compensation arrangement with JBR Business Solutions, LLC, under which John B. Russell serves as our Chief Financial Officer, was amended so that effective September 30, 2016, he would receive monthly compensation of $3,500. On September 6, 2016, the compensation arrangements of the independent directors of the Company were amended so that effective September 30, 2016, they would each receive quarterly equity compensation of $12,500 in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of the Company’s common stock under the Cardax, Inc. 2014 Equity Compensation Plan based on the higher of the then current market price or $0.15 per share, with such compensation prorated for one of three months for the quarter ended September 30, 2016.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information. In the opinion of the Company’s management, the accompanying condensed consolidated financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the interim periods ended September 30, 2016 and 2015. Although management believes that the disclosures in these unaudited condensed consolidated financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC.

The condensed consolidated financial statements include the accounts of Cardax, Inc., and its wholly owned subsidiary, Cardax Pharma, Inc., and its predecessor, Cardax Pharmaceuticals, Inc., which was merged with and into Cardax, Inc., on December 30, 2015. All significant intercompany balances and transactions have been eliminated in consolidation.

F-32

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in our condensed consolidated financial statements and the accompanying notes. Estimates in these condensed consolidated financial statements include asset valuations, estimates of future cash flows from and the economic useful lives of long-lived assets, valuations of stock compensation, certain accrued liabilities, income taxes and tax valuation allowances, and fair value estimates. Despite management’s intention to establish accurate estimates and reasonable assumptions, actual results could differ materially from these estimates and assumptions.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the average cost method. Market is defined as sales price less cost to dispose and a normal profit margin. Inventory costs include materials and third party costs.

The Company provides a reserve against inventory for known or expected inventory obsolescence. The reserve is determined by specific review of inventory items for product age and quality that may affect salability.

Revenue recognition

The Company recognizes revenue when the transfer of title and risk of loss occurs. For shipments with terms of FOB Shipping Point, revenue is recognized upon shipment. For shipments with terms of FOB Destination, revenue is recognized upon delivery.

Sales returns and allowances are recorded as a reduction to sales in the period in which sales are recorded. The Company records shipping charges and sales tax gross in revenues and cost of goods sold.

Reclassifications

The Company has made certain reclassifications to conform its prior periods’ data to the current presentation. These reclassifications had no effect on the reported results of operations or cash flows.

F-33

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, related to revenue recognition. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 provides alternative methods of initial adoption. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Inventory: Simplifying the Measurement of Inventory, that requires inventory not measured using either the last in, first out (LIFO) or the retail inventory method to be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable cost of completion, disposal, and transportation. The new standard will be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years, and will be applied prospectively. Early adoption is permitted. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU No. 2014-09 by one year to December 15, 2017 for interim and annual reporting periods beginning after that date and permitted early adoption of the standard, but not before the original effective date. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The main provisions of ASU No. 2016-02 require management to recognize lease assets and lease liabilities for all leases. ASU 2016-02 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The result of retaining a distinction between finance leases and operating leases is that under the lessee accounting model, the effect of leases in the statement of comprehensive income and the statement of cash flows is largely unchanged from previous GAAP. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation. The amendments of ASU No. 2016-09 were issued as part of the FASB's simplification initiative focused on improving areas of GAAP for which cost and complexity may be reduced while maintaining or improving the usefulness of information disclosed within the financial statements. The amendments focused on simplification specifically with regard to share-based payment transactions, including income tax consequences, classification of awards as equity or liabilities, and classification on the statement of cash flows. The guidance in ASU No. 2016-09 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

F-34

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 – INVENTORY

Inventory consists of the following as of:

	September 30, 2016	December 31, 2015
Finished goods	$25,275	$-
Total inventories	$25,275	$-

On January 5, 2016, the Company was informed by one of its production partners that there were certain technical issues which, together with other business and regulatory issues, materially impede the formulation of one of its potential products as a commercially viable product for the consumer health market. The Company, therefore, decided to suspend development of this product line. In evaluating this triggering event and the diminished utility of the materials used in the production of this potential commercial product, the Company considered the impact of FASB ASC No. 330, Accounting for Inventory, and recognized a loss on impairment of $958,575 as of December 31, 2015.

As of September 30, 2016, inventory in the amount of $25,275 consisted of products available for sale and was unrelated to the inventory impaired as of December 31, 2015.

NOTE 4 – PROPERTY AND EQUIPMENT, net

Property and equipment, net, consists of the following as of:

	September 30, 2016	December 31, 2015
Information technology equipment	$31,892	$31,892
Less accumulated depreciation	(22,629)	(17,969)
Total property and equipment, net	$9,263	$13,923

Depreciation expense was $1,508 and $4,660 for the three and nine-months ended September 30, 2016, respectively, and $1,670 and $5,008 for the three and nine-months ended September 30, 2015, respectively.

F-35

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 – INTANGIBLE ASSETS, net

Intangible assets, net, consists of the following as of:

	September 30, 2016	December 31, 2015
Patents	$432,985	$432,820
Less accumulated amortization	(234,737)	(217,342)
	198,248	215,478
Patents pending	232,985	209,019
Total intangible assets, net	$431,233	$424,497

Patents are amortized straight-line over a period of fifteen years. Amortization expense was $5,111 and $17,395, for the three and nine-months ended September 30, 2016, respectively, and $2,703 and $14,365, for the three and nine-months ended September 30, 2015, respectively.

The Company has capitalized costs for several patents that are still pending. In those instances, the Company has not recorded any amortization. The Company will commence amortization when these patents are approved.

The Company owns 21 issued patents, including 14 in the United States and 7 others in China, India, Japan, and Hong Kong. These patents will expire during the years of 2023 to 2028, subject to any patent term extensions of the individual patent. The Company has 5 foreign patent applications pending in Europe, Canada, and Brazil.

F-36

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 – STOCKHOLDERS’ DEFICIT

Authorized shares – Holdings

On March 23, 2006, Holdings was authorized to issue 10,000 shares of common stock with a par value of $0.001 per share. On May 5, 2006, the Articles of Incorporation were amended and restated. As part of this amendment, the number of authorized shares increased to 219,582,802 of which 127,000,000 were designated as common stock and the remaining 92,582,802 was designated as preferred stock. The 92,582,802 of preferred stock was allocated 14,440,920 to Series A, 11,113,544 Series B, 42,028,338 to Series C with 25,000,000 undesignated. Par value for all classes of stock was $0.001.

On January 30, 2007, the Articles of Incorporation were amended and restated. As part of this amendment, the number of authorized shares increased to 245,673,568 of which 150,000,000 were designated as common stock and the remaining 95,673,568 was designated as preferred stock. The 95,673,568 of preferred stock was allocated 40,118,013 to Series A and 55,555,555 to Series B. As part of this amendment all outstanding shares of Series A, B, and C preferred stock on the date of amendment were converted into shares of Series A preferred stock. Par value for all classes of stock was $0.001.

Dividends - Holdings

Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of Series A and Series B preferred stock were entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the rate of 8.5% of the original Series A Series and B issue prices, per annum, on each outstanding share of Series A and Series B preferred stock on a pari passu basis, payable in preference and priority to any payment of any dividend on common stock of the Company for such year. The right to such dividends on Preferred Stock were not cumulative, and no rights were to be accrued to the holders of Preferred Stock by reason of the fact that the Company may have failed to declare or pay dividends on Preferred Stock in any previous fiscal year of the Company, whether or not earnings of the Company where sufficient to pay such dividends. No dividend was to be paid on common stock in any year, other than dividends payable solely in common stock, until all dividends for such year had been declared and paid on preferred stock. No dividends were accrued or paid during the three and nine-months ended September 30, 2016 or year ended December 31, 2015.

Liquidation preference - Holdings

The holders of Series A and Series B preferred stock were entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock by reason of their ownership of such stock, the amount of $0.33, the original Series A issue price, and $0.45, the original Series B issue price, (in each case adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Series A and Series B preferred stock, respectively, then held by them, and, in addition, an amount equal to all declared but unpaid dividends on Series A and Series B preferred stock, respectively, held by them.

If the assets and funds thus distributed among the holders of Series A and Series B preferred stock were insufficient to permit the payment to such holders of full aforesaid preferential amounts, then, subject to the rights of series of preferred stock that may from time to time come into existence, the entire assets and funds of the Company legally available for distribution were to be distributed ratably among the holders of Series A and Series B preferred stock in the respective proportions which the aggregate preferential amount of all shares of Series A and Series B preferred stock then held by each such holder bears to the aggregate preferential amount of all shares of Series A and Series B preferred stock outstanding as of the date of the distribution upon the occurrence of such liquidation event.

After payment had been made to the holders of preferred stock of the full amounts to which they were to be entitled as aforesaid, the holders of Series A preferred stock, Series B preferred stock and common stock were to participate on a pro rata basis based on the number of Common Stock equivalent shares held by a holder in the distribution of all remaining assets of the Company legally available for distribution, with the outstanding shares of Series A and Series B preferred stock treated as though they had been converted into the appropriate number of shares of Common Stock.

F-37

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 – STOCKHOLDERS’ DEFICIT (continued)

Conversion rights – Holdings

Each share of Series A and Series B preferred stock were to be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such series of Series A or Series B preferred stock into such number of fully paid and non-assessable shares of common stock as is determined by dividing $0.33 in the case of Series A preferred stock and $0.45 in the case of Series B preferred stock, by the applicable Conversion Price, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock were to be deliverable upon conversion of Series A or Series B preferred stock were initially at $0.33 per share with respect to shares of Series A preferred stock and $0.45 per share with respect to shares of Series B preferred stock.

Voting rights – Holdings

The holder of each share of common stock issued and outstanding were to have one vote and the holder of each share of preferred stock were to be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock would be converted.

Reverse acquisition accounting

On February 7, 2014, Koffee Sub and Pharma completed a reverse acquisition transaction (the "Acquisition"). Concurrent with this transaction: (i) the Company received aggregate gross cash proceeds of $3,923,100 in exchange for the issuance and sale of an aggregate 6,276,960 of shares of the Company’s common stock, together with five year warrants to purchase an aggregate of 6,276,960 shares of the Company’s common stock at $0.625 per share, (ii) the notes issued on January 3, 2014, in the outstanding principal amount of $2,076,000 and all accrued interest thereon, automatically converted into 3,353,437 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 3,321,600 shares of common stock at $0.625 per share, (iii) the notes issued in 2013, in the outstanding principal amount of $8,489,036 and all accrued interest thereon, automatically converted into 14,446,777 shares of the Company’s common stock upon the reverse merger at $0.625 per share, together with five year warrants to purchase 14,446,777 shares of common stock at $0.625 per share, (iv) stock options to purchase 15,290,486 shares of Holdings common stock at $0.07 per share were cancelled and substituted with stock options to purchase 6,889,555 shares of the Company’s common stock at $0.155 per share, (v) additional stock options to purchase 20,867,266 shares of the Company’s common stock at $0.625 per share were issued, and (vi) the notes issued in 2008 and 2009, in the outstanding principal amounts of $55,000 and $500,000, respectively, and all accrued interest thereon, were repaid in full. The assets and liabilities of Koffee Korner were distributed in accordance with the terms of a spin-off agreement on the closing date.

The share exchange transaction was treated as a reverse acquisition, with Holdings and Pharma as the acquirers and Koffee Korner and Koffee Sub as the acquired parties. Unless the context suggests otherwise, when the Company refers to business and financial information for periods prior to the consummation of the reverse acquisition, the Company is referring to the business and financial information of Holdings and Pharma. Under U.S. GAAP guidance ASC 805-40, Business Combinations – Reverse Acquisitions, the Acquisition has been treated as a reverse acquisition with no adjustment to the historical book and tax basis of the Company’s assets and liabilities.

Preferred and common stock – post reverse acquisition

After completion of the reverse merger on February 7, 2014, the Company Amended and Restated its Articles of Incorporation. Under these amendments, the Company is authorized to issue a total of four-hundred million shares of common stock and fifty million shares of preferred stock. Each common stock holder is entitled to one vote. Common stock holders have no conversion rights or liquidation preferences. None of the preferred stock was issued or outstanding at September 30, 2016 and December 31, 2015. Under the terms of the Company’s Amended and Restated Articles of Incorporation, the Board of Directors are authorized to determine or alter the rights, preferences, privileges, and restrictions of the Company’s authorized but unissued shares of preferred stock.

F-38

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 – STOCKHOLDERS’ DEFICIT (continued)

Holdings Merger

On August 28, 2014, the Company entered into an Agreement and Plan of Merger (the “Holdings Merger Agreement”) with its principal stockholder, Holdings, pursuant to which Holdings would merge with and into the Company (the “Holdings Merger”). On November 24, 2015, the Holdings Merger Agreement was amended and restated (the “Amended Holdings Merger Agreement”). Under the terms of the Amended Holdings Merger Agreement, the shares of common stock, par value $0.001 per share of Holdings and the shares of all other issued and outstanding capital stock of Holdings that by their terms were convertible or could otherwise be exchanged for shares of Holdings common stock, would be converted into and exchanged for the Company’s shares of Common Stock in a ratio of approximately 2.2:1. In addition, the Company would grant Holdings’ option and warrant holders warrants to purchase the Company’s warrants at the same stock conversion ratio.

On December 30, 2015, the Company completed its merger with Holdings, pursuant to the Amended Holdings Merger Agreement. At closing, Holdings merged with and into the Company, with the Company surviving the Holdings Merger. Pursuant to the Amended Holdings Merger Agreement, there was not any cash consideration exchanged in the Holdings Merger. Upon the closing of the Holdings Merger, the stockholders of Holdings received 31,597,574 shares and 1,402,426 warrants to purchase shares of common stock, which in aggregate was 33,000,000 shares. The Company’s 33,000,000 restricted shares of common stock held by Holdings were cancelled upon the closing of the Holdings Merger. Accordingly, there was not any change to the Company’s fully diluted capitalization due to the Holdings Merger.

Self-directed stock issuance

During the year ended December 31, 2015, the Company sold securities in a self-directed offering in the aggregate amount of $1,806,222 at $0.30 per unit, which included the conversion of the $30,000 note payable and $222 in accrued interest. Each unit consisted of one share of restricted common stock (6,020,725 shares), two Class D warrants, each to purchase one share of restricted common stock at $0.10 per share, which expire March 31, 2020, and one Class E warrant to purchase three-fourths of one share of restricted common stock at $0.1667 per share, which expires March 31, 2020. Warrants issued to date in this offering totaled 16,557,004. “Most favored nation” rights are available to the purchasers of such units as described in the Subscription Agreement.

During the three and nine-months ended September 30, 2016, the Company sold securities in a self-directed offering in the aggregate amount of $237,000 and $800,000, respectively, at $0.08 per unit. Each unit consisted of 1 share of restricted common stock (10,000,000 shares), a five-year warrant to purchase 1 share of restricted common stock (10,000,000 warrant shares) at $0.08 per share, a five-year warrant to purchase 1 share of restricted common stock (10,000,000 warrant shares) at $0.12 per share, and a five-year warrant to purchase 1 share of restricted common stock (10,000,000 warrant shares) at $0.16 per share.

Equity purchase agreement

On July 13, 2016, the Company entered into an equity purchase agreement (the “EPA”) and a registration rights agreement with an investor. Pursuant to the terms of the EPA, the Company has the right, but not the obligation, to sell shares of its common stock to the investor on the terms specified in the EPA. On the date of the EPA, the Company issued 1,500,000 shares to the investor. The total fair value of this stock on the date of grant was $106,500. These shares were fully vested upon issuance.

Note conversion

On January 28, 2015, the Company received a short-term loan of $30,000. The loan accrued interest at the rate of 3% per annum. Principal and interest were due on April 28, 2015. Interest accrued and expensed on this short-term loan was $222 for the year ended December 31, 2015.

This note and accrued interest were converted on April 28, 2015, into securities of the Company at $0.30 per unit. Each unit consisted of one share of restricted common stock (100,739 shares), two Class D warrants, each to purchase one share of restricted common stock at $0.10 per share, which expire March 31, 2020, and one Class E warrant to purchase three-fourths of one share of restricted common stock at $0.1667 per share, which expires March 31, 2020. “Most favored nation” rights are available to the purchaser of such units as described in the Subscription Agreement.

F-39

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 – STOCK GRANTS

Director stock grants

In 2014, the Company granted its independent directors an aggregate of 776,753 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $706,234. These shares were subject to a risk of forfeiture and vested quarterly in arrears commencing on June 1, 2014 and were fully vested at the end of one full year.

In 2015, the Company granted its independent directors an aggregate of 458,170 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $116,667. These shares were fully vested upon issuance.

On March 31, 2016, the Company granted an independent director 357,143 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $25,000. These shares were fully vested upon issuance.

On September 30, 2016, the Company granted an independent director 27,778 shares of restricted common stock in the Company. The total fair value of this stock on the date of grant was $4,166. These shares were fully vested upon issuance.

The Company recognizes the expense related to grants ratably over the requisite service period. Total stock compensation expense recognized as a result of these grants was $4,166 and $29,166 for the three and nine-months ended September 30, 2016, respectively, and $50,000 and $360,931 for the three and nine-months ended September 30, 2015, respectively.

NOTE 8 – STOCK OPTION PLANS

On May 15, 2006, the Company adopted the 2006 Stock Incentive Plan. Under this plan, the Company may issue shares of restricted stock, incentive stock options, or non-statutory stock options to employees, directors, and consultants. The aggregate number of shares which may be issued under this plan was 16,521,704, which was increased by 1,456,786 to 17,978,490 as part of the Series B Offering in 2007. This plan was terminated on February 7, 2014.

On February 7, 2014, the Company adopted the 2014 Equity Compensation Plan. Under this plan, the Company may issue options to purchase shares of common stock to employees, directors, advisors, and consultants. The aggregate number of shares that may be issued under this plan is 30,420,148. On April 16, 2015, the majority stockholder of the Company approved an increase in the Company’s 2014 Equity Compensation Plan by 15 million shares.

Under the terms of the 2014 Equity Compensation Plan and the 2006 Stock Incentive Plan (collectively, the “Plans”), incentive stock options may be granted to employees at a price per share not less than 100% of the fair market value at date of grant. If the incentive stock option is granted to a 10% stockholder, then the purchase or exercise price per share shall not be less than 110% of the fair market value per share of common stock on the grant date. Non-statutory stock options and restricted stock may be granted to employees, directors, advisors, and consultants at a price per share, not less than 100% of the fair market value at date of grant. Options granted are exercisable, unless specified differently in the grant documents, over a default term of ten years from the date of grant and generally vest over a period of four years.

F-40

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK OPTION PLANS (continued)

A summary of stock option activity is as follows:

	Options	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2015	27,752,315	$0.51	8.02	$1,963,523
Exercisable January 1, 2015	26,156,553	$0.50	7.95	$1,962,239
Canceled	-
Granted	6,456,890
Exercised	(41,851)
Forfeited	-
Outstanding December 31, 2015	34,167,354	$0.47	6.57	$974,066
Exercisable December 31, 2015	34,167,354	$0.47	6.57	$974,066
Canceled	-
Granted	6,073,247
Exercised	-	-
Forfeited	(3,501,965)
Outstanding September 30, 2016	36,738,636	$0.41	6.19	$89,682
Exercisable September 30, 2016	36,663,636	$0.41	6.20	$89,307

The aggregate intrinsic value in the table above is before applicable income taxes and represents the excess amount over the exercise price option recipients would have received if all options had been exercised on September 30, 2016, based on a valuation of the Company’s stock for that day.

A summary of the Company’s non-vested options for the nine-months ended September 30, 2016 and year ended December 31, 2015, are presented below:

Non-vested at January 1, 2015	1,595,762
Granted	6,456,890
Vested	(8,010,801)
Exercised	(41,851)
Forfeited	-
Non-vested at December 31, 2015	-
Granted	6,073,247
Vested	(5,998,247)
Exercised	-
Forfeited	-
Non-vested at September 30, 2016	75,000

As of September 30, 2016, total unrecognized stock-based compensation expense related to unvested stock options was $5,250, which is expected to be expensed over the next three-quarters.

F-41

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK OPTION PLANS (continued)

Under ASC No. 718, the Company estimates the fair value of stock options granted on each grant date using the Black-Scholes option valuation model and recognizes an expense ratably over the requisite service period. The range of fair value assumptions related to options outstanding were as follows:

	September 30, 2016	December 31, 2015
Dividend yield	0.0%	0.0%
Risk-free rate	0.12% - 1.47%	0.12% - 1.47%
Expected volatility	112% - 225%	112% - 170%
Expected term	1.1- 5.5 years	1.1- 5.5 years

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company, and the historical volatility of the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the stock options to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant timeframe. Due to a lack of historical information needed to estimate the Company’s expected term, it was estimated using the simplified method allowed under ASC No. 718. In calculating the number of options issued in lieu of pay during the nine-months ended September 30, 2016, the Company used assumptions comparable to December 31, 2015, with a 20-day weighted average stock price.

As part of the requirements of ASC No. 718, the Company is required to estimate potential forfeitures of stock grants and adjust stock based compensation expense accordingly. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized in the period of change and will also impact the amount of stock based compensation expenses to be recognized in future periods.

The Company recognized $5,917 and $362,646 in stock based compensation expense related to options during the three and nine-months ended September 30, 2016, respectively, and $206,959 and $1,169,538 in stock based compensation expense related to options during the three and nine-months ended September 30, 2015, respectively. Of these amounts, $0 and $227,784 were related to 0 and 3,796,385 options issued to employees in lieu of salaries accrued for services during the three and nine-months ended September 30, 2016, respectively, and $138,462 and $669,007 were related to 477,456 and 3,738,958 options issued to employees in lieu of salaries accrued for services during the three and nine-months ended September 30, 2015, respectively. $0 and $66,445 were related to 0 and 1,107,417 options issued to consultants in lieu of fees accrued for services during the three and nine-months ended September 30, 2016, respectively, and $30,997 and $170,678 were related to 106,887 and 945,263 options issued to consultants in lieu of fees accrued for services during the three and nine-months ended September 30, 2015, respectively. $1,750 was related to 25,000 vested options issued to a consultant as compensation for services during the three and nine-months ended September 30, 2016, and $0 was related to 0 options issued to consultants as compensation for services during the three and nine-months ended September 30, 2015. $4,167 and $66,667 were related to 27,778 and 1,069,445 options issued to directors as compensation for services during the three and nine-months ended September 30, 2016, respectively, and $37,500 and $130,385 were related to 129,310 and 681,508 options issued to a director as compensation for services during the three and nine-months ended September 30, 2015, respectively.

Option exercise

On October 26, 2015, the Company issued 25,556 shares of common stock in the Company to a consultant in connection with the cashless exercise of a stock option for 41,851 shares of common stock at $0.155 per share with 16,295 shares of common stock withheld with an aggregate fair market value equal to the aggregate exercise price.

F-42

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 – WARRANTS

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2015	28,435,782	$0.64	4.07	$-
Exercisable January 1, 2015	28,435,782	$0.64	4.07	$-
Canceled	-
Granted	18,009,430
Exercised	-
Forfeited	-
Outstanding December 31, 2015	46,445,212	$0.46	3.48	$2,517,337
Exercisable December 31, 2015	46,445,212	$0.46	3.48	$2,517,337
Canceled	-
Granted	30,000,000
Exercised	-
Forfeited	(602,563)
Outstanding September 30, 2016	75,842,649	$0.33	3.52	$-
Exercisable September 30, 2016	75,842,649	$0.33	3.52	$-

Under ASC No. 718, the Company estimates the fair value of warrants granted on each grant date using the Black-Scholes option valuation model. The fair value of warrants issued with debt is recorded as a debt discount and amortized over the life of the debt. The range of fair value assumptions related to warrants outstanding were as follows:

	September 30, 2016	December 31, 2015
Dividend yield	0.0%	0.0%
Risk-free rate	0.12% - 0.86%	0.12% - 0.66%
Expected volatility	102% - 159%	112% - 159%
Expected term	1.0- 2.5 years	1.0- 2.5 years

F-43

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 – WARRANTS (continued)

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the warrants to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant timeframe. The expected warrant term is the life of the warrant.

The Company recognized no stock based compensation expense related to warrants for the three and nine-months ended September 30, 2016 and 2015.

Warrant expiration

During the three and nine-months ended September 30, 2016, warrants to purchase an aggregate of 60,866 and 602,563 shares, respectively, of restricted common stock expired.

NOTE 10 – RELATED PARTY TRANSACTIONS

Executive chairman agreement

As part of an executive chairman agreement, a director provided services to the Company. This agreement was amended on April 1, 2015. Under the terms of this amendment, the director received $37,500 in equity instruments issued quarterly in arrears as compensation. Effective April 1, 2016, the director agreed to suspend any additional equity compensation, until otherwise agreed by the Company. Effective August 12, 2016, the Company accepted the request for a leave of absence and resignation by the director as Executive Chairman and member of the Board of Directors.

The Company incurred $0 and $37,500 in stock based compensation to this director during the three and nine-months ended September 30, 2016, respectively.

The Company incurred $37,500 and $130,385 in stock based compensation to this director during the three and nine-months ended September 30, 2015, respectively, and $0 and $9,230 in consulting fees to the director during the three and nine-months ended September 30, 2015.

Amounts payable to this director was $293,546 as of September 30, 2016 and December 31, 2015.

NOTE 11 – INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

The effective tax rate for the three and nine-months ended September 30, 2016 and 2015, differs from the statutory rate of 34% as a result of the state taxes (net of Federal benefit) and permanent differences.

The Company’s valuation allowance was primarily related to the operating losses. The valuation allowance is determined in accordance with the provisions of ASC No. 740, Income Taxes, which requires an assessment of both negative and positive evidence when measuring the need for a valuation allowance. Based on the available objective evidence and the Company’s history of losses, management provides no assurance that the net deferred tax assets will be realized. As of September 30, 2016 and December 31, 2015, the Company has applied a valuation allowance against its deferred tax assets net of the expected income from the reversal of the deferred tax liabilities.

The Company is subject to taxation in the United States and two state jurisdictions. The preparation of tax returns requires management to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by the Company. Management, in consultation with its tax advisors, files its tax returns based on interpretations that are believed to be reasonable under the circumstances. The income tax returns, however, are subject to routine reviews by the various taxing authorities. As part of these reviews, a taxing authority may disagree with respect to the tax positions taken by management (“uncertain tax positions”) and therefore may require the Company to pay additional taxes.

F-44

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 – INCOME TAXES (continued)

Management evaluates the requirement for additional tax accruals, including interest and penalties, which the Company could incur as a result of the ultimate resolution of its uncertain tax positions. Management reviews and updates the accrual for uncertain tax positions as more definitive information becomes available from taxing authorities, completion of tax audits, expiration of statute of limitations, or upon occurrence of other events.

As of September 30, 2016 and December 31, 2015, there was no liability for income tax associated with unrecognized tax benefits. The Company recognizes accrued interest related to unrecognized tax benefits as well as any related penalties in interest income or expense in its consolidated statements of operations, which is consistent with the recognition of these items in prior reporting periods.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

The Company received a refundable tax credit of $0 and $47,802 from the state of Hawaii during the three and nine-months ended September 30, 2016, respectively. This amount is recorded as other income in the condensed, consolidated statement of operations.

NOTE 12 – BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share for the three and nine-months ended:

	Three-months ended September 30, 2016
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(482,438)	79,581,511	$(0.01)
Effect of dilutive securities—Common stock options and warrants	-	-	-
Diluted loss per share	$(482,438)	79,581,511	$(0.01)

	Three-months ended September 30, 2015
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(743,461)	67,955,379	$(0.01)
Effect of dilutive securities—Common stock options and warrants	-	-	-
Diluted loss per share	$(743,461)	67,955,379	$(0.01)

F-45

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 – BASIC AND DILUTED NET INCOME (LOSS) PER SHARE (continued)

	Nine-months ended September 30, 2016
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(1,387,926)	73,949,386	$(0.02)
Effect of dilutive securities—Common stock options and warrants	-	-	-
Diluted loss per share	$(1,387,926)	73,949,386	$(0.02)

	Nine-months ended September 30, 2015
	Net Loss (Numerator)	Shares (Denominator)	Per share amount
Basic loss per share	$(2,443,881)	66,000,101	$(0.04)
Effect of dilutive securities—Common stock options and warrants	-	-	-
Diluted loss per share	$(2,443,881)	66,000,101	$(0.04)

The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive for the periods ended:

	September 30, 2016	September 30, 2015
Common stock options	36,738,636	33,118,044
Common stock warrants	75,842,649	41,871,124
Total common stock equivalents	112,581,285	74,989,168

F-46

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 13 – LEASES

Hawaii Research Center

The Company entered into a lease for laboratory and office space on May 9, 2006. This lease was amended on September 7, 2011, and October 30, 2012. This lease expired on October 31, 2014, after which the terms converted to month-to-month. The Company vacated the space in February 2015. Total rent expense under this agreement as amended was $0 and $3,437 for the three and nine-months ended September 30, 2016, and $0 and $12,112, for the three and nine-months ended September 30, 2015, respectively. The $3,437 of rent expense for the nine-months ended September 30, 2016 was related to common area maintenance reconciliation.

Manoa Innovation Center

The Company entered into an automatically renewable month-to-month lease for office space on August 13, 2010. Under the terms of this lease, the Company must provide a written notice 45 days prior to vacating the premises. Total rent expense under this agreement as amended was $7,929 and $23,784, for the three and nine-months ended September 30, 2016, respectively, and $7,931 and $23,759, for the three and nine-months ended September 30 2015, respectively.

NOTE 14 – COMMITMENTS

Patent payable

As part of the formation of the Company, a patent license was transferred to the Company. The original license began in 2006. Under the terms of the license the Company agreed to pay $10,000 per year through 2015 and royalties of 2% on any revenues resulting from the license. There were no revenues generated by this license during the three and nine-months ended September 30, 2016 and 2015. The remaining obligation of $20,000 as of September 30, 2016 and December 31, 2015, is recorded as a part of accounts payable on the condensed consolidated balance sheets. The license expired in February 2016.

Employee settlement

As of September 30, 2016 and December 31, 2015, the Company owed a former employee a severance settlement payable in the amount of $50,000 for accrued vacation benefits. As part of the severance settlement, a stock option previously granted to the former employee was fully vested and extended.

BASF agreement and license

In November 2006, the Company entered into a joint development and supply agreement with BASF SE (“BASF”). Under the agreement, the Company granted BASF an exclusive world-wide license to the Company's rights related to the development and commercialization of Astaxanthin consumer health products; the Company retains all rights related to Astaxanthin pharmaceutical products. The Company is to receive specified royalties based on future net sales of such Astaxanthin consumer health products. No royalties were realized from this agreement during the three and nine-months ended September 30, 2016 and 2015.

F-47

Cardax, Inc., and Subsidiary

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 – COMMITMENTS (continued)

Capsugel agreement

On August 18, 2014, the Company entered into a collaboration agreement with Capsugel US, LLC (“Capsugel”) for the joint commercial development of Astaxanthin products (“Capsugel Astaxanthin Products”) for the consumer health market that contain nature-identical synthetic Astaxanthin and use Capsugel’s proprietary formulation technology. The agreement provides for the parties to jointly administer activities under a product development plan that will include identifying at least one mutually acceptable third party marketer who will further develop, market and distribute Capsugel Astaxanthin Products. Capsugel will share revenues with the Company based on net sales of products that are developed under the collaboration. No revenues were realized from this agreement during the three and nine-months ended September 30, 2016 and 2015. In January 2016, the Company suspended development of a Capsugel Astaxanthin Product, ASTX-1F, based on certain technical issues which, together with other business and regulatory issues, materially impeded the formulation of ASTX-1F as a commercially viable product for the consumer health market.

NOTE 15 – SUBSEQUENT EVENTS

The Company evaluated its September 30, 2016, condensed consolidated financial statements for subsequent events through November 14, 2016, the date the condensed consolidated financial statements were available to be issued and noted the following non-recognized events for disclosure.

Stock issuance

In October and November 2016 (through November 14, 2016), the Company sold securities in a self-directed offering in the aggregate amount of $185,000 at $0.08 per unit. Each unit consisted of 1 share of restricted common stock (2,312,500 shares), a five-year warrant to purchase 1 share of restricted common stock (2,312,500 warrant shares) at $0.08 per share, a five-year warrant to purchase 1 share of restricted common stock (2,312,500 warrant shares) at $0.12 per share, and a five-year warrant to purchase 1 share of restricted common stock (2,312,500 warrant shares) at $0.16 per share.

***

F-48

Through and including                           , 2017 (the 90th day after the date of this prospectus), all dealers effecting transactions in the registered securities offered hereby, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

8,820,509 Shares

Focusing on the source of inflammationTM

8,820,509 Common Stock

PROSPECTUS

                         , 201 7

72

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by Cardax, Inc. (the “Registrant”) in connection with this offering described in this registration statement. All amounts shown are estimates, except the SEC registration fee.

Item	Amount to be Paid
SEC registration fee	$209.57
Legal fees and expenses	10,000.00
Accounting fees and expenses	1,000.00
Printing and engraving expenses	1,000.00
Transfer agent fees	1,000.00
Blue sky fees and expenses	2,000.00
Miscellaneous	1,000.00

Total	$16,209.57

Item 14. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and bylaws limit our directors’ and officers’ liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers are not liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

●	for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law; or

●	for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors or officers shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation generally does not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation and bylaws provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

II-1

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to Delaware law, we are informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

We issued shares of our common stock in the following transactions:

Equity Purchase Agreement

On July 13, 2016, we entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Southridge Partners II LP (“Southridge”). Pursuant to the terms of the Equity Purchase Agreement, the Company has the right, but not the obligation, to sell shares of its common stock to Southridge on the terms specified in the Equity Purchase Agreement.

On the date of the Equity Purchase Agreement, we issued 1,500,000 shares of our common stock (the “Initial Shares”) to Southridge, which are not subject to any vesting provisions. These shares are subject to registration rights. From and after the effective date of the registration statement regarding the Initial Shares and such other shares of our common stock that may be issued and sold under the Equity Purchase Agreement, Southridge has the right to sell up to 200,000 of the Initial Shares in any calendar month and we have the right to repurchase up to 200,000 shares of our common stock held by Southridge at a price per share equal to $0.067, subject to adjustment for stock splits and similar events.

The shares of common stock were issued to Southridge in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

2016 /2017 Unit Offering

We sold securities under separate subscription agreements (each, a “2016 /2017 Subscription Agreement”), by and between the Company and investors (each a “2016 /2017 Purchaser” and collectively, the “2016 /2017 Purchasers”), pursuant to which we issued and sold to the 2016/2017 Purchasers units (each a “2016 /2017 -Unit” and collectively the “2016 /2017 -Units”) consisting of shares of our common stock and warrants to purchase shares of our common stock.

In the year ended December 31, 2016, and the calendar year through February 7, 2017 , we sold an aggregate of 15,100,000 2016 /2017 -Units for an aggregate purchase price of $1,208,000 . Each 2016 /2017 -Unit consisted of: (i) one share of our common stock, (ii) a five-year warrant to purchase one share of our common stock at $0.08, (iii) a five-year warrant to purchase one share of our common stock at $0.12, and (iv) a five-year warrant to purchase one share of our common stock at $0.16.

No placement agent or broker dealer was used or participated in any offering or sale of such 2016 /2017 -Units.

The offering of the 2016 /2017 -Units was made in a transaction that is exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and the provisions of Regulation D or Regulation S that is promulgated under the Securities Act.

Any future offering of securities may be on the same terms as the sale of the 2016 /2017 -Units or on other terms.

This prospectus does not constitute an offer to sell, or a solicitation to purchase, any our securities.

The foregoing summary of the 2016 /2017 Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which was filed with our Quarterly Report on Form 10-Q on May 13, 2016.

II-2

2015 Unit Offering

We sold securities under subscription agreements (each, a “2015 Subscription Agreement”) and registration rights agreements (each, a “2015 Registration Rights Agreement”), by and between the Company and investors (each a “2015 Purchaser” and collectively, the “2015 Purchasers”), pursuant to which we issued and sold to the 2015 Purchasers units (each a “2015-Unit” and collectively the “2015-Units”) consisting of shares of our common stock and warrants (each, a “2015-Warrant” and, collectively, the “2015-Warrants”) to purchase shares of our common stock.

In the year ended December 31, 2015, we sold an aggregate of 6,020,725 2015-Units for an aggregate purchase price of $1,806,222. Each 2015-Unit consisted of: (i) one share of our common stock, (ii) two Class D Warrants, each to purchase one share of our common stock at $0.10, and (iii) one Class E warrant to purchase three-quarters of one share of our common stock at a price per share of $0.1667. The Class D warrants and the Class E warrants will expire March 31, 2020.

No placement agent or broker dealer was used or participated in any offering or sale of such 2015-Units. On September 8, 2015, we engaged a broker dealer to assist in an offering of our securities as a placement agent. In connection with the engagement, we issued warrants to the broker dealer to purchase 149,000 shares of our common stock at $0.30 per share, 298,000 shares of our common stock at $0.10 per share, and 111,750 shares of our common stock at $0.1667 per share, which expire December 31, 2020.

The offering of the 2015-Units was made in a transaction that is exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and the provisions of Regulation D or Regulation S that is promulgated under the Securities Act.

This prospectus does not constitute an offer to sell, or a solicitation to purchase, any our securities.

Under the terms of the 2015 Registration Rights Agreement, we agreed to register the common stock that is issued in the 2015-Units and the shares underlying the 2015-Warrants shortly after March 31, 2016 or, if earlier, in connection with any registration rights that may be granted by us in an offering of securities of $250,000 or more on or prior to March 31, 2016 (a “Qualified Financing”). The 2015-Subscription Agreement also included “most favored nation” rights to the 2015 Purchaser s in the event we issue stock on terms more favorable to the purchaser in a Qualified Financing.

The foregoing summary of the 2015 Subscription Agreement, 2015 Registration Rights Agreement, and 2015-Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which were filed with our Current Report on Form 8-K on March 9, 2015.

Service Agreements

On October 30, 2014, we issued 250,000 shares of our common stock to a service provider, in connection with services to be provided. On October 19, 2015, we issued 100,000 shares of our common stock to the service provider, in connection with services provided.

On November 10, 2014, we issued a warrant to a service provider, in connection with services to be provided, to purchase up to 30,000 shares of our common stock at $0.40 per share, which expires November 10, 2019.

On April 20, 2015, the we issued a warrant to a service provider, in connection with services provided, to purchase up to 50,000 shares of our common stock at $0.30 per share, which expires March 31, 2020.

The shares of common stock and warrants to purchase shares of common stock were issued to the service providers in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

II-3

Exercise of Options

On August 19, 2014, we issued 4,506 shares of our common stock upon the exercise of an option described below at an exercise price of $0.155 per share.

On October 26, 2015, we issued 25,556 shares of our common stock in connection with the cashless exercise of a stock option for 41,851 shares of our common stock at $0.155 per share with 16,295 shares of our common stock withheld with an aggregate fair market value equal to the aggregate exercise price.

Independent Directors

On June 16, 2014, we issued 160,550 shares of our common stock to each of George W. Bickerstaff, III, Tamar D. Howson, Terence A. Kelly, and Frank C. Herringer, our independent directors, as compensation. On July 14, 2014, we issued 37,675 shares of our common stock to George W. Bickerstaff, III in connection with his appointments as Chairperson of the Audit Committee and member of the Nominating and Corporate Governance Committee. On July 14, 2014, we issued 37,675 shares of our common stock to Tamar D. Howson in connection with her appointments as Chairperson of the Compensation Committee and member of the Audit Committee. On July 14, 2014, we issued 37,675 shares of our common stock to Frank C. Herringer in connection with his appointments as Chairperson of the Nominating and Corporate Governance Committee and member of the Compensation Committee. On July 14, 2014, we issued 21,528 shares of our common stock to Terence A. Kelly, Ph.D. in connection with his appointments as member of the Compensation Committee and member of the Audit Committee. The common stock issued to each independent director is subject to a risk of forfeiture and vests quarterly in arrears, commencing on June 1, 2014.

On June 30, 2015, we issued 55,556 shares of our common stock to each of George W. Bickerstaff, III and Terence A. Kelly, Ph.D. for compensation. On September 30, 2015, we issued 73,529 shares of our common stock to each of George W. Bickerstaff, III and Terence A. Kelly, Ph.D. for compensation. On December 31, 2015, we issued 100,000 shares of our common stock to each of George W. Bickerstaff, III and Terence A. Kelly, Ph.D. for compensation. On March 31, 2016, we issued 357,143 shares of our common stock to George W. Bickerstaff, III for compensation, and we issued an option to purchase 416,667 shares of our common stock at an exercise price of $0.06 per share to Terence A. Kelly, Ph.D. for compensation. On September 30, 2016, we issued 27,778 shares of our common stock to George W. Bickerstaff, III for compensation, and we issued an option to purchase 27,778 shares of our common stock at an exercise price of $0.15 per share to Terence A. Kelly, Ph.D. for compensation. On December 31, 2016, we issued 83,333 shares of our common stock to George W. Bickerstaff, III for compensation, and we issued an option to purchase 83,333 shares of our common stock at an exercise price of $0.15 per share to Terence A. Kelly, Ph.D. for compensation. The options described above are also included in the Options section below.

The shares of common stock and options to purchase shares of common stock were issued to our independent directors in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

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Stock Purchase

Pursuant to the terms of that certain Stock Purchase Agreement dated January 10, 2014 (the “Purchase Agreement”) by and among Pharma, Holdings and us, we issued an aggregate of 30,000,000 shares of our common stock to Pharma, which Pharma then transferred to Holdings.

The shares of common stock issued to Pharma in connection with the Purchase Agreement were offered and sold to Pharma in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one offeree; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offeree and us.

Merger

Pursuant to the terms of the Merger Agreement, we issued an aggregate of 3,229,093 shares of our common stock to Holdings on the February 7, 2014 closing date of the Merger. Our shares of common stock issued to Holdings pursuant to the Merger Agreement were offered and sold to Holdings in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one offeree; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offeree and us.

Securities issued by our Predecessor, Cardax Pharma, Inc.

Between May 31, 2013 and November 1, 2013, Pharma sold notes to investors in the aggregate principal amount of $4,840,792 (the “First Financing”). Upon the consummation of the Merger, (i) the outstanding principal amount of the notes plus all accrued interest thereon owed to each investor in the First Financing were automatically converted into an aggregate number of 8,206,611 shares of our common stock and (ii) we issued warrants to such investors to purchase an aggregate of 8,206,611 shares of common stock at an exercise price equal to $0.625 through February 7, 2019.

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On May 31, 2013, Pharma assumed the obligations under certain notes sold by Holdings to investors prior to May 31, 2013. As a result, all of the notes sold by Holdings and assumed by Pharma were cancelled, and in exchange, senior secured convertible promissory notes were issued by Pharma in the aggregate principal amount of $3,648,244 (the “Second Financing”), such amount being comprised of the previously outstanding principal amount and all accrued interest thereon owed to each investor, and with terms pari passu with the terms of the notes sold by Pharma in the First Financing, with the exception of one note, which was not cancelled and which was repaid by Pharma on February 7, 2014, in the principal amount of $500,000 plus all accrued interest thereon owed to the investor. Upon the consummation of the Merger, (i) the outstanding principal amount of the notes plus all accrued interest thereon owed to each investor in the Second Financing were automatically converted into an aggregate number of 6,240,166 shares of our common stock and (ii) we issued warrants to such investors to purchase an aggregate of 6,240,166 shares of common stock at an exercise price equal to $0.625 through February 7, 2019.

On May 31, 2013, in connection with the Second Financing, certain investors that were sold notes by Holdings between November 15, 2012 and January 29, 2013, and between February 14, 2013 and April 25, 2013, were issued warrants (the “Additional Warrants”) by Holdings to purchase shares of a public company to be acquired by Holdings, at an exercise price equal to $0.15625, or $0.3125, respectively, for a period of one year from the date of the acquisition of the public company. Upon the consummation of the Merger, the number of shares underlying the Additional Warrants were adjusted and converted into an aggregate of 164,192 and 64,901 shares of our common stock, respectively.

On January 3, 2014, Pharma sold convertible unsecured notes to investors in the aggregate principal amount of $2,076,000 (the “Third Financing”). Upon the consummation of the Merger, (i) the outstanding principal amount of the notes plus all accrued interest thereon owed to each investor were automatically converted into an aggregate number of 3,353,437 shares of our common stock and (ii) we issued warrants to such investors to purchase an aggregate of 3,321,600 shares of our common stock at an exercise price equal to $0.625 through February 7, 2019.

The shares of our common stock and warrants to purchase shares of our common stock at a price per share of $0.625 were issued by us to the holders of senior secured convertible promissory notes and convertible unsecured promissory notes that were issued by Pharma in accordance with the terms and conditions of such notes. The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D.

Offering of Shares of Common Stock

Upon the closing of the Merger, we issued an aggregate of 6,276,960 shares of our common stock at a purchase price per share equal to $0.625 and warrants to purchase an aggregate of 6,276,960 shares of our common stock at an exercise price of $0.625 per share to investors pursuant to the terms of that certain Subscription Agreement dated as of February 7, 2014, by and between Pharma and the purchasers of securities named therein (the “2014 Subscription Agreement”).

The shares of our common stock and warrants to purchase shares of our common stock at an exercise price of $0.625 per share pursuant to the 2014 Subscription Agreement were issued to purchasers in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D.

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Placement Agents

In connection with the offering of securities by Pharma in the First Financing, the Third Financing, and the offering of our shares of common stock, we issued warrants to certain broker dealers that acted as placement agents in such transactions in an aggregate amount of 2,260,445 shares of our common stock, at an exercise price per share of $0.625 through February 7, 2019.

In connection with investor relations and financial consulting services provided by Highline Research Advisors LLC, an affiliate of a principal of Agincourt, Ltd., to Holdings and Pharma, and services provided to us after the Merger, upon the closing of the Merger, we issued (a) a warrant to Highline Research Advisors LLC to purchase an aggregate of 750,000 shares of our common stock, at an exercise price of $0.625 per share, that will expire in 5 years and (b) a warrant to an entity that provides certain website and investment relations related services to us to purchase an aggregate of 250,000 shares of our common stock, at an exercise price of $0.625 per share, that will expire in 5 years.

In connection with investor relations and financial consulting services provided by Portfolio Advisors Alliance, Inc. to Pharma, and services provided to us after the Merger, upon the closing of the Merger, we issued a warrant to Portfolio Advisors Alliance, Inc. to purchase an aggregate of 400,000 shares of our common stock, at an exercise price of $0.625 per share, that will expire in 5 years.

The warrants to purchase shares of our common stock were issued to such placement agents and other persons in connection with the offering by Pharma of its senior secured convertible notes and the offering of the shares of our common stock in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 506 promulgated thereunder.

Services Agreement

In connection with consulting services to be provided by a service provider, upon the closing of the Merger, we issued a warrant to the service provider to purchase up to 700,000 shares of our common stock pursuant to the terms, exercise prices and schedule set forth in such warrant, with an initial exercise price of not less than $1.25 per share. A form of such warrant is filed as an exhibit to this registration statement. We have subsequently modified the terms of 300,000 shares of such warrant to provide an exercise price of $0.50 per share and a term that expires on February 7, 2019.

The warrant to purchase shares of common stock as issued to the service provider in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.

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Options

Upon the closing of the Merger, (i) options to purchase an aggregate of 6,889,555 shares of our common stock at an exercise price of $0.155 per share were granted by us in full substitution for certain options that were previously granted by Holdings, and (ii) options to purchase an aggregate of 20,867,266 shares of our common stock at an exercise price of $0.625 per share were awarded to directors, employees, advisers, and consultants of Cardax and/or its subsidiaries.

On June 30, 2015, (i) options to purchase an aggregate of 1,979,246 shares of our common stock at an exercise price of $0.32 per share, and (ii) options to purchase an aggregate of 2,672,830 shares of our common stock at an exercise price equal to $0.20 per share, were awarded to employees, directors, and consultants. On September 30, 2015, options to purchase an aggregate of 713,653 shares of our common stock at an exercise price of $0.49 per share, were awarded to employees, directors, and consultants. On December 31, 2015, options to purchase an aggregate of 1,091,161 shares of our common stock at an exercise price of $0.27 per share, were awarded to employees, directors, and consultants. On March 31, 2016, options to purchase an aggregate of 5,945,469 shares of our common stock at an exercise price of $0.06 per share, were awarded to employees, directors, and consultants. On July 11, 2016, an option to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $0.07 per share, was awarded to a consultant. On September 30, 2016, an option to purchase an aggregate of 27,778 shares of our common stock at an exercise price of $0.15 per share, was awarded to a director. On December 31, 2016, an option to purchase an aggregate of 83,333 shares of our common stock at an exercise price of $0.15 per share, was awarded to a director.

Options issued to employees are intended to comply with Section 409A of the Internal Revenue Code and shall be construed and interpreted in accordance with such intent.

The options described above were granted upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 27, 2013, by and among Koffee Korner Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.(1)

2.2	First Amendment to the Agreement and Plan of Merger, dated as of January 10, 2014, by and among Koffee Korner Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.(2)

2.3	Second Amendment to the Agreement and Plan of Merger, dated as of February 7, 2014, by and among Koffee Korner Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.(3)

2.4	Agreement and Plan of Merger, dated as of August 28, 2014 by and among Cardax Pharmaceuticals, Inc. and Cardax, Inc.(4)

3.1	Certificate of Incorporation, as amended, of Cardax, Inc.(2)

3.2	Amended and Restated Bylaws of Cardax, Inc.(2)

4.1	Form of specimen certificate representing Common Stock of Cardax, Inc.(3)

4.2	Form of Class A Warrant(3)

4.3	Form of Noteholder Warrant(3)

4.4	Form of Placement Agent Warrant(3)

4.5	Form of Financial Consultant Warrant(3)

4.6	Form of Warrant issued to Service Provider(3)

4.7	Form of Class D Warrant(8)

4.8	Form of Class E Warrant(8)

5.1	Opinion of Herrick, Feinstein LLP(**)

10.1	Cardax, Inc. 2014 Equity Compensation Plan(2)

10.2	Form of Stock Option Agreement under the 2014 Equity Compensation Plan(3)

10.3	Form of Notice of Stock Option Grant under the 2014 Equity Compensation Plan(3)

10.4	Form of Notice of Stock Option Grant In Substitution of Stock Option Grant under the Cardax Pharmaceuticals, Inc. 2006 Equity Compensation Plan(3)

10.5	Stock Purchase Agreement, dated as of January 10, 2014, by and among Koffee Korner Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.(2)

10.6	Spin-off Agreement, dated as of February 7, 2014, between Koffee Korner Inc. and Nazneen D’Silva(3)

10.7	Senior Executive Employment Agreement, dated February 7, 2014, of David G. Watumull(3)

10.8	Senior Executive Employment Agreement, dated February 7, 2014, of David M. Watumull(3)

10.9	Senior Executive Employment Agreement, dated February 7, 2014, of Gilbert M. Rishton(3)

10.10	Senior Executive Employment Agreement, dated February 7, 2014, of Timothy J. King(3)

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10.11	Agreement for Services as the Executive Chairman dated February 7, 2014, by and between Cardax, Inc. and Nicholas Mitsakos(3)

10.12	Form of Indemnification Agreement(5)

10.13	Form of Independent Board of Directors Agreement(5)

10.14	Joint Development and Supply Agreement effective on November 15, 2006, by and between BASF Aktiengesellschaft and Cardax Pharmaceuticals, Inc., as amended by Amendment No. 1 to Joint Development and Supply Agreement effective on April 15, 2007(6)

10.15	Collaboration Agreement, dated as of August 18, 2014, by and between Capsugel US, LLC and its affiliates and Cardax, Inc. and its affiliates(7)

10.16	Form of 2015 Registration Rights Agreement(8)

10.17	Form of 2015 Subscription Agreement(8)

10.18	Supplement to Agreement of the Executive Chairman(9)

10.19	Independent Directors’ Compensation Agreement(9)

10.20	Supplement to Senior Executive Employment Agreement of David G. Watumull(9)

10.21	Payment Deferral and Acceptance Agreement of JBR Business Solutions, LLC(9)

10.22	Form of Payment Deferral and Acceptance Agreement(9)

10.23	Form of 2016 Subscription Agreement(10)

10.24	Equity Purchase Agreement., dated as of July 13, 2016, by and between Cardax, Inc. and Southridge Partners LP(11)

10.25	Registration Rights Agreement., dated as of July 13, 2016, by and between Cardax, Inc. and Southridge Partners LP(11)

21.1	Subsidiaries of Cardax, Inc.(3)

23.1	Consent of KBL, LLP(*)

23.2	Consent of Herrick, Feinstein LLP (contained in the Opinion of Herrick, Feinstein, LLP under Exhibit 5.1(**)

101.INS	XBRL Instance Document(*)

101.SCH	XBRL Taxonomy Extension Schema(*)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase(*)

101.DEF	XBRL Taxonomy Extension Definition Linkbase(*)

101.LAB	XBRL Taxonomy Extension Label Linkbase(*)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase(*)

(*)	Filed herewith.

(**)	To be provided by amendment.

(1)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated November 27, 2014.

(2)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated January 13, 2014.

(3)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated February 10, 2014.

(4)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated August 28, 2014.

(5)	Filed as an exhibit to the Amendment No. 1 to Registration Statement on Form S-1 of the Company dated September 2, 2014.

(6)	Filed as an exhibit to the Current Report on Form 8-K/A of the Company dated April 16, 2014. Confidential treatment has been requested for this exhibit, and confidential portions have been filed separately with the SEC.

(7)	Confidential treatment has been requested for this exhibit, and confidential portions have been filed separately with the SEC.

(8)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated March 9, 2015.

(9)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated July 7, 2015.

(10)	Filed as an exhibit to the Quarterly Report on Form 10-Q filed on May 13, 2016

(11)	Filed as an exhibit to the Current Report on Form 8-K of the Company dated July 15, 2016.

(b) Financial Statement Schedules

All financial statement schedules are included in the Registrant’s consolidated financial statements and the related notes thereto, or are inapplicable or otherwise not required.

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Item 17. Undertakings

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be filed on its behalf by the undersigned, thereunto duly authorized in the City and County of Honolulu, State of Hawaii on February 8, 2017 .

CARDAX, INC.

By:	/s/ David G. Watumull
Name:	David G. Watumull
Title:	President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer and Director:	Title	Date

/s/ David G. Watumull	President, Chief Executive Officer, and Director	February 8, 2017
David G. Watumull

Principal Financial Officer and Principal Accounting Officer:	Title	Date

/s/ John B. Russell	Chief Financial Officer	February 8, 2017
John B. Russell

Additional Directors:	Title	Date

/s/ George W. Bickerstaff, III	Chairman	February 8, 2017
George W. Bickerstaff, III

/s/ Terence A. Kelly	Director	February 8, 2017
Terence A. Kelly, Ph.D.

/s/ Michele Galen	Director	February 8, 2017
Michele Galen

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